Exhibit 10.21

EXECUTION VERSION

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AS PERMITTED BY THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) CUSTOMARILY AND ACTUALLY TREATED BY THE REGISTRANT AS PRIVATE OR CONFIDENTIAL.

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

GREENBOX SYSTEMS LLC

(A DELAWARE LIMITED LIABILITY COMPANY)

DATED AS OF SEPTEMBER 25, 2024

EACH OF THE UNITS REPRESENTED BY THIS AGREEMENT (EACH, A “SECURITY”) HAS NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. ANY TRANSFER OF SUCH UNITS IS SUBJECT TO COMPLIANCE WITH, OR THE AVAILABILITY OF EXEMPTIONS FROM, THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. CERTAIN OF THE SECURITIES REPRESENTED BY THIS AGREEMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFER, PURCHASE OPTIONS, FORFEITURE AND OTHER OBLIGATIONS AND LIMITATIONS AS SET FORTH HEREIN. A COPY OF THIS AGREEMENT MAY BE OBTAINED BY THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST TO THE COMPANY WITHOUT CHARGE. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF A SECURITY UNTIL THE

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CONDITIONS FOR TRANSFER SET FORTH HEREIN HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER.
ii

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Page
1.1    Certain References    2
1.2    General Interpretive Principles    2
ARTICLE II ORGANIZATIONAL MATTERS    3
2.1    Formation; Term    3
2.2    Limited Liability Company Agreement    3
2.3    Name    3
2.4    Purpose and Authority    4
2.5    Registered Office; Registered Agent    4
2.6    Foreign Qualifications    4
2.7    Partnership Treatment    4
2.8    Expenses    5
ARTICLE III UNITS AND CAPITAL CONTRIBUTIONS    5
3.1    Authorized Units    5
3.2    Initial Capitalization; Member Schedule    5
3.3    Capital Calls    6
3.4    Credit Support    12
3.5    Issuance of Additional Units    12
3.6    Preemptive Rights.    13
3.7    Capital Accounts    15
3.8    Negative Capital Accounts    16
3.9    No Withdrawal or Interest Rights    16
3.10    Loans from Members    16
3.11    Adjustments to Capital Accounts for Distributions in Kind    16
3.12    Transfer of Capital Accounts    16
3.13    Adjustments to Units    17
3.14    Member Representations and Warranties    17
3.15    Covered Member Notice of Disqualification Event    18
ARTICLE IV DISTRIBUTIONS AND ALLOCATIONS    18
4.1    Tax Distributions    18
i

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(continued)

Page
4.2    Distributions    19
4.3    Allocations    20
4.4    Regulatory Allocations    20
4.5    Tax Allocations.    21
4.6    Indemnification and Reimbursement for Payments on Behalf of a Member    21
ARTICLE V BOARD; MANAGEMENT    22
5.1    Authority of Board    22
5.2    Composition of the Board    22
5.3    Board Actions    25
5.4    Actions Requiring Unanimous Consent of the Board    27
5.5    Officers    28
5.6    Operating Plan and Budget    30
5.7    Indemnification; Exculpation    31
5.8    Dispute and Deadlock Resolution    34
5.9    Additional Financing    34
ARTICLE VI RIGHTS AND OBLIGATIONS OF MEMBERS; MEMBERS’ MEETINGS    34
6.1    Limitation of Liability of Members    34
6.2    Members’ Right to Act    35
6.3    Actions Requiring Member Consent.    37
6.4    No Right of Partition    39
6.5    Investment Opportunities and Conflicts of Interest    39
6.6    Confidentiality    40
6.7    Legal Requirements    42
ARTICLE VII BOOKS, RECORDS, ACCOUNTING AND REPORTS    42
7.1    Records and Accounting    42
7.2    Reports    43
7.3    Reporting    44
7.4    Waiver of Information Rights    44

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(continued)

Page
ARTICLE VIII TAX MATTERS    44
8.1    Preparation of Tax Returns    44
8.2    Tax Elections    44
8.3    Tax Controversies    45
8.4    Distribution of Warrant to Initial SB Member    45
ARTICLE IX TRANSFER OF UNITS    46
9.1    Overview of Transfers    46
9.2    Right of First Offer    48
9.3    Drag Along Obligations    49
9.4    Effect of Assignment    51
9.5    Additional Transfer Procedures    52
9.6    Unit Certificates; Legend; Article 8    52
9.7    Void Transfers    53
9.8    Transfer Fees and Expenses    54
9.9    Exit Events.    54
9.10    Company Approved Sale.    56
9.11    Security Interests    57
9.12    Blocker Corporation Sale    58
ARTICLE X ADMISSION OF MEMBERS    58
10.1    Substituted Members    58
10.2    Additional Members    58
ARTICLE XI WITHDRAWAL AND RESIGNATION OF MEMBERS    59
ARTICLE XII DISSOLUTION AND LIQUIDATION    59
12.1    Dissolution    59
12.2    Liquidation and Termination    59
12.3    Securityholders Agreement    61
12.4    Certificate of Cancellation    61
12.5    Reasonable Time for Winding Up    61
12.6    Return of Capital    61

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(continued)

Page
ARTICLE XIII VALUATION    61
13.1    Exit Fair Market Value    61
13.2    Fair Market Value    62
ARTICLE XIV GENERAL PROVISIONS    63
14.1    Amendments; Waivers    63
14.2    Title to the Company’s Assets    63
14.3    Cumulative Remedies    64
14.4    Successors and Assigns    64
14.5    Severability    64
14.6    Counterparts; Binding Agreement; Delivery by Electronic Means    64
14.7    Disputes.    65
14.8    Addresses and Notices    66
14.9    Creditors    67
14.10    No Waiver    67
14.11    Further Action    68
14.12    Expenses    68
14.13    Not a Voting Trust    68
14.14    Entire Agreement    68
14.15    Survival    68
14.16    Securities Subject to Agreement    68

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EXHIBITS
Exhibit A    Form of Joinder
SCHEDULES
Schedule 1.1    Definitions
Schedule A    Equity Ledger
Schedule B    Symbotic Competitors
Schedule C    Permitted Syndication Parties
v

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AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
GREENBOX SYSTEMS LLC
This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of GreenBox Systems LLC, a Delaware limited liability company (the “Company”), is entered into as of September 25, 2024 (the “Effective Date”), by and among the Company, Symbotic Holdings LLC, a Delaware limited liability company (the “Initial Symbotic Member” and, together with any successor or Permitted Transferee thereof, the “Symbotic Member”), Sunlight Investment Corp., a Delaware corporation (the “Initial SB Member” and, together with any successor or Permitted Transferee thereof, the “SB Member”), each as Members of the Company, and each other Person who may become a Member after the Effective Date in accordance with the provisions of this Agreement. The Company and the Members are each referred to as a “Party.” Certain capitalized terms used in this Agreement have the meanings set forth in the body of this Agreement. Unless otherwise specified in this Agreement or the context otherwise requires, any capitalized terms used in this Agreement and not defined in the body of this Agreement have the meanings assigned to such terms on Schedule 1.1.
RECITALS
A. On July 23, 2023 (the “Original LLCA Effective Date”), a certificate of formation was filed and recorded in the office of the Secretary of State of the State of Delaware, pursuant to the provisions of the Delaware Act, on behalf of the Company (the “Original Certificate” and, as amended, restated or amended and restated from time to time pursuant to the terms hereof and the Delaware Act, the “Certificate”).
B. On the Original LLCA Effective Date, the Company, the Initial SB Member, the Initial Symbotic Member, Symbotic Inc. and Symbotic LLC entered into that certain Framework Agreement (the “Framework Agreement”) and the Closing as defined in and contemplated by the Framework Agreement has been consummated as of the Original LLCA Effective Date.
C. On the Original LLCA Effective Date, Symbotic LLC and the Company entered into that certain Master Services, License and Equipment Agreement (the “Commercial Agreement”), which sets forth the terms, conditions, rights and obligations governing the design, installation, implementation and operation of the Symbotic Systems (as defined in the Commercial Agreement) by Symbotic LLC for the Company, among other things.
D. On the Original LLCA Effective Date, the Parties entered into a limited liability company agreement (the “Original LLCA”) to set forth their understandings with respect to their interests, rights and obligations relating to the Company, the management and operation of the Company and the economic arrangement among the Parties relating to the Company.

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E. On the Original LLCA Effective Date, the Initial Symbotic Member and the Initial SB Member contributed $35 and $65, respectively, to the Company and were each admitted as Members of the Company.
F. On April 15, 2024, the Parties entered into that certain Amendment No. 1 to the Original LLCA to amend and further set forth their understandings with respect to their interests, rights and obligations relating to the Company, the management and operation of the Company and the economic arrangement among the Parties relating to the Company.
G. The Parties desire to enter into this Agreement to amend and restate the Original LLCA in its entirety and set forth their understandings with respect to their interests, rights and obligations relating to the Company, the management and operation of the Company and the economic arrangement among the Parties relating to the Company.
AGREEMENTS
In consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:
Article I
RULES OF CONSTRUCTION
I.1Certain References. Unless otherwise specified in this Agreement or the context otherwise requires, all references to any (a) statute in this Agreement include the rules and regulations promulgated thereunder and all applicable guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Authority and (b) Law in this Agreement shall be a reference to such Law as amended, reenacted, consolidated or replaced as of the applicable date or during the applicable period of time. Any reference in this Agreement to any U.S. federal or state action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing will, in respect of any jurisdiction other than a federal or state jurisdiction of the United States, be deemed to include what is most nearly approximate under the Laws of such other jurisdiction. Any reference to any agreement, contract, instrument or other document (including, for the avoidance of doubt, this Agreement and the Ancillary Agreements) means such agreement, contract, instrument or other document as amended, modified, supplemented or waived from time to time in accordance with the terms thereof or, if applicable, hereof.
I.2General Interpretive Principles. Whenever required by the context, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs will include the plural and vice versa. The terms “hereof,” “herein,” “hereunder,” “hereto” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. All article, section, exhibit and schedule references are to the articles, sections, exhibits and schedules of this

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Agreement unless otherwise specified. The use of the word “including” in this Agreement will be by way of example rather than by limitation and will be deemed to mean “including, without limitation.” The use of the word “or” is inclusive and not exclusive (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in conjunction with “either” or the like. All references herein to “dollars” or “$” are to U.S. dollars. Any accounting term used in this Agreement will have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP. Any references herein to any period of days will mean the relevant number of calendar days unless otherwise specified, and any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day will be automatically extended to the next succeeding Business Day. Whenever required by the context, references to a “Fiscal Year” will refer to a portion thereof. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
Article II
ORGANIZATIONAL MATTERS
II.1Formation; Term. The Company commenced its existence as a limited liability company under the Delaware Act upon the filing of the Original Certificate with the office of the Secretary of State of the State of Delaware. Each Member will promptly execute all documents, instruments and certificates necessary or appropriate for compliance with all the requirements for the formation and operation of the Company as a limited liability company under the Delaware Act and under all other applicable Laws of the State of Delaware and any other jurisdiction in which the Company is qualified or operates, as requested by the Board. The Company will continue perpetually, unless and until dissolved in accordance with Article XII. The preparation, execution and filing of the Original Certificate was authorized and ratified in all respects by the Initial Members, and each of their representatives, in their capacity as the Persons that formed the Company, and they are forever discharged, released and indemnified by the Company from and against any and all expense or liability actually incurred by such Persons by reason of having formed the Company.
II.2Limited Liability Company Agreement. The Parties executed and delivered this Agreement to set forth the rights, powers, duties, obligations and liabilities of the Members with respect to the Company. Accordingly, the rights, powers, duties, obligations and liabilities of the Members with respect to the Company will be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of the Members with respect to the Company differ under the provisions of the Delaware Act and this Agreement, this Agreement will control to the extent permitted by the Delaware Act.
II.3Name. The name of the Company is “GreenBox Systems LLC.” The Board may change the name of the Company at any time and from time to time; provided that any such name will contain the words “limited liability company” or the abbreviation “L.L.C.” or “LLC.” The Board may cause the Company to file one or more fictitious name filings in one or more of

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the jurisdictions in which the Company conducts business or in which a filing is necessary, consistent with applicable legal requirements. Each Member will promptly execute all documents, instruments and certificates necessary or appropriate with respect to any changes to the name of the Company or fictitious name filings, as requested by the Board. Notwithstanding anything in this Agreement to the contrary, the Board may not change the name of the Company to, or cause the Company to file any fictitious name filings for, a name that includes “Symbotic” or a name confusingly similar to “Symbotic” without the Symbotic Member’s prior written consent.
II.4Purpose and Authority. The Company is formed and authorized for the purpose of (i) offering “logistics-as-a-service” and “warehouse-as-a-service” for the benefit of third-party customers, including by installing and utilizing automated material handling system(s) and (ii) engaging in any lawful business, act or activity for which limited liability companies may be organized under the Delaware Act reasonably related to the activities described in the foregoing clause (i). The Company may engage in any activities necessary, desirable or incidental to the accomplishment of the foregoing purposes. Notwithstanding anything in this Agreement to the contrary, nothing set forth herein will be construed as authorizing the Company to take or engage in any action forbidden by Law applicable to a limited liability company organized under the Laws of the State of Delaware.
II.5Registered Office; Registered Agent. Throughout the term of the Company, the Company will have and maintain in the State of Delaware a registered office and a registered agent for service of process as and to the extent required by the Delaware Act. The Company’s registered office and registered agent for service of process is set forth in the Certificate. The Board may change the registered office of the Company and the registered agent for the Company at any time and from time to time and may cause the Company to establish other offices and places of business, whether in or outside the State of Delaware.
II.6Foreign Qualifications. The Board may cause the Company to be qualified or registered as a foreign limited liability company under the applicable Laws of any jurisdiction in which the Company transacts business or proposes to transact business and the Company is authorized to execute, deliver and file any certificates and documents necessary or desirable to effectuate such qualifications or registrations, including the appointment of agents for service of process in such jurisdictions. Each Member will promptly execute all documents, instruments, and certificates necessary or appropriate with respect to any foreign qualifications or registrations of the Company, as requested by the Board.
II.7Partnership Treatment. The Members intend for the Company to be treated as a partnership for U.S. federal and, if applicable, state and local income Tax purposes, and the Company will not file an election to be treated as a corporation for U.S. federal income Tax purposes without 10% Member Consent as set forth in Section 6.3(a). Further, the Members intend that no Subsidiary of the Company will be treated as a corporation for U.S. federal and, if applicable, state and local income Tax purposes, and the Company will not file an election for any Subsidiary to be treated as a corporation for U.S. federal income Tax purposes without 10% Member Consent as set forth in Section 6.3(a). The Company and each Member will file all Tax

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returns and will take all Tax and financial reporting positions in a manner consistent with such intended treatment. Notwithstanding anything to the contrary in the foregoing, the Members do not intend for the Company to be treated as a partnership or joint venture, and no Member will be considered a partner or joint venturer of any other Member by virtue of this Agreement, for any purpose other than federal and, if applicable, state and local income Tax purposes. Neither this Agreement nor any other agreement entered into by the Company or any Member or any other document or instrument delivered by any of the foregoing relating to the subject matter hereof will be construed to suggest otherwise.
II.8Expenses. The Company will pay all reasonable and documented out-of-pocket costs and expenses arising from the operations of the Company (including relating to the formation of the Company). The Company will reimburse the Managers and will reimburse any Officers (subject to and in accordance with applicable policies of the Company or any of its Affiliates with respect to the reimbursement of Officers) for reasonable and documented out-of-pocket expenses so incurred by them on behalf of the Company.
Article III
UNITS AND CAPITAL CONTRIBUTIONS
III.1Authorized Units. The limited liability company interests in the Company will be represented by one or more classes, groups or series of Units. Subject to compliance with Section 6.3(a), the total number and type of Units that the Company has authority to issue at any time will be determined by the Board from time to time. As of the Effective Date, the Company is authorized to issue Class A Common Units and Class B Common Units. Each Class A Common Unit and Class B Common Unit shall have the same rights, powers, duties, obligations and liabilities set forth in this Agreement, except with respect to distributions pursuant to Section 4.2, and any references hereunder to the “Common Units” hereunder shall be to the Class A Common Units and the Class B Common Units. Subject to compliance with Section 6.3(a), the Company may issue any number of whole or fractional Units. The ownership of a Unit by a Member will entitle such Person to allocations of Profits and Losses and other items and Distributions as set forth in Article IV.
III.2Initial Capitalization; Member Schedule.
(a)As of the Effective Date, each of the SB Member and the Symbotic Member has made Capital Contributions in cash to the Company in an amount set forth opposite such Member’s name on Schedule A and, in consideration of each Member’s Capital Contributions, the Company has issued to each of the SB Member and the Symbotic Member the number of Class A Common Units and Class B Common Units, as applicable, set forth opposite such Member’s name on Schedule A, it being understood that each Common Unit so issued to the SB Member and the Symbotic Member has equal per-Unit value.
(b)As of the Effective Date, Schedule A also sets forth each of the SB Member’s and the Symbotic Member’s (i) aggregate required Capital Contribution commitment (the “Required Commitment Amount”, as may be increased in accordance with Section 3.2(e)),

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(ii) Capital Contribution commitment funded to date (the “Funded Commitment Amount”) and (iii) remaining Capital Contribution commitment (the “Remaining Commitment Amount”).
(c)Upon (i) the issuance of any new Units, (ii) a Transfer (in whole or in part) of any Member’s Units in accordance with Article IX, (iii) the admission of any new Member(s) in accordance herewith, (iv) any increase in a Member’s Required Commitment Amount pursuant to Section 3.2(e) or any decrease in a Member’s Remaining Commitment Amount pursuant to Section 3.3(a) or (v) any other redemptions, cancellations, conversions, adjustments, re-designations or Transfers of Units made in accordance with this Agreement, the Company shall (and the Board is authorized to) update Schedule A to accurately reflect each Member’s respective Units, Funded Commitment Amount (or such Capital Contribution that such new Member(s) are deemed to have funded as a result of the Transfer of Units from any Transferring Member), Required Commitment Amount and Remaining Commitment Amount as of such time. The Company shall provide the Members with any update to Schedule A (including any subsequent updates thereto) within three days of such update. The Company and the Members shall be entitled to treat the record holder of any Unit, as set forth in Schedule A, as the holder in fact of such Unit for all purposes and, accordingly, will not be bound to recognize any equitable or other claim or interest in such Unit on the part of any Person, irrespective of whether the Company or Member has actual or constructive notice thereof, except as the applicable Laws of the State of Delaware otherwise provide.
(d)No Member shall be required to make any Capital Contributions to the Company in excess of its Required Commitment Amount, or to increase its Required Commitment Amount, without the express written consent of such Member, as applicable.
(e)No Member shall be permitted to make any additional Capital Contributions to the Company except in accordance with this Agreement. Notwithstanding anything in this Agreement to the contrary, the Board, acting unanimously and taking into account the then-current Annual Budget and Operating Plan, if any, and subject to the other determination requirements and limitations set forth in Section 3.3(a), may request that the Members increase their respective Required Commitment Amounts on a pro rata basis (based on each Member’s Sharing Percentage). Based upon such a request by the Board, each Member may, in its respective sole discretion, agree to such increase in its Required Commitment Amount.
III.3Capital Calls.
(a)Required Capital Calls. The Company shall, from time to time, issue to the Members Capital Call Notices for all or a portion of the Members’ Remaining Commitment Amount promptly following the Board’s determination and instruction based on the then-current Annual Budget (subject to Section 5.4(f) and Section 6.2(a), if applicable), or if no then-current Annual Budget exists, the expected operating expenses and capital requirements for the then-current Fiscal Year, in each case, taking into account any unforeseen or other circumstances existing at such time (collectively, the “Board Capital Determination”); provided that from the Original LLCA Effective Date until the fourth anniversary of the Original LLCA Effective Date,

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the Company may not deliver Capital Call Notices for operating expenses and capital requirements of the Company in excess of $300,000,000 in the aggregate for funds intended to be used for purposes other than to pay amounts due under the Commercial Agreement; provided, further, that the Board shall not instruct the Company to issue a Capital Call Notice and the Company shall not issue a Capital Call Notice for funds that the Board does not reasonably expect the Company to require within a 90-day period following the funding of such Capital Contributions taking into account the then-current cash and cash equivalents of the Company in excess of Permitted Reserves and the then-current Annual Budget, or if no then-current Annual Budget exists, the expected operating expenses and capital requirements for the then-current Fiscal Year; provided, further, that to the extent that a Distribution Payment Date falls within the 20 Business Day period for funding Capital Contributions following the issuance of a Capital Call Notice and the Distribution payable pursuant to Section 4.2 on such date is sufficient (for the avoidance of doubt, taking into account the provisions of Section 3.3(e)) to fund the requirement of any Capital Call Notice, a Member shall have the right to designate such Distribution (or a portion thereof) as such Member’s contribution of its Remaining Commitment Amount required under the Capital Call Notice (or portion thereof) and shall be credited under this Agreement for all purposes as funding such Remaining Commitment Amount (or portion thereof) as specified in the applicable Capital Call Notice. Any “Capital Call Notice” shall specify:
(i)the purpose for which the Capital Call Notice is being issued;
(ii)(A) the total amount of Capital Contributions requested from all Members in the aggregate and from each Member, respectively (which shall be pro rata based on each Member’s Sharing Percentage), (B) the amount of Capital Contributions to be made by each Member, (C) the amount and class of Units to be issued to each Member upon receipt of their respective Capital Contributions, which number of issuable Units shall be based on the same per-Unit value of $1.00 per Unit (provided that, unless otherwise unanimously approved by the Board and agreed by the Member receiving such Units, each Member or Syndication Party shall receive, in respect of its Capital Contribution, Units of the same class(es) as the Units held by such Member or, in the case of a Syndication Party, the Member who syndicated its (or a portion of its) Remaining Commitment Amount to such Syndication Party, at the time of such Capital Call Notice, in the same proportion as the Units held by such Member at the time of such Capital Call Notice; provided, further, that to the extent any Capital Contributions due by a Permitted Syndication Party are funded under the SB ECL, the SB Member will receive the Units issuable in exchange for such Capital Contributions), (D) the Funded Commitment Amount of each Member after giving effect to the Capital Contributions called pursuant to such Capital Call Notice and (E) the Remaining Commitment Amount of each Member after giving effect to the Capital Contributions called pursuant to such Capital Call Notice;
(iii)the bank account to which such Capital Contributions should be paid and other information and instructions necessary to effect the applicable payment to such bank account (it being understood and agreed that such information and instructions

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may be provided separately for security purposes so long as such information and instructions are provided substantially concurrently with the Capital Call Notice); and
(iv)the date by which such Capital Contributions are to be made, which in no event may be earlier than the 20th Business Day following delivery of such Capital Call Notice.
(b)Requested Capital Calls.
(i)Subject to Section 3.3(b)(ii), in the event of a Board Capital Determination, which, for the avoidance of doubt, shall not require unanimity, but shall take into account the then-current Annual Budget, if any, and be subject to the other determination requirements and limitations set forth in Section 3.3(a), for capital in excess of the Required Commitment Amounts of the Members, the Company shall, from time to time, issue to Members Capital Call Notices for such amount in excess of the Required Commitment Amount (the “Requested Capital Call”); provided that such Capital Call Notice shall not include the requirements of Section 3.3(a)(ii)(E) of the definition of “Capital Call Notice” but shall inform each Member that such Member may provide a statement in its Requested Capital Call Acceptance regarding its desire to contribute capital in excess of such Member’s pro rata portion (based on such Member’s Sharing Percentage) of the Requested Capital Call; provided, further, that unless otherwise unanimously approved by the Board and agreed by the Member receiving such Units, each Member shall receive, in respect of its Capital Contribution, Units of the same class(es) as the Units held by such Member at the time of such Capital Call Notice, in the same proportion as the Units held by such Member at the time of such Capital Call Notice.
(ii)Upon a Member’s receipt of such a Capital Call Notice for a Requested Capital Call (the “Requested Capital Call Notice”), a Member may decide to participate in such Requested Capital Call by providing the Company, within ten Business Days following delivery of such Capital Call Notice, written notice of its intent to participate (a “Requested Capital Call Acceptance”), and may include in the Requested Capital Call Acceptance a statement that such Member desires to contribute a specified amount of capital in excess of such Member’s pro rata portion (based on such Member’s Sharing Percentage) of the Requested Capital Call; provided that if any Member fails to submit a Requested Capital Call Acceptance within ten Business Days after receipt of the Requested Capital Call, then such Member will be deemed to have determined to not participate in such Requested Capital Call. Nothing in this Section 3.3(b) shall require, or be deemed to require, any Member to participate in any such Requested Capital Call and the provisions of this Section 3.3(b) shall not amend, modify or affect the provisions of Section 3.2(d).
(iii)To the extent that any Member does not participate in a Requested Capital Call, then each Member who has provided notice in its Requested Capital Call Acceptance of its willingness to contribute capital in excess of such Member’s pro rata

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share of the Requested Capital Call will also be allocated (by written notice from the Company within 12 Business Days after delivery of the Requested Capital Call Notice), and shall contribute, such excess amount equal to (A) a fraction, the numerator of which is the total number of Units owned by such accepting and participating Member and the denominator of which is the total number of Units then owned by all accepting and participating Members, determined on the date that the Company delivers the Requested Capital Call Notice, not to exceed the maximum amount, if any, specified by such Member in its Requested Capital Call Acceptance and (B) to the extent that the total amount of a Requested Capital Call Notice exceeds the aggregate amount allocated to accepting and participating Members after taking into account the allocations in accordance with clause (A), then, the remainder will be allocated to such accepting and participating Members whose allocations have not exceeded any maximum amount specified in such Members’ Requested Capital Call Acceptance through successively applying the formula described in clause (A), until either the entire amount of the Requested Capital Call Notice is funded or all Members have received allocations up to their maximum amounts specified, whichever happens first.
(c)To the extent that the Symbotic Member intends to satisfy any of its Required Commitment Amount or Requested Capital Call pursuant to a Capital Call Notice or Requested Capital Call Notice, as applicable, delivered to it by the Company with an In-Kind Contribution, the Symbotic Member shall promptly, and prior to the fifth Business Day following delivery of such Capital Call Notice or Requested Capital Call Notice, as applicable, deliver to the Company and the SB Member written notice of the amount and nature of any such In-Kind Contribution (the “In-Kind Contribution Notice”); provided that the Symbotic Member may not satisfy any Capital Call Notice or Requested Capital Call Notice, as applicable, or portion thereof, with an In-Kind Contribution to the extent that Capital Contributions are requested pursuant to the Capital Call Notice or Requested Capital Call Notice, as applicable, to fund a cash requirement of the Company other than monetary commitments due by the Company pursuant to the terms and conditions of the Commercial Agreement. Any In-Kind Contribution by the Symbotic Member of Symbotic Systems delivered under and in accordance with the Commercial Agreement shall be valued at the Cost of Material and Labor (as defined in the Commercial Agreement) for such Symbotic Systems, with any remaining amounts payable as set forth in, and only in accordance with, the Commercial Agreement. For illustration purposes only, if the Symbotic Member makes an In-Kind Contribution of Symbotic Systems with Cost of Material and Labor of $48,750,000 and in respect of which the Margin Payment, Software License Fee and all other Charges (other than the Cost of Material and Labor) under the Commercial Agreement total $26,250,000, then the Symbotic Member shall be credited under this Agreement for a capital contribution of $48,750,000 and Symbotic shall be entitled to receive $26,250,000 under the Commercial Agreement; provided that, for the avoidance of doubt, such $26,250,000 amount shall only be payable pursuant to the Commercial Agreement. To the extent that a filing of a Notification and Report Form pursuant to the HSR Act is required for the Symbotic Member to make any In-Kind Contribution of Symbotic Systems, the Symbotic Member or the ultimate parent entity thereof under applicable U.S. antitrust Laws and the Company or the ultimate parent entity thereof under applicable U.S. antitrust Laws shall as

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promptly as practicable make such filing, and such In-Kind Contribution shall be delayed until the applicable waiting period under the HSR Act has expired or otherwise been terminated; provided that if such expiration or termination of the waiting period does not occur by the end of the initial waiting period, the Symbotic Member shall be required to contribute cash to the Company in lieu of the amount provided for with respect to such In-Kind Contribution within 15 Business Days thereafter.
(d)Emergency Loans. If capital is required for an Emergency prior to the date when a Capital Contribution would be made pursuant to a Capital Call Notice, then the Board may request funding by way of a loan from any Member that is able to fund in accordance with the Company’s timing requirements (such loan, an “Emergency Loan”); provided that no Member shall have the right to make an Emergency Loan without the request of the Board for such funding; and provided, further, that, for the avoidance of doubt, no Member shall have an obligation to make an Emergency Loan. Any Emergency Loan made pursuant to this Section 3.3(d) shall bear interest at the Default Rate, and shall be repaid promptly (and in any event within three Business Days) by the Company following receipt by the Company of Capital Contributions pursuant to a Capital Call Notice for the funds required for such Emergency.
(e)Default on Required Commitment Amount.
(i)To the extent a Member fails to contribute all or any portion of its Required Commitment Amount (including, for the avoidance of doubt, as increased pursuant to Section 3.2(e)) pursuant to a Capital Contribution set forth in a Capital Call Notice (such Capital Call Notice, a “Required Commitment Amount Capital Call Notice”) by the due date for the payment in full of such Capital Contribution set forth in the applicable Required Commitment Amount Capital Call Notice, the Board shall deliver notice of such failure (a “Default Notice”) to such Member, containing a statement of the amount not funded (the “Defaulted Amount”). If such failure to fund is not cured within five Business Days of the Member’s receipt or deemed receipt of such Default Notice, then such Member shall be deemed to be in “Default” under this Agreement and shall be referred to herein as a “Defaulting Member” and, all other Members, the “Non-Defaulting Members.”
(ii)A Default may be cured at any time within 45 days after receipt or deemed receipt of the applicable Default Notice; provided that if a Defaulting Member funds more than 50% of the Defaulted Amount (including, for the avoidance of doubt, any interest thereon) within such 45-day period, such Defaulting Member shall have an additional 45 days to cure the remainder of such Defaulted Amount (such period, as applicable, the “Cure Period”) by (A) payment in full of the Capital Contribution set forth in a Required Commitment Amount Capital Call Notice by the Defaulting Member or any of its Affiliates on such Defaulting Member’s behalf or (B) payment in full of such Capital Contribution set forth in a Required Commitment Amount Capital Call Notice through a draw on, or as a result of a demand made against, the Defaulting Member’s Credit Support, if applicable. Upon such a cure, any draw or demand, to the extent not already paid, on the Defaulting Member’s Credit Support with respect to such Default so

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cured shall be withdrawn. Any Defaulted Amount not paid when due under this Agreement shall bear interest at the Capital Contributions Default Rate from the due date for the payment in full of such Capital Contribution set forth in the applicable Required Commitment Amount Capital Call Notice to the date of payment or such time when such Default is otherwise remedied in full pursuant to the terms of this Agreement.
(iii)Notwithstanding any other provision in this Agreement to the contrary, during the period beginning on the date that a Member is in Default as a Defaulting Member, and ending on the date when all of such Member’s Defaulted Amount has been paid in full, including, for the avoidance of doubt, the interest thereon:
(A)such Defaulting Member shall have no power to Transfer all or any part of its Units, except for any Transfer of all or any part of such Defaulting Member’s Units to a Person where, simultaneously with such Transfer in compliance with Article IX, (1) such transferee satisfies or causes to be satisfied in full the Defaulted Amounts, including, for the avoidance of doubt, the interest thereon, of such Defaulting Member, or (2) such Defaulting Member uses the proceeds from such Transfer to satisfy in full the Defaulted Amounts, including, for the avoidance of doubt, the interest thereon, of such Member;
(B)such Defaulting Member shall not be entitled to any preemptive rights set forth in Section 3.6 or the Right of First Offer provided for in Section 9.2(a) in the event of a proposed Transfer by any Non-Defaulting Member;
(C)such Defaulting Member shall be deemed ineligible to vote on any matters specified in Section 6.3, as applicable, other than the matters specified in (1) Section 6.3(a)(i), Section 6.3(a)(ii) (with respect to Equity Securities held by such Defaulting Member, in a manner adverse to the Defaulting Member), Section 6.3(a)(iii) (with respect to issuance of any Equity Securities that are senior to the Equity Securities held by such Defaulting Member), Section 6.3(a)(vii), Section 6.3(a)(viii), Section 6.3(b)(ii) and Section 6.3(b)(vi) (to the extent all of the Non-Defaulting Members are parties to (or Related Parties to the parties to) such transaction or contract, but provided that the Defaulting Member shall be deemed ineligible to vote with respect to any Emergency Loan), (2) to the extent the contemplated actions are reasonably expected to affect the Defaulting Member in a manner that is adverse to such Defaulting Member compared to other Members: (x) Section 6.3(b)(vii)(C); (y) Section 6.3(b)(viii); and (z) Section 6.3(b)(ix) (or the Company agreeing or committing to the foregoing) and (3) to the extent the contemplated actions are reasonably expected to affect the Defaulting Member in a manner that is disproportionately adverse to such Defaulting Member compared to other Members, Section 6.3(b)(vi) (provided that the Defaulting Member shall be deemed ineligible to vote with respect to any Emergency Loan), and any applicable quorum and voting requirements shall not count any Units held by such Defaulting Member; and

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(D)such Defaulting Member shall not receive Distributions from the Company pursuant to Section 4.2, and such Distributions shall instead (to the extent applicable) be applied to the Defaulted Amount, including, for the avoidance of doubt, first to the interest thereon, of such Defaulting Member. Such amounts applied towards the Defaulted Amount, including, for the avoidance of doubt, the interest thereon, of such Defaulting Member shall be deemed distributed to such Defaulting Member and then contributed to the Company and applied first toward interest and then toward principal.
(iv)If a Defaulting Member does not cure a Default or series of Defaults within the Cure Period, the Board (excluding any Managers appointed by the Defaulting Member), may elect to reduce such Member’s Units and entitlement to future allocations and Distributions pursuant to Section 4.2 by a number of Units equal to 125% of the Units that would have been issued to such Member pursuant to Section 3.3(a) with respect to such Defaulted Amount, and such items shall be reallocated (where applicable) to the Non-Defaulting Members in an equitable manner as determined by the Board (excluding any Managers appointed by the Defaulting Member). For the avoidance of doubt, if, following any reduction in the Units of the SB Member or the Symbotic Member pursuant to this Section 3.3(e)(iv) such Member no longer holds the requisite percentage of Units to qualify as a Major Investor, then (x) pursuant to Section 5.2(b), the rights of such Member pursuant to Sections 5.2(a)(i) or (ii), as applicable, will be of no further force or effect, and the SB Managers or Symbotic Managers, as applicable, will be deemed to have resigned from the Board and will automatically and immediately cease to be a Manager without any further action and (y) such Member shall be deemed ineligible to vote on any matters requiring Major Investor Approval specified in Section 6.3(b) and any applicable quorum and voting requirements with respect to such matters shall not count any Units held by such Defaulting Member.
(v)Notwithstanding anything in this Agreement to the contrary, any amendments to this Agreement that are required to effect the penalties set forth in this Section 3.3(e) may be made without the consent of any Defaulting Member or any Managers appointed by the Defaulting Member.
(vi)Upon the occurrence of any Default, if Credit Support is in place pursuant to Section 3.4 at the time such Default occurs, then the Board shall cause the Company to draw or make demand, as applicable, on the Defaulting Member’s Credit Support before exercising any rights under Section 3.3(e)(iv).
III.4Credit Support.
(a)On the Original LLCA Effective Date, the SB Member provided an Equity Commitment Letter from SVF II Strategic Investments AIV LLC for a maximum amount equal to $3,200,000,000 (the “SB ECL”). Thereafter, unless otherwise unanimously determined by the Board, such SB ECL will be automatically adjusted downward to be in an amount equal to the lesser of (x) the Remaining Commitment Amount of the SB Member and any Syndication Parties

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and (y) $3,200,000,000, which commitment must be maintained in full force and effect and be available to be drawn until the Credit Support Release Date. Notwithstanding anything to the contrary in this Agreement, any Member may cause the Company to enforce all rights and remedies of the Company under this Section 3.4(a) and the SB ECL, including pursuant to Section 14.7.
(b)The Board (acting reasonably), excluding any Manager designated by the applicable Member that Credit Support is being sought from, may, from time to time, request Credit Support from any Member with respect to its Remaining Commitment Amount hereunder (including the SB Member but only to the extent that the Required Commitment Amount of the SB Member is increased with the consent of the SB Member in accordance with Section 3.2(e), from the Required Commitment Amount of the SB Member as of the Original LLCA Effective Date), including as a condition to any Transfer of Units to such Member (other than a Permitted Syndication to any Syndication Party), which such Credit Support shall be promptly delivered by such Member and must be maintained in full force and effect and be available to be drawn until the Credit Support Release Date.
III.5Issuance of Additional Units. Subject to compliance with Section 6.3(a) and Section 3.6, the Board may cause the Company to create or issue Equity Securities from time to time, including additional classes, groups or series of Equity Securities having such relative rights, powers, duties, obligations and liabilities as may be established by the Board, including rights, powers, duties, obligations and liabilities different from, senior to or more favorable than those for existing classes, groups and series of Equity Securities. Upon the creation or issuance of such Equity Securities, the Board may cause the Company to amend, restate or amend and restate this Agreement and update Schedule A to reflect the terms or issuance of such additional Equity Securities, in each case without requiring the approval or consent of any Member or any other Person. The Board will determine the Capital Contribution or other consideration payable to the Company in connection with the issuance of any Equity Securities (if any).
III.6Preemptive Rights.
(a)Grant of Preemptive Rights Generally. Except for issuances of Equity Securities as set forth in Section 3.6(b), and subject to compliance with Section 6.3(a), if the Board authorizes the offer and sale of Preemptive Securities, the Company will offer to sell to each Preemptive Rights Holder a portion, if applicable, of such Preemptive Securities (the “Preemptive Rights Portion”), equal to (i) the total amount of the Preemptive Securities proposed to be sold, multiplied by (ii) a fraction, the numerator of which is the total number of Units held by such Preemptive Rights Holder and the denominator of which is the total number of Units held by all of the Preemptive Rights Holders. Each Preemptive Rights Holder will be entitled to purchase such Preemptive Rights Holder’s Preemptive Rights Portion on the same terms as they are offered to any other Person; provided that if the Preemptive Securities are being offered as a “strip of securities” consisting of two or more classes, groups or series of securities (including debt securities), then the Preemptive Rights Holders exercising their preemptive rights pursuant to this Section 3.6(a) will be required to purchase their Preemptive Rights Portion or a portion thereof with respect to each class, group or series of securities being offered in such strip

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of securities. The equity purchase rights of each Preemptive Rights Holder provided in this Section 3.6(a) shall apply at the time of issuance of any right, warrant, option, convertible or exchangeable security or any similar security and not to the conversion, exchange or exercise thereof.
(b)Exceptions to Preemptive Rights. Notwithstanding anything herein to the contrary, the preemptive rights granted to the Preemptive Rights Holders in Section 3.6(a) will not apply to the offer or sale of any of the following Equity Securities, debt securities or any other securities: (i) Equity Securities issued to the SB Member or the Symbotic Member on the Original LLCA Effective Date or pursuant to any Capital Call Notice up to each such Member’s Required Commitment Amount (as it may be adjusted pursuant to the terms of this Agreement) or any Requested Capital Call; (ii) Equity Securities issued to employees, officers, directors, managers, consultants or other service providers of the Company or any of its Subsidiaries approved by the Board and the Members, in each case, in accordance with this Agreement and the Plan; (iii) Equity Securities, debt securities or any other securities issued in connection with any bona fide acquisition by the Company or any of its Subsidiaries as consideration for the securities or assets acquired by the Company or such Subsidiary solely from one or more Independent Third Parties; (iv) Equity Securities, debt securities or any other securities issued in connection with any joint venture, customer or supplier arrangement or other strategic alliance between or among the Company or any of its Subsidiaries, on the one hand, and solely one or more Independent Third Parties, on the other hand; (v) Equity Securities issued in connection with the incurrence, renewal or maintenance of any indebtedness for borrowed money of the Company or any of its Subsidiaries on arm’s-length terms solely with one or more Independent Third Parties as lender or lenders (as applicable); (vi) Equity Securities issued in connection with any Unit split, Unit dividend, combination, reclassification, reorganization, recapitalization or similar event of the Company in which holders of the same class of Units participate in such Unit split, dividend, combination, reclassification, reorganization or recapitalization on a pro rata basis; (vii) Equity Securities issued upon the exercise, conversion, or exchange of any other Equity Securities that were issued in compliance with Section 3.6(a) or this Section 3.6(b) in an issuance exempt from Section 3.6(a) pursuant to this Section 3.6(b); (viii) Equity Securities issued in connection with a Public Offering in accordance with the provisions of this Agreement; or (ix) Equity Securities issued as consideration for any bona fide, arm’s-length Sale Transaction or any other merger, acquisition or similar transaction approved by the Board (and, if required by this Agreement or Law, all or the applicable subset of the Members) in accordance with the provisions of this Agreement.
(c)Preemptive Rights Notice. The Board shall give written notice of a proposed issuance or sale of Preemptive Securities (a “Preemptive Rights Notice”) to each Preemptive Rights Holder within five Business Days following any meeting of the Board or Members at which any such issuance or sale is approved, if applicable, and in any event at least 20 days prior to the proposed issuance or sale or other determination to issue such Preemptive Securities. Such Preemptive Rights Notice shall describe in reasonable detail (i) the Preemptive Securities to be offered by the Company, (ii) the purchase price and other terms with respect to such offering, and (iii) each Preemptive Rights Holder’s Preemptive Rights Portion, and shall inform the Preemptive Rights Holder that such Preemptive Rights Holder may provide a

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statement in its Preemptive Rights Exercise Notice regarding its desire to purchase a number of Preemptive Securities in excess of such Preemptive Rights Holder’s Preemptive Rights Portion pursuant to Section 3.6(e).
(d)Exercise of Preemptive Rights. In order to exercise preemptive rights under this Section 3.6, a Preemptive Rights Holder must deliver an irrevocable written notice (the “Preemptive Rights Exercise Notice”) to the Company describing such Preemptive Rights Holder’s election to purchase all or any portion of the Preemptive Securities offered to such Preemptive Rights Holder hereunder within 20 days after receipt or deemed receipt of a Preemptive Rights Notice. If any Preemptive Rights Holder fails to give written notice to the Company within such 20-day period, then such Preemptive Rights Holder will be deemed to have declined the offer.
(e)Over-Allotment Purchase. Each Preemptive Rights Holder who accepts the offer to purchase such Preemptive Rights Holder’s entire Preemptive Rights Portion may include in the Preemptive Rights Exercise Notice a statement that such Preemptive Rights Holder desires to purchase up to a specified number of Preemptive Securities in excess of such Preemptive Rights Holder’s Preemptive Rights Portion. If any Preemptive Rights Holder fails to exercise its right hereunder to purchase its full Preemptive Rights Portion, then each Preemptive Rights Holder who has provided notice of its willingness to purchase Preemptive Securities in excess of such Preemptive Rights Holder’s Preemptive Rights Portion will also be allocated and purchase that portion of the Preemptive Securities remaining unsubscribed for equal to a fraction, the numerator of which is the total number of Units owned by such fully-subscribing Preemptive Rights Holder and the denominator of which is the total number of Units then owned by all fully-subscribing Preemptive Rights Holders, determined on the date that the Company delivers the Preemptive Rights Notice, not to exceed the maximum amount, if any, specified by such Preemptive Rights Holder in its Preemptive Rights Exercise Notice.
(f)Issuances Subsequent to Offering Period. If any Preemptive Rights Holder fails to elect to purchase the entire Preemptive Rights Portion that such Preemptive Rights Holder is entitled to within the 20-day offering period described in Section 3.6(d) and the over-allotment option is not fully exercised pursuant to Section 3.6(e), the Company will be entitled to offer and sell any Preemptive Securities which the Preemptive Rights Holders have not elected to purchase during the 90 days following such expiration to any Person or Persons at a price not less than, and on other terms no more favorable in the aggregate to the purchasers thereof than, the prices and terms offered to the Preemptive Rights Holders. Any Preemptive Securities proposed to be offered or sold by the Company (i) during such 90-day period at a price less than, or on terms more favorable in the aggregate to the purchasers thereof than, the prices and terms offered to the Preemptive Rights Holders, or (ii) after such 90-day period, must be reoffered to the Preemptive Rights Holders in accordance with this Section 3.6.
(g)Termination of Preemptive Rights; Exclusions. The rights of the Preemptive Rights Holders under this Section 3.6 will terminate upon the consummation of the first to occur of an Initial Public Offering or a Sale Transaction in accordance with the provisions of this Agreement.

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III.7Capital Accounts. The Company will maintain a separate Capital Account for each Member in compliance with Section 704(b) of the Code and in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), it being understood that each Member’s initial Capital Account shall equal the amount of such Member’s initial Capital Contribution (taking into account Section 8.4) set forth opposite such Member’s name on Schedule A. Without limiting the generality of the foregoing sentence, following the Original LLCA Effective Date, the Capital Account of each Member will be adjusted: (a) by adding any Capital Contributions (taking into account Section 8.4) made by such Member after the Original LLCA Effective Date in consideration for the issuance of Units or otherwise, net of any Company liabilities (within the meaning of Treasury Regulations Section 1.752-1(a)(4)) to which such Capital Contribution is subject; (b) by deducting any amounts paid to such Member in connection with the redemption or other repurchase of Units by the Company; (c) by adding any Profits or other items in the nature of book income or gain allocated to such Member and deducting any Losses or other items in the nature of book loss or deduction allocated to such Member; and (d) by deducting any Distributions, net of any Company liabilities (within the meaning of Treasury Regulations Section 1.752-1(a)(4)) to which such Distributions are subject, to such Member. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b)(2)(iv) and be interpreted and applied in a manner consistent with such Treasury Regulations. If the Board, acting reasonably, determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Treasury Regulations, then the Board may make such modification, with written notice to the Members within three days of such modification. The Board will (x) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of the Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and (y) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).
III.8Negative Capital Accounts. No Member will be required to pay to any other Member or the Company any deficit or negative balance that may exist from time to time in such Person’s Capital Account, including upon and after dissolution of the Company. No Member will be liable to pay interest to the Company or any other Person in respect of any negative balance in such Member’s Capital Account.
III.9No Withdrawal or Interest Rights. No Member will be entitled to withdraw all or any portion of such Member’s Capital Contributions or Capital Account or to receive any Distribution or Tax Distribution from the Company, except as expressly provided in this Agreement. Under circumstances requiring the return of any Capital Contribution, no Member shall have the right to demand or receive property other than cash, except as expressly provided in this Agreement. No Member shall have any liability for the return of the Capital Contributions of any other Member. No Member shall have the right to cause the sale of any Company asset, except as expressly provided in this Agreement. No Member shall have any right to receive any salary or draw with respect to its Capital Contributions or for services rendered on behalf of the Company or otherwise in its capacity as a Member. No Member will

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be entitled to receive interest from the Company or any other Person in respect of any positive balance in such Member’s Capital Account.
III.10Loans from Members. Loans by any Member to the Company, including, for the avoidance of doubt, any Emergency Loans, will not be considered Capital Contributions. If any Member loans any funds to the Company, then (a) the funds loaned to the Company will not increase the Capital Account of such Person, and (b) the amount of any such loans will be a debt of the Company owed to such Member and will be payable in accordance with the terms upon which such loans are made. For the avoidance of doubt, any such loans must be made in accordance with the requirements of this Agreement, including, for the avoidance of doubt, Section 3.3(d).
III.11Adjustments to Capital Accounts for Distributions in Kind. To the extent that the Company makes a Distribution of property in kind to the Members, the Company will be deemed to have made a Distribution equal to the Fair Market Value of such property, determined by the Board as of the date of such Distribution, and such property will be treated as if it were sold for an amount equal to its Fair Market Value and any resulting gain or loss will be allocated to the Capital Accounts of the Members in accordance with Section 4.3 through Section 4.5. Any Distributions of property in kind to the Members will be made in accordance with Section 4.2.
III.12Transfer of Capital Accounts. The original Capital Account established for each Substituted Member will be in the same amount as the Capital Account (or portion thereof) of the Member to which such Substituted Member succeeds, at the time such Substituted Member is admitted as a Member of the Company. The Capital Account of any Member whose interest in the Company is increased or decreased by means of a Transfer to it of all or less than all of the Units of another Member will be appropriately adjusted to reflect such Transfer. Any reference in this Agreement to a Capital Contribution of or a Distribution to a Substituted Member that has succeeded to all or less than all of the Units of any other Member will include any Capital Contributions or Distributions previously made by or to such Transferor on account of the Units Transferred to such Substituted Member.
III.13Adjustments to Units. If the Board at any time elects to subdivide (by any Unit split or otherwise) any particular class of Units into a greater number of Units of such class, then the Company will subdivide each Unit of such class outstanding immediately prior to such subdivision based upon the same ratio, and if the Board at any time elects to combine (by reverse Unit split or otherwise) any particular class of Units into a smaller number of Units of such class, then the Company will combine each Unit of such class outstanding immediately prior to such combination based upon the same ratio. For the avoidance of doubt, under no circumstances may the Company combine different classes of Units pursuant to this Section 3.13.
III.14Member Representations and Warranties. By executing this Agreement, each Member represents and warrants to the Company and acknowledges that, as of the date of such Member’s execution of this Agreement or a Joinder Agreement and as of the date that any Additional Member is admitted as a Member of the Company, and as of any subsequent date on which any Member makes a Capital Contribution to the Company: (a) such Member has such

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knowledge and experience in financial and business matters and that such Member is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (b) such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time and understands that such Member has no right (other than as specifically set forth in this Agreement) to resign or have its Units repurchased by the Company; (c) such Member is acquiring any Units in the Company for such Member’s own account, for investment purposes only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (d) such Member understands that (i) the Units have not been registered with the U.S. Securities and Exchange Commission under the Securities Act, in reliance upon one or more exemptions from the registration requirements of the Securities Act, (ii) any Transfer of such Units is subject to compliance with, or the availability of exemptions from, the registration and qualification requirements of the Securities Act and any applicable state securities Laws, and (iii) the Transfer of such Units is subject to restrictions on Transfer, purchase options, forfeiture and other obligations and limitations as set forth in this Agreement; and (e) the execution, delivery and performance of this Agreement by such Member, if applicable, (i) have been duly authorized by all necessary corporate or other action, (ii) do not require such Member to obtain any consent or approval that has not been obtained, and (iii) do not contravene or result in a default under any provision of any existing Law applicable to such Member or any provision of such Member’s charter, by-laws or other governing documents (if applicable) or any agreement or instrument to which such Member is a party or by which such Member is bound, except, in each case of clauses (ii) and (iii), as would not reasonably be expected to have a material adverse effect on such Member. In addition, by executing this Agreement or a Joinder Agreement, each Covered Member represents and warrants to the Company and acknowledges that, as of the date such Covered Member is admitted as a Member, and as of any subsequent date on which any Covered Member makes a Capital Contribution to the Company: (x) none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i) through (viii) promulgated under the Securities Act (each, a “Disqualification Event”) is applicable to such Covered Member or any of such Covered Member’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii), (d)(2)(iii) or (d)(3) is applicable, and (y) to such Person’s knowledge, none of the Disqualification Events is applicable to such Covered Member’s initial designee named in Section 5.2(a), if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii), (d)(2)(iii) or (d)(3) is applicable.
III.15Covered Member Notice of Disqualification Event.
(a)Each Covered Member will notify the Company promptly in writing if a Disqualification Event becomes applicable to such Covered Member or any of such Covered Member’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii), (d)(2)(iii) or (d)(3) is applicable (such Covered Member, a “Disqualified Covered Member”).
(i)In such event, the Company shall notify each ROFO Rightholder that is not a Disqualified Covered Member and each such ROFO Rightholder shall have a call right (unless prohibited by applicable Law) to acquire all, but not less than all, of the

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Units of such Disqualified Covered Member (the “Special Call Right”) at a purchase price equal to 75% of the Fair Market Value of such Units, by providing written notice to the Company within 20 days; provided that if more than one of such ROFO Rightholders exercise their Special Call Right, then they shall each purchase their pro rata portion of the applicable Units.
(ii)If the Special Call Right set forth in Section 3.15(a)(i) is not exercised by any ROFO Rightholder that is not a Disqualified Covered Member, the Company shall have the right (unless prohibited by applicable Law) at any time thereafter (exercisable by providing notice to the relevant Member) to redeem all, but not less than all, of the Units held by the Disqualified Covered Member, at an aggregate redemption price equal to 75% of the Fair Market Value of such Units.
(b)Each Covered Member with the right to designate or participate in the designation of one or more Managers pursuant to this Agreement also agrees (i) not to designate or participate in the designation of any Manager designee who, to such Person’s knowledge, after reasonable inquiry, is a Disqualified Designee and (ii) that if such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, then such Person will promptly notify the other Managers of the Board and such Person and such other Managers will as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.
Article IV
DISTRIBUTIONS AND ALLOCATIONS
IV.1Tax Distributions. Subject to (a) the provisions of Section 18-607 of the Delaware Act, (b) any restrictions set forth in any loan agreement, including, for the avoidance of doubt, any loan agreement with respect to an Emergency Loan, or other contractual obligation of the Company or any of its Subsidiaries, and (c) having available cash, whether on hand or under applicable credit facilities, in each case as determined by the Board, each Fiscal Quarter the Board shall cause the Company to distribute, to the extent of the Company’s and its Subsidiaries’ unrestricted cash on hand, and prior to any Distribution made pursuant to Section 4.2, to each Member an amount of cash (each, a “Tax Distribution”) equal to the amount of Taxable income allocable to such Member for such Fiscal Quarter, net of any Taxable losses allocated to such Member in prior Fiscal Quarters of such Taxable Year and not previously taken into account under this Section 4.1 (which Taxable income or Taxable losses will take into account allocations under Section 704(c) of the Code), multiplied by the Applicable Tax Rate. The Board may elect to reduce the amount of any Tax Distributions to reflect any available Tax credits allocable to the applicable Member for the Fiscal Quarter or any prior Fiscal Quarter to the extent not previously taken into account under this Section 4.1. The amount of all Tax Distributions under this Section 4.1 will be treated as advances of any Distributions payable to the Members pursuant to Section 4.2 and Section 12.2.

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IV.2Distributions.
(a)Subject to the provisions of Section 18-607 of the Delaware Act, each Fiscal Quarter the Board shall cause the Company to distribute on the Distribution Payment Date all Available Cash, if any, with respect to the Fiscal Quarter then ended, beginning with respect to the Fiscal Quarter ending on September 30, 2023. Within 45 days after the end of a Fiscal Quarter (or such longer period as approved by Major Investor Approval), the Company shall deliver to the Members a statement setting out the aggregate Available Cash calculated as of the last day of such Fiscal Quarter. Distributions by the Company will be made to the Members in the following order of priority:
(i)first, to each Member, ratably in accordance with the number of Units held by each such Member prior to such Distribution, until each such Member has received aggregate Distributions pursuant to this Section 4.2(a)(i) equal to such Member’s aggregate Capital Contributions paid (or deemed to have been paid through such Member acquiring or succeeding to Units with Capital Contributions funded by the Transferor of such Units) to the Company;
(ii)second, 100% to the holders of Class A Common Units (the “Class A Holders”), ratably in accordance with the number of Class A Common Units held by each Class A Holder, until the Class A Holders have collectively received aggregate Distributions on their Class A Common Units under Section 4.2(a)(i) and this Section 4.2(a)(ii) in such amount as required to achieve an IRR of 8% in respect of the Capital Contributions paid to the Company with respect to the Class A Common Units (provided, for the avoidance of doubt, that for the purpose of this Section 4.2(a)(ii), the deemed distribution of Warrants to the Initial SB Member (described in Section 8.4) shall not be taken into account);
(iii)third, 100% to each of the holders of Class B Common Units (the “Class B Holders”), ratably in accordance with the number of Class B Common Units held by each Class B Holder, until the Class B Holders have collectively received an aggregate amount of Distributions under Section 4.2(a)(i) and this Section 4.2(a)(iii) equal to each such Class B Holder’s Sharing Percentage of the cumulative amount of Distributions made pursuant to Section 4.2(a)(i), Section 4.2(a)(ii) and this Section 4.2(a)(iii); and
(iv)thereafter, ratably to the holders of Common Units in accordance with the number of Common Units held by each such Member prior to such Distribution.
(b)In the event of a Sale Transaction, the Board shall promptly cause the Company to distribute the proceeds of the Sale Transaction to the Members in accordance with the provisions of Section 4.2(a)(i)–(iv). Distributions of Available Cash more frequently than quarterly may be made only with Major Investor Approval pursuant to Section 6.3(b).

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(c)Distribution Reserve Policy. The Company shall hold in reserve such cash or cash equivalents in an amount equal to the sum of, without duplication or overlapping of reserves covering the same or similar obligations, liabilities or risks: (i) amounts required under the terms of the Commercial Agreement, any loan agreement, including, for the avoidance of doubt, any loan agreement with respect to an Emergency Loan, or other contractual obligation of the Company, in each case, due and payable by the Company within the current or upcoming Fiscal Quarter; (ii) amounts required by applicable Law;, and (iii) an amount the Board determines, acting reasonably, is reasonably required to conduct the business of the Company at such time for a period of up to three months after the establishment of such reserves (or such other longer period as may be determined by Major Investor Approval pursuant to Section 6.3(b)), taking into account the then-current Annual Budget, or if no then-current Annual Budget exists, the expected operating expenses and capital requirements for such period, and such other factors as the Board may determine (acting reasonably), including with respect to any contingent liabilities, indemnification liabilities or other liabilities of the Company (collectively, “Permitted Reserves”).
IV.3Allocations. For each Fiscal Year of the Company, after adjusting each Member’s Capital Account for all Distributions made during such Fiscal Year and all Regulatory Allocations required to be made pursuant to Section 4.4 with respect to such Fiscal Year, Profits and Losses will be allocated among the Members in such a manner as to reduce or eliminate, to the extent possible, any difference, as of the end of such Fiscal Year, between (a) the sum of (i) the Capital Account of each Member, (ii) such Member’s share of Minimum Gain (as determined according to Treasury Regulations Section 1.704-2(g)), and (iii) such Member’s partner nonrecourse debt minimum gain (as defined in Treasury Regulations Section 1.704-2(i)(2)), and (b) the respective net amounts, positive or negative, that would be distributed to the Members or for which they would be liable to the Company under this Agreement and the Delaware Act, determined as if the Company were to (i) liquidate the assets of the Company for an amount equal to their Book Value and (ii) distribute the proceeds of such liquidation pursuant to Section 12.2. The Members acknowledge that Forfeiture Allocations may result from the allocations of Profits and Losses provided for in this Agreement.
IV.4Regulatory Allocations. Notwithstanding any provisions of Section 4.3 to the contrary, if necessary, the Company will make special allocations to comply with (a) the Company Minimum Gain charge back provisions of Treasury Regulations Section 1.704-2(f), (b) the partner nonrecourse debt minimum gain charge back provisions of Treasury Regulations Section 1.704-2(i), (c) the qualified income offset provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and (d) to the extent required, the forfeiture allocation provisions of Proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c) (“Forfeiture Allocations”) or any successor provision or guidance issued by the applicable Governmental Authority. The allocations set forth in the prior sentence (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Section 704 of the Code. Notwithstanding any other provisions of this Article IV to the contrary, if the Board determines that it is prudent, acting reasonably, to do so, the Board may make reasonably necessary supplementary allocations of Company income, gain, loss or deduction in order to offset Regulatory Allocations made so that, to the extent permissible under the Code, the net amount of

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allocations of Profits and Losses and the Regulatory Allocations (including Regulatory Allocations that, although not yet made, are expected to be made in the future) to each Member will equal the net amount of allocations that would have been allocated to such Member if the Regulatory Allocations had not been made.
IV.5Tax Allocations.
(a)Allocations Generally. Except as provided in Section 4.5(b), for U.S. federal, state and local income Tax purposes, each item of income, gain, loss, deduction and credit of the Company will be allocated among the Members in the same manner and in the same proportion that the corresponding book items have been allocated among the Members’ Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable Law, then each subsequent item of income, gain, loss, deduction and credit will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.
(b)Section 704(c) Allocations. Each item of income, gain, loss, deduction and credit of the Company with respect to any property contributed to the capital of the Company will, solely for Tax purposes, be allocated among the Members in accordance with Section 704(c) of the Code so as to take account of any variation between the adjusted basis of such asset for federal income Tax purposes and its initial Book Value. In addition, if the Book Value of any Company asset is adjusted pursuant to the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), then subsequent allocations of items of income, gain, loss, deduction and credit with respect to such asset will take account of any variation between the adjusted basis of such asset for federal income Tax purposes and its Book Value in the same manner as under Section 704(c) of the Code. The Board will determine all allocations pursuant to this Section 4.5(b) using any permissible method under Treasury Regulations Section 1.704-3.
(c)The reduction in the amount of depreciation, amortization or other cost recovery deductions allowable in respect of the Symbotic Systems acquired by the Company from the Symbotic Member pursuant to the Commercial Agreement that is attributable to the Tax Basis Differential shall be borne entirely by the SB Member (i.e., the Symbotic Member’s share of depreciation, amortization or other cost recovery deductions in respect of such Symbotic Systems shall not be less than the amount of such deductions to which the Symbotic Member would have been entitled (based on its Sharing Percentage) had the Company’s tax basis in such Symbotic Systems been equal to the amount set forth in clause (ii) of the definition of the Tax Basis Differential.
IV.6Indemnification and Reimbursement for Payments on Behalf of a Member. Each Member hereby authorizes the Company to withhold and to pay over any Taxes required under Law to be withheld by the Company or any of its Affiliates with respect to any amount payable, distributable or allocable by the Company to such Member. If the Company is required by Law to make any payment to a Governmental Authority or if amounts are withheld from payments otherwise required to be made to the Company, in each case, that is specifically attributable to or on account of a Member or a Member’s status as such (including U.S. federal, state and local

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withholding Taxes, Taxes imposed on the Company under Section 6221 of the Code, state personal property Taxes, and state unincorporated business taxes), then such Member will indemnify, defend and hold harmless the Company for, and contribute to the Company in full, the entire amount withheld or paid by the Company on behalf of or in respect of such Member (including any interest, penalties and related expenses); provided that for the avoidance of doubt, any such indemnification, contribution or other payment by or on behalf of a Member will not be treated as a Capital Contribution. The Board may offset Distributions, including Tax Distributions, to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify and make contributions to the Company under this Section 4.6. A Member’s obligation to indemnify and make contributions to the Company under this Section 4.6 will survive the termination, dissolution, liquidation and winding up of the Company and the disposition of all of such Member’s Units, and the Company will be treated as continuing in existence until such obligations are satisfied. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 4.6, including pursuant to Section 14.7, to collect such indemnification and contribution, with interest calculated at a rate equal to the Default Rate.
Article V
BOARD; MANAGEMENT
V.1Authority of Board. Subject to the other provisions of this Agreement, (a) the board of the Company (the “Board”) will conduct, direct and exercise full control over all activities of the Company, (b) all management powers over the business and affairs of the Company will be exclusively vested in the Board, and (c) the Board will have the sole power to bind or take any action on behalf of the Company, and to exercise any rights and powers granted to the Company under this Agreement and any other agreement, instrument or other document that the Company is a party to or beneficiary of. The Board will be deemed the “manager” (as defined in the Delaware Act).
V.2Composition of the Board.
(a)Number and Appointment. As of the Effective Date, the Board consists of five Managers and, subject to Sections 5.2(b), 5.2(d) and 5.2(e), is comprised of the following Persons:
(i)two Managers designated by the SB Member, who initially will be Vikas J. Parekh and Ronald D. Fisher (the “SB Managers”);
(ii)two Managers designated by the Symbotic Member, who initially will be Richard B. Cohen and Rollin Ford (the “Symbotic Managers”); and
(iii)one independent (vis-à-vis each Initial Member to the extent such Initial Member remains a Major Investor, and who would otherwise, if a director of a listed issuer, qualify as an “independent director” under the listing standards of NASDAQ and Rule 10A-3(b)(ii) of the Securities Exchange Act) Manager (the “Independent

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Manager”) designated by the unanimous written consent of the Initial Members to the extent such Initial Member remains a Major Investor, who initially will be Bob Palmer; provided that if only one Initial Member remains a Major Investor then the Independent Manager shall be designated pursuant to Section 5.2(e).
(b)Fall-Away Designation Rights. In addition to and without limiting the provisions of Section 3.3(e), if at any time the SB Member or the Symbotic Member, respectively, ceases to be a Major Investor, the right of such Member pursuant to Sections 5.2(a)(i) or (ii), as applicable, will be of no further force or effect, and the SB Managers or the Symbotic Managers, as applicable, will be deemed to have resigned from the Board and will automatically and immediately cease to be a Manager without any further action. Such Manager position will thereafter be filled by an independent (vis-à-vis each Initial Member to the extent such Initial Member remains a Major Investor, and who would otherwise, if a director of a listed issuer, qualify as an “independent director” under the listing standards of NASDAQ and Rule 10A-3(b)(ii) of the Securities Exchange Act) Manager pursuant to Section 5.2(e), and such Manager shall thereafter be deemed an “Independent Manager” for all purposes under this Agreement.
(c)Term. Each Manager will serve until a successor is duly appointed in accordance with the terms hereof or its, his, her or their earlier resignation, death, incapacitation or removal. A Person will become a Manager effective upon receipt by the Company of a written notice (or at such later time or upon the happening of some other event specified in such notice) of such Person’s designation from the Person(s) entitled to designate such Manager pursuant to Section 5.2(a); provided that the Persons identified by name in Section 5.2(a) became Managers on or prior to and will continue to be Managers following the Effective Date. A Manager may resign at any time by delivering written notice to the Company. Such resignation will be effective upon receipt by the Company unless it is specified to be effective at some other time or upon the happening of some other event.
(d)Removal. Any Manager will be removed automatically from the Board and each committee thereof or from the board of managers, board of directors or similar governing body of any Subsidiary, or any committee thereof (without any further action on the part of such Manager, the Board, such Subsidiary governing body or such committee(s)):
(i)in the case of a SB Manager, for any or no reason upon the written request of the SB Member;
(ii)in the case of a Symbotic Manager, for any or no reason upon the written request of the Symbotic Member;
(iii)in the case of an Independent Manager, (A) for any or no reason upon the written consent of either Initial Member (or, if only one Initial Member remains a Major Investor, then with the written consent of either (x) such Initial Member that remains a Major Investor or (y) the other Members holding a majority of the aggregate number of Units held by such other Members), or (B) in the event the Independent

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Manager is no longer independent (vis-à-vis each Initial Member to the extent such Initial Member remains a Major Investor, and who would otherwise, if a director of a listed issuer, qualify as an “independent director” under the listing standards of NASDAQ and Rule 10A-3(b)(ii) of the Securities Exchange Act);
(iv)if the Board (excluding the Manager that is the subject of the Board’s evaluation of whether there is Cause for Removal of such Manager) determines that Cause for Removal exists; or
(v)if a Manager is an employee of the Company or any of its Subsidiaries and ceases to be employed by the Company or any of its Subsidiaries.
(e)Vacancies. Subject to Section 5.2(b), (i) a vacancy on the Board because of the resignation, death, incapacity or removal of a SB Manager will be filled by the SB Member, (ii) a vacancy on the Board because of the resignation, death, incapacity or removal of a Symbotic Manager will be filled by the Symbotic Member, and (iii) a vacancy on the Board because of the resignation, death, incapacity or removal of an Independent Manager will be filled by the unanimous written consent of the Initial Members who remain Major Investors at such time, or, if only one Initial Member remains a Major Investor, by mutual consent of (x) the Initial Member who remains a Major Investor and (y) the other Members holding a majority of the aggregate number of Units held by such other Members. If such Initial Members are not able to agree on an Independent Manager within 30 days of a vacancy in an Independent Manager on the Board, the most senior Officer who is independent (vis-à-vis each Member) shall become an interim Independent Manager (a “Temporary Independent Manager”). Such Temporary Independent Manager shall serve as Independent Manager until the earlier of (x) the appointment of an Independent Manager with the unanimous consent of the Initial Members who remain Major Investors at such time (or, if only one Initial Member remains a Major Investor, then pursuant to the procedure described in the first sentence of this Section 5.2(e)), (y) the removal of the Temporary Independent Manager in accordance with either Section 5.2(d)(iii) or (iv), as applied to such Temporary Independent Manager, and (z) the Temporary Independent Manager ceases to be employed as an officer of the Company.
(f)Chairperson. The Board may from time to time designate a chairperson of the Board (the “Chairperson”) to preside at all meetings of the Board; provided that with respect to any matters involving a conflict or potential conflict of interest between the Company or any of its Subsidiaries, on the one hand, and the Chairperson, on the other hand, another Manager without a conflict or potential conflict of interest with the Company or any of its Subsidiaries with respect to the matter will preside, if available. The Chairperson will otherwise have no special, enhanced voting or governance rights.
(g)Subsidiary Governing Bodies; Committees. Each Subsidiary of the Company will, to the greatest extent permitted by applicable Law, have a board of managers, board of directors or similar governing body that provides for the same constitution of such governing body and the same voting rights as are, in each case, applicable to the Company and set forth herein. To the greatest extent permitted by applicable Law, the Board may from time to

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time establish and delegate authority to one or more committees. To the greatest extent permitted by applicable Law, the board of managers, board of directors or similar governing body of any of the Company’s Subsidiaries may from time to time establish and delegate authority to one or more committees on the same basis as the Company’s Board. Any committee of the Board or the board of managers, board of directors or similar governing body of any of the Company’s Subsidiaries will promptly notify the Board or such Subsidiary’s board of managers, board of directors or similar governing body, as applicable, of any decisions it has made. Except for any Transaction Committee set forth in Section 9.10 or other conflicts or special committees overseeing actions or transactions of the Company involving a conflict or potential conflict of interest between the Company or any of its Subsidiaries, on the one hand, and any Member or any executive officer, manager, director, Affiliate or Related Party of a Member, on the other hand, with respect to which the Symbotic Managers or the SB Managers, as applicable, are recused pursuant to Section 9.10 or Section 5.3(c), as applicable, the Symbotic Member and the SB Member, so long as such Member is a Major Investor, shall each be entitled to appoint the Symbotic Managers and the SB Managers, as applicable, to any committee created by the Board and as a member of any board of managers, board of directors or similar governing body (or committee thereof) of any Subsidiary.
(h)Reimbursement; Compensation. The Company will pay, or will cause one of its Subsidiaries to pay, the reasonable and documented out-of-pocket costs and expenses incurred by each Manager in the course of such Manager’s service hereunder, including expenses for travel, meals and accommodation in connection with attending regular and special meetings of the Board, any board of managers, board of directors or similar governing body of each of the Company’s Subsidiaries or any of their respective committees, in each case, subject to the Company’s policies and procedures with respect thereto (including the requirement of reasonable documentation thereof). The Company may enter into a customary contract with a Manager that may include reasonable compensation for serving as a Manager, as approved by the unanimous consent of the Initial Members who remain Major Investors at such time (or, if only one Initial Member remains a Major Investor, then with the written consent of (i) such Initial Member that remains a Major Investor and (ii) the other Members holding a majority of the aggregate number of Units held by such other Members).
V.3Board Actions.
(a)Voting. Except as otherwise contemplated in this Agreement (including, for the avoidance of doubt, Section 5.3(b)), each Manager voting on any matter submitted to the Board or any committee thereof (whether the consideration of such matter is taken at a meeting, by written consent or otherwise) will have one vote. Subject to Section 5.4 or as otherwise set forth in this Agreement, (i) the affirmative vote (whether by proxy or otherwise) of the Managers holding a majority of the votes of all Managers present at any meeting of the Board will be the act of the Board and (ii) except as otherwise provided by the Board when establishing any committee, the affirmative vote (whether by proxy or otherwise) of the Managers then serving on such committee holding a majority of the votes of all Managers then serving on such committee will be the act of such committee. The actions by the Board or any committee thereof may be taken by vote of the Board or such committee at a meeting thereof or by written consent (without

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a meeting, without notice and without a vote) so long as, except as otherwise contemplated by this Agreement, such written consent is signed by all Managers then serving on the Board or such committee, as the case may be (including, for the avoidance of doubt, the SB Managers and the Symbotic Managers, subject to Section 5.2(b)).
(b)Meetings. Meetings of the Board and any committee thereof will be held at the principal office of the Company, by telephone or video conference or similar communications equipment by means of which all individuals participating in the meeting can be heard or at such other place as may be determined by the Board or such committee. Except as otherwise contemplated by this Agreement, the presence of at least one SB Manager and at least one Symbotic Manager, in person, telephonically, virtually or through their duly authorized proxy, shall constitute a quorum at any meeting of the Board or any committee thereof; provided, however, that in the event that only one of the SB Managers or only one of the Symbotic Managers is present, such SB Manager or Symbotic Manager will have two votes when voting on any matter submitted to the Board or any committee thereof (whether the consideration of such matter is taken at a meeting, by written consent or otherwise). Business may be conducted once a quorum is present. If a quorum is not present at any meeting, such meeting of the Board shall be adjourned for at least seven days to a date, time and place proposed by the Chairperson (if any) or any other Manager. If, after three such adjournments, at the fourth consecutive meeting a quorum is not present, the members of the Board present shall constitute a quorum. Regular meetings of the Board will be held on such dates and at such times as will be determined by the Board. Except as otherwise determined by the Board, the Company will endeavor to hold at least four regular meetings during any period of 12 consecutive months. Special meetings of the Board may be called by the Chairperson (if any) or any other Manager, and special meetings of any committee may be called by the Chairperson (if any) or any Manager on such committee. Notice of each meeting of the Board or committee stating the date, place and time, and the purpose or purposes of, and the business to be transacted at, such meeting will be given to each Manager (in the case of a Board meeting) or each Manager on such committee (in the case of a committee meeting) by hand, telephone, email, overnight courier or the U.S. mail at least 24 hours prior to such meeting. Attendance of a Manager at a meeting will constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the meeting on the ground that the meeting is not lawfully called or convened. Notice may be otherwise waived by any Manager before or after a meeting in writing. The actions taken by the Board or any committee at any meeting (as opposed to by written consent), however called and noticed, will be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Managers as to whom it was improperly held sign a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The Board and each committee may adopt such other procedures governing meetings and the conduct of business at such meetings as the Board or such committee, as applicable, will deem appropriate.
(c)Conflicts of Interest. Notwithstanding anything to the contrary in this Agreement, to the extent that a conflict or a potential conflict of interest exists or arises between the Company or any of its Subsidiaries, on the one hand, and any Member or any executive officer, manager, director, Affiliate, or Related Party of a Member, on the other hand (a “Conflict

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of Interest”), in connection with a matter or action to be taken by the Board or any committee thereof, then (i) any Manager that is appointed by such conflicted or potentially conflicted Member shall be recused from the deliberation with respect to or approval of such matter or action, (ii) any other Manager that another Member unilaterally has the right to appoint pursuant to Section 5.2(a) shall be recused from the deliberation with respect to or approval of such matter or action and (iii) the Independent Manager(s) shall unilaterally consider and determine the resolution of or approve the matter or action and the requisite action to be taken by the Company or any of its Subsidiaries; provided that if only one Independent Manager exists and such Independent Manager is removed pursuant to Section 5.2(d) or otherwise resigns or becomes incapacitated during the pendency of considering and determining such matter or action with respect to a Conflict of Interest, and the Initial Members are not able to agree on an Independent Manager within 30 days of a vacancy in such Independent Manager, then Section 5.8 shall apply to such matter or action (and, for the avoidance of doubt, the Temporary Independent Manager shall not consider or determine the resolution of or approve any matter or action with respect to such matter or action). The determination of the Independent Manager(s) of such matter or action shall be binding on the Company and its Subsidiaries, and no Member or other Manager consent or vote shall be required for passage of, or counted in favor or against the approval of, such matter or action, including for purposes of the unanimous prior approval or unanimous written consent standard set forth in Section 5.4 or in Section 6.3.
V.4Actions Requiring Unanimous Consent of the Board. Notwithstanding the generality of Section 5.1 or anything else in this Agreement to the contrary, other than Section 5.8, without the unanimous prior approval or unanimous written consent by the affirmative vote of all of the Managers then serving on the Board (excluding any vacancies on the Board and any Managers recused pursuant to Section 5.3(c) or as otherwise contemplated by this Agreement), the Company will not take, and will cause each of its Subsidiaries to refrain from taking, any of the following actions (whether, directly or indirectly, by amendment to the Certificate or other applicable document or by merger, recapitalization, reclassification, consolidation or otherwise, and any such action taken shall be void ab initio and of no force or effect whatsoever) (provided that this Section 5.4 shall be subject to and not be interpreted to modify any rights or obligations of any Member or the Board under Sections 5.7, 9.9, 9.10, 9.11 or 9.12):
(a)pursuant to Section 9.1(a) and subject to the exceptions set forth therein, consenting to any Transfer of Units by any Member;
(b)issuing, creating, incurring, assuming, guaranteeing, endorsing or otherwise becoming liable or responsible for any indebtedness for borrowed money (other than any Emergency Loans pursuant to Section 3.3(d)), or increasing any facilities with respect to any existing indebtedness for borrowed money, in each case, following which the Company and its Subsidiaries would have a total consolidated indebtedness for borrowed money in excess of 25% of the total consolidated assets of the Company and its Subsidiaries;
(c)selling, leasing or otherwise disposing of the consolidated assets of the Company or its Subsidiaries, other than sales of inventory and used equipment in the ordinary course of business, with a value in excess of $1,000,000;

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(d)acquiring, including through any series of transaction, any equity interests of any third party or assets of any third party with a value in excess of $1,000,000;
(e)approving the Annual Budget and Operating Plan in accordance with Section 5.6;
(f)making any expenditure not otherwise subject to approval under this Section 5.4 which exceeds by more than five percent the amount set forth in the appropriate line item for such expenditure in the Annual Budget, if applicable, or which causes the category of expenditures which encompasses such line item (e.g., general and administrative expenses, capital expenditures, lease expenses) to exceed by more than five percent the amount set forth for such category in such Annual Budget;
(g)other than the transactions contemplated by the Commercial Agreement and the Framework Agreement, entering into transactions, contracts or other agreements involving aggregate payments in excess of $5,000,000 in a calendar year;
(h)creating, incurring or assuming any material Liens (other than Permitted Liens) with respect to any assets of the Company or its Subsidiaries;
(i)selling, assigning, licensing, pledging or encumbering any material technology or intellectual property;
(j)guaranteeing the financial obligations of another Person;
(k)appointing, retaining or terminating the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and the Head of Sales of, or individuals who hold similar roles with, the Company;
(l)approving or modifying any compensation (including salary, bonuses, benefits and other forms of current and deferred compensation) payable to the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and the Head of Sales of, or individuals who hold similar roles with, the Company;
(m)approving annual and quarterly financial statements of the Company and any of its Subsidiaries;
(n)other than pursuant to Section 5.7 or as required by the terms of the Commercial Agreement, (i) approving or purchasing any insurance for an officer, director, employee or representative of the Company or (ii) providing indemnification to any officer, director, employee or representative of the Company;
(o)entering into, altering, amending, modifying, or terminating any material agreement to which the Company is a party, or waiving any material provision thereof; or
(p)agreeing or committing to any of the foregoing.

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V.5Officers.
(a)Designation and Appointment. Subject to Section 5.4, the Board may (but need not), from time to time, designate and appoint one or more Persons as an Officer or Officers. No Officer need be a resident of the State of Delaware, a Member or a Manager. Any Officers so designated will have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers (including Executive Chairperson, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Vice President, Executive Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer). Unless the Board otherwise decides, if an Officer is assigned a title that is commonly used for officers of a business corporation incorporated under the Laws of the State of Delaware, then the assignment of such title will constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such Officer by the Board pursuant to the third sentence of this Section 5.5(a) or (ii) any delegation of authority and duties made to one or more Officers under Section 5.5(c). Any number of offices may be held by the same person. Subject to Section 5.4: (i) each Officer will hold office until such Officer’s successor is duly designated and qualified or until such Officer’s death or until such Officer resigns or has been removed in the manner hereinafter provided and (ii) the salaries or other compensation, if any, of the Officers and agents of the Company will be fixed from time to time by the affirmative vote (whether by proxy or otherwise) of the Managers holding a majority of the votes of all Managers then serving on the Board (excluding any vacancies on the Board).
(b)Resignation; Removal; Vacancies. Any Officer (subject to any contract rights available to the Company or any of its Subsidiaries, if applicable) may resign as such at any time. Such resignation will be made in writing and will take effect at the time specified therein, or if no time is specified therein, at the time of its receipt by the Board. The acceptance of a resignation will not be necessary to make it effective, unless expressly so provided in the resignation. Subject to Section 5.4, any Officer may be removed as an Officer, either with or without cause, by the affirmative vote (whether by proxy or otherwise) of the Managers holding a majority of the votes of all Managers then serving on the Board (excluding any vacancies on the Board), at any time; provided that such removal will be without prejudice to any expressly surviving contract rights, if any, of the individual so removed. Designation of an Officer will not of itself create contract rights. Subject to Section 5.4, any vacancy occurring in any office of the Company may be filled by the Board and will remain vacant unless and until it is filled by the Board.
(c)General Duties of Managers and Officers. Except as otherwise provided in this Agreement, and subject to Section 5.5(d), the Managers and the Officers, in the performance of their duties as Managers or Officers, as applicable, will owe to the Company and its Subsidiaries and the Members fiduciary duties (including the duties of loyalty and due care) of the type owed by the directors or officers, as applicable, of a corporation incorporated under the General Corporation Law of the State of Delaware to such corporation and its stockholders. Notwithstanding any other provision of this Agreement or any duty otherwise existing at Law, in equity or otherwise, whenever in this Agreement a Person who is a Member is permitted or

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required to make a decision or take an action solely in the capacity as a Member, an investor or holder of Units in the Company or on behalf of a Member (including as a partner, officer, director, manager, representative or owner of an entity that is a Member) (and not in the capacity as a Manager), such Person making such decisions or taking such actions shall not be subject to any fiduciary duties such Person would otherwise have under applicable Law and shall be entitled to consider only such interests and factors as such Person desires, including such Person’s own interests or those of any such Person’s Affiliates, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person.
(d)Limitation of Liability of Managers. Notwithstanding anything to the contrary, Section 5.5(c) will no longer apply to any Manager if the SB Member Transfers any Units, except for (i) Transfers of any Units to any new Members of the Company (for the avoidance of doubt, not including any new Members admitted pursuant to an Exempt Transfer) who are approved and admitted pursuant to Section 6.3(b)(xii), (ii) any Permitted Syndication as provided in Section 9.1(c) or (iii) Exempt Transfers as provided in Section 9.1(d) (the date of such Transfer other than those expressly contemplated by the foregoing clauses (i), (ii) and (iii) of this Section 5.5(d), the “Fiduciary Duty Fallaway Date”). From and after the Fiduciary Duty Fallaway Date, notwithstanding any duty otherwise existing at law or in equity, to the fullest extent permitted by applicable Law, including, for the avoidance of doubt, Section 18-1101(c) of the Delaware Act, and except as expressly contemplated by this Agreement or any other agreement entered into between a Manager and any Member or the Company or any of its Subsidiaries, no Manager shall have any duty (including any fiduciary duty) in such capacity as Manager otherwise applicable at law or in equity to the Company, any other Manager, any Member or any other Person with respect to or in connection with the Company or the Company’s business or affairs. It is the intent and agreement of the Parties that, after the Fiduciary Duty Fallaway Date, all fiduciary duties be, and hereby are, eliminated and no fiduciary duties shall apply to any action or omission taken by any Manager (in such Manager’s capacity as such) in connection with the Company; provided that (A) the foregoing shall not eliminate the obligation of the Managers to act in compliance with the express terms of this Agreement and (B) the foregoing shall not be deemed to eliminate the implied contractual covenant of good faith and fair dealing of the Managers. Notwithstanding anything to the contrary contained herein, each Member agrees not to file a lawsuit or other legal claim or charge to assert against any Manager any claim regarding any breach of any duty (including any fiduciary duty) in such Manager’s capacity as such or challenging the provisions of this Section 5.5(d)).
V.6Operating Plan and Budget.
(a)Proposals. The Officers shall prepare and provide to the Board for the Board’s approval, in accordance with Section 5.4(e), no later than 90 days prior to the end of each Fiscal Year: (i) a proposed annual operating and capital budget of the Company and its Subsidiaries for the following Fiscal Year, which shall be broken down into quarterly periods for such Fiscal Year (the “Annual Budget”); and (ii) a proposed operating plan for the Company and its Subsidiaries for the following three Fiscal Years (the “Operating Plan”); provided that if

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requested by the unanimous consent of the Board, the Officers shall prepare and provide to the Board a revised Annual Budget or Operating Plan with such updates as requested by the Board.
(b)Submission to Major Investors. Promptly upon approval of an Annual Budget and Operating Plan by the Board pursuant to Section 5.4(e), the Annual Budget and Operating Plan shall be submitted to the Major Investors for their approval pursuant to Section 6.3(b)(xi). If (x) the Board fails to approve or submit the Annual Budget or Operating Plan to the Major Investors prior to the beginning of any Fiscal Year or (y) the Major Investors fail to approve an Annual Budget or Operating Plan prior to the beginning of any Fiscal Year, then the prior Fiscal Year’s Annual Budget or Operating Plan (as applicable), adjusted for any changes in the consumer price index over the relevant period (excluding non-recurring expenditures), will be deemed approved by the Board and the Major Investors until an Annual Budget or Operating Plan (as applicable) is unanimously approved by the Board and has received Major Investor Approval; provided that, if an Annual Budget or Operating Plan fails to be approved for any two consecutive Fiscal Years, then Section 5.8 shall apply with respect to the approval of the subsequent Annual Budget or Operating Plan.
(c)Operation of the Company. The Members and the Officers shall take or cause to be taken the actions described herein to cause the Company to be operated in accordance with the then-current Operating Plan and Annual Budget. The Officers shall provide quarterly progress updates to the Board on the then-current Operating Plan and Annual Budget.
V.7Indemnification; Exculpation.
(a)Generally. Subject to the other provisions of this Section 5.7, the Company will, and will cause its Subsidiaries to, indemnify, defend and hold harmless each Person who is or was serving as a Manager or an Officer or is or was a Member (each, an “Indemnified Person”), in each case, to the fullest extent permitted under the Delaware Act or other applicable Law, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement, only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment, substitution or replacement), against all expenses, liabilities and losses whatsoever (including attorneys’ fees and expenses, judgments, fines, amounts paid in settlement, excise Taxes or penalties) reasonably incurred or suffered by such Indemnified Person (or one or more of such Indemnified Person’s Affiliates) arising from Proceedings in which such Indemnified Person may be involved, as a party or otherwise, by reason of its being a Member, a Manager or an Officer (including by reason of its serving as a director, officer, employee or agent of a corporation, partnership, joint venture, trust, employee benefit plan, fund, other enterprise or nonprofit entity at the request of the Company), or by reason of its involvement in the management of the affairs of the Company, whether or not it continues to be such at the time any such loss, liability or expense is paid or incurred; provided that unless the Board otherwise consents in writing, no Indemnified Person will be indemnified for any expenses, liabilities or losses suffered for (i) actions or omissions by an Indemnified Person or its Affiliates (excluding, for purposes hereof, the Company and its Subsidiaries) constituting gross negligence, bad faith,

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willful misconduct or fraud; or (ii) any present or future breaches of any representations, warranties or covenants by such Indemnified Person, his, her, their or its Affiliates (excluding, for purposes hereof, the Company and its Subsidiaries), or any of their respective employees, agents or representatives, herein or in any other agreement with the Company or any of its Subsidiaries; provided, further, that unless the Board otherwise determines, no Indemnified Person will be entitled to indemnification hereunder with respect to a Proceeding initiated by such Indemnified Person. Expenses, including attorneys’ fees and expenses, incurred by any Indemnified Person in defending a threatened, pending or completed Proceeding to which such Indemnified Person was or is a party or is threatened to be made a party by reason of its being a Member, a Manager or an Officer (including by reason of its serving as a director, officer, employee or agent of a corporation, partnership, joint venture, trust, employee benefit plan, fund, other enterprise or nonprofit entity at the request of the Company) or by reason of its involvement in the management of the affairs of the Company (other than a Proceeding initiated by such Indemnified Person not authorized by the Board) will be paid by or on behalf of the Company in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person (in form and substance reasonably acceptable to the Board) to repay such amount if it will ultimately be determined that such Indemnified Person is not entitled to be indemnified by or on behalf of the Company. The indemnification provided by this Section 5.7 will inure to the benefit of the heirs and personal representatives of each Indemnified Person.
(b)Non-Exclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Section 5.7 will not be exclusive of any other right that any Indemnified Person may have or hereafter acquire under any statute, agreement, law, determination or vote of the Board or otherwise (but excluding insurance obtained by the Company or any of its Affiliates) (such other rights, “Supplemental Indemnification Rights”). Subject to Section 5.4(n), the Board may grant any rights comparable to those set forth in Section 5.7(a) to any Manager, Officer or Member as it may determine.
(c)Insurance. The Company will use commercially reasonable efforts to purchase and maintain, or cause its Subsidiaries to purchase and maintain, at its own expense, director and officer liability insurance on terms and in an amount approved by the Board, to protect any Indemnified Person against any expense, liability or loss of the nature described in Section 5.7(a), whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of Section 5.7(a). Each Manager will be entitled to the same benefits under such insurance as each other Manager. The Company will ensure that any such insurance policies comply with Section 5.7(d), including that there be no right of contribution against any provider of Supplemental Indemnification Rights and that providers of Supplemental Indemnification Rights are subrogated to an Indemnified Person’s rights under such insurance policies.
(d)Primary Obligation. The Company and each Member hereby acknowledge and agree that the Initial Member Managers may have certain rights to indemnification, advancement of expenses or insurance provided by the SB Member and the Symbotic Member, respectively, which the Initial Member Managers and the Initial Members intend to be secondary

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to the primary obligation of the Company to indemnify the Initial Member Managers as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to the Initial Member Managers’ willingness to serve on the Board. Notwithstanding anything contained herein to the contrary, the Company and each Member hereby agree (i) that the Company is the indemnitor of first resort with respect to any expenses, liabilities and losses reasonably incurred or suffered by Initial Member Managers in connection with their roles as Managers of the Company (i.e., its obligations to the Initial Member Managers are primary and any obligations of an Initial Member to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an Initial Member Manager in connection with their service as an Initial Member Manager are secondary), (ii) that the Company shall be required to advance the full amount of expenses incurred by any Initial Member Manager in connection with their service as an Initial Member Manager as required by the terms of this Agreement (or any other agreement between the Company and an Initial Member Manager), without regard to any rights that an Initial Member Manager may have against an Initial Member, and (iii) that the Company irrevocably waives, relinquishes and releases each Initial Member from any and all claims against such Initial Member for contribution, subrogation or any other recovery of any kind in respect thereof. The Company and each Member further agree that no advancement or payment by an Initial Member on behalf of an Initial Member Manager with respect to any claim for which such Initial Member Manager has sought indemnification from the Company shall affect the foregoing, and the applicable Initial Member shall have a right of contribution or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of such Initial Member Manager against the Company. The Company agrees that each Initial Member and its respective Affiliates are express third-party beneficiaries of the terms of this Section 5.7(d).
(e)Limitation. Notwithstanding anything herein to the contrary (including in this Section 5.7), any indemnity by the Company relating to the matters covered in this Section 5.7 will be provided solely out of and to the extent of the Company assets (including proceeds from insurance policies maintained by the Company), and no Member will have personal liability on account thereof or will be required to make additional Capital Contributions to help satisfy such indemnity of the Company (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof).
(f)Exculpation. To the fullest extent that would be permitted by Section 102(b)(7) of the General Corporation Law of Delaware, as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader exculpation than permitted prior thereto), if the Company were a corporation incorporated under the General Corporation Law of the State of Delaware, no Manager of the Company shall be liable to the Company or its Members for monetary damages arising from a breach of fiduciary duty as a Manager, if applicable. Each Manager shall be a third-party beneficiary of this Agreement for purposes of this Section 5.7(f).
(g)Savings Clause. If this Section 5.7 or any portion hereof is invalidated on any ground by any court of competent jurisdiction, then the Company will nevertheless

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indemnify and hold harmless each Indemnified Person pursuant to this Section 5.7 to the fullest extent permitted by any applicable portion of this Section 5.7 that has not been invalidated and to the fullest extent permitted by applicable Law. The indemnification provisions set forth in this Section 5.7 will be deemed to be a contract between the Company and each of the Persons constituting Indemnified Persons at any time while the provisions of this Section 5.7 remain in effect, whether or not such Indemnified Person continues to serve in such capacity and whether or not such Indemnified Person is a party hereto. The rights of the Indemnified Persons under this Section 5.7 will survive the termination of this Agreement.
(h)Survival of Indemnification, Advancement of Expenses and Exculpation. The indemnification, advancement of expenses and exculpation provided by, or granted pursuant to, this Section 5.7 will, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors and administrators of an Indemnified Person or Manager, as applicable. Any amendment, modification or repeal of this Section 5.7 or any provision hereof will be prospective only and will not in any way affect the limitations on liability of an Indemnified Person, or terminate, reduce or impair the right of any past or present Indemnified Persons, under and in accordance with the provisions of this Section 5.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
V.8Dispute and Deadlock Resolution.
(a)Except as otherwise expressly set forth herein, if any material business matter has been presented to the Board or the Members for consideration and has not been adopted, an Initial Member or Initial Member Manager that voted in favor of the adoption of such matter may issue a notice to the other Initial Member requiring the escalation of such matter to a steering committee to resolve such matter. The members of the steering committee shall consist of the CEO of the Company and an authorized representative of each of the Initial Members (such committee, the “Steering Committee”). The Steering Committee will attempt to reach a unanimous decision to resolve such matter.
(b)If the matter or dispute is not resolved by the Steering Committee within 15 days of being referred thereto, the dispute shall be raised to the SB Member’s ultimate parent’s CEO and the Symbotic Member’s ultimate parent’s CEO for discussion and potential resolution. To the extent that a resolution is not reached by such Persons within 30 days of being referred thereto, the dispute may then be resolved in accordance with Section 14.7 of this Agreement.
V.9Additional Financing. The Board shall use its commercially reasonable efforts, and each of the Initial Members shall use their respective commercially reasonable efforts to support the Company in such efforts, to seek and obtain third-party debt or equity financing in order to fund amounts payable under the Commercial Agreement in excess of the Required Commitment Amount of both of the Initial Members, on terms reasonably acceptable to the Company and subject to Section 5.4(b); provided that the foregoing efforts do not and shall not

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(i) require such cooperation from any Member to the extent it would require any Member, or any of its Affiliates or its or their respective directors, officers, employees or equityholders, to incur any monetary liability, pay any fees, reimburse any expenses, or provide any indemnity, in each case, for which the Company is not obligated to reimburse or indemnify such Member under this Agreement, (ii) require such cooperation to the extent it would unreasonably interfere with the operations of any Member, (iii) require any Member, or any of its Affiliates or its or their respective directors, officers, employees or equityholders to be the issuer of any securities or issue any offering document, (iv) require any Member, or any of its Affiliates or its or their respective directors, officers, employees or equityholders to provide any information the disclosure of which is prohibited by applicable Law or (v) require any Member, or any of its Affiliates or its or their respective directors, officers, employees or equityholders to take any action that will conflict with or violate the organizational documents of such person or any applicable Law or legal proceeding.
Article VI
RIGHTS AND OBLIGATIONS OF MEMBERS; MEMBERS’ MEETINGS
VI.1Limitation of Liability of Members.
(a)Except as otherwise provided herein or required by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and no Member will be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as a Member, other than any Member’s obligation to make any Capital Contributions to the Company pursuant to the terms hereof or other written agreement with the Company. Except as otherwise provided in this Agreement, a Member’s liability (in its capacity as a Member) for debts, liabilities and losses of the Company will be such Member’s share of the Company’s assets; provided that a Member will be required to return to the Company any Distribution (including any Tax Distribution) made to such Member as a result of a clear and manifest accounting or similar error or as a result of a clear, manifest and material breach of this Agreement, in each case, with respect to which written notice thereof has been delivered to the applicable Member, within 60 days after the applicable Distribution. The immediately preceding sentence will constitute a compromise to which all Members have consented within the meaning of the Delaware Act. Notwithstanding anything herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act will not be grounds for imposing personal liability on the Members or Managers for liabilities of the Company.
(b)Notwithstanding any other provision of this Agreement or any duty otherwise existing at Law, in equity or otherwise, whenever in this Agreement a Person that is a Member is permitted or required to make a decision or take an action solely in the capacity as a Member, an investor or holder of Units in the Company or on behalf of a Member (including as a partner, officer, director, manager, representative or owner of an entity that is a Member) (and not in the capacity as a Manager), such Person making such decisions or taking such actions shall

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not be subject to any fiduciary duties such Person would otherwise have under applicable Law and shall be entitled to consider only such interests and factors as such Person desires, including such Person’s own interests or those of any such Person’s Affiliates, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person.
VI.2Members’ Right to Act.
(a)Lack of Authority. No Member in its capacity as such has the authority or power to act for or on behalf of the Company in any manner or way, to bind the Company, or do any act that would be (or could be construed as) binding on the Company, in any manner or way, or to make any expenditures on behalf of the Company, unless such specific authority and power has been expressly granted to and not revoked from such Member by the Board or pursuant to this Agreement, and the Members consent to the exercise by the Board of the powers conferred on it by Law and this Agreement; provided that in the event of a Symbotic Succession Event (as defined in the Commercial Agreement), notwithstanding (i) any Conflict of Interest between the SB Member or any executive officer, manager, director, Affiliate or Related Party thereof and the Company or any of its Subsidiaries, (ii) any Major Investor Approval required pursuant to Section 6.3(b)(vi), (iii) any unanimous Board approval or consent required pursuant to Section 5.4(o) or (iv) anything in this Agreement to the contrary, the SB Member shall have the sole authority and power to cause the Company to exercise its option under Section 15.1 of the Commercial Agreement in connection with such Symbotic Succession Event; provided, further, that in the event the SB Member decides to cause the Company to exercise the Company’s option under Section 15.1 of the Commercial Agreement, then the Annual Budget shall automatically be adjusted to reflect such reduction of the Company’s commitment under the Commercial Agreement. Any Member that acts in violation of the foregoing will be solely responsible to the Company for any resulting loss or expense to the Company and (notwithstanding anything to the contrary contained herein) will not be entitled to any indemnification, whether set forth herein or otherwise.
(b)Member Voting. For situations for which the approval of the Members or any class of Members (rather than the approval of the Board on behalf of the Members) is expressly required by this Agreement or by applicable Law, except as otherwise contemplated in this Agreement, each Member will be entitled to one vote per Common Unit held by such Member on matters requiring a vote or consent of the Members; provided that, if any consent of the Members is required other than where 10% Member Consent or Major Investor Approval is required, the number of Common Units deemed voted by the SB Member will be limited to 50% of all Common Units counted for such consent. Any vote of the Members holding Common Units or any class of Members may be taken at a meeting of the Members in accordance with the provisions of this Section 6.2. The Class A Common Units and Class B Common Units shall vote as a single class. The vote of the Members holding a majority of the then-outstanding Common Units entitled to vote and represented at a meeting of the Members, voting as a single class, or such higher threshold as may be set forth in this Agreement, at which a quorum is present, will be the act of the Members. Any action permitted or required by the Delaware Act or this Agreement to be taken at a meeting of the Members may be taken without a meeting if a

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consent in writing, setting forth the action to be taken, is signed by such of the Members as will be required to authorize, approve, ratify or otherwise consent to such action under the Delaware Act and this Agreement (which may be less than all of the Members, in which event a copy thereof will be sent to each of the Members entitled to vote or consent to such action who did not sign the consent). Such consent will have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware, and the execution of such consent will constitute attendance or presence in person by such person executing such consent at a meeting of the Members.
(c)Member Meetings. Meetings of the Members may be held at such place, including by telephone or video conference or similar communications equipment by means of which all individuals participating in the meeting can be heard, as will be determined from time to time by resolution of the Board. At all meetings of the Members, business will be transacted in such order as will from time to time be determined by resolution of the Board. Except as otherwise contemplated in this Agreement, the presence of Members representing at least 50% of the outstanding Common Units, including the SB Member and the Symbotic Member, will constitute a quorum for the transaction of business of the Members. If a quorum is not present at any meeting, such meeting of the Members shall be adjourned for at least seven days to a date, time and place proposed by the Board. If, after three such adjournments, at the fourth consecutive meeting a quorum is not present, the Members present shall constitute a quorum. Notice of each meeting of the Members stating the date, place and time, the purpose or purposes of, and the business to be transacted at, such meeting will be given to each Member by hand, telephone, email, overnight courier or the U.S. mail at least three days prior to such meeting. Attendance of a Member at a meeting will constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the meeting on the ground that the meeting is not lawfully called or convened.
VI.3Actions Requiring Member Consent.
(a)Notwithstanding the generality of Section 5.1 or anything else in this Agreement to the contrary, other than Section 3.3(e) and Section 5.8, without 10% Member Consent, the Company will not take, and will cause each of its Subsidiaries to refrain from taking, any of the following actions (whether, directly or indirectly, by amendment to the Certificate or other applicable document or by merger, recapitalization, reclassification, consolidation or otherwise and any such action taken shall be void ab initio and of no force or effect whatsoever) (provided that this Section 6.3(a) shall be subject to and not be interpreted to modify any rights or obligations of any Member or the Board under Sections 5.7, 9.9, 9.10, 9.11 or 9.12):
(i)amending, restating or amending and restating this Agreement or the Certificate or any governing document of any Subsidiary, other than (A) to increase or decrease the size of the Board or (B) administrative or otherwise de minimis modifications that do not adversely affect any 10% Member;

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(ii)altering, amending or modifying the terms of any Equity Securities;
(iii)issuing any Equity Securities of the Company or any Subsidiary thereof (other than pursuant to the terms of any Plan) or participating in any public or private offering or sale of Equity Securities of the Company or any Subsidiary thereof;
(iv)liquidating, dissolving or effecting a recapitalization, restructuring or reorganization in any form of transaction of the Company (including making or permitting any change in the manner in which the Company is treated for federal income tax purposes);
(v)filing a voluntary bankruptcy or similar proceeding or failing to contest any bankruptcy or similar proceeding filed against the Company or any of its Subsidiaries;
(vi)entering into a new line of business or materially changing the scope of the business of the Company;
(vii)making or permitting any change to the Tax treatment of the Company or any of its Subsidiaries, or to the classification of any of the foregoing under the Code;
(viii)materially altering, amending or modifying any Tax, accounting or record-keeping principles of the Company; or
(ix)agreeing or committing to any of the foregoing.
(b)Actions Requiring Major Investor Approval. Notwithstanding the generality of Section 5.1 or anything else in this Agreement to the contrary, other than Section 3.3(e) and Section 5.8, without the vote of each of the Major Investors (“Major Investor Approval”), the Company will not take, and will cause each of its Subsidiaries to refrain from taking, any of the following actions (whether, directly or indirectly, by amendment to the Certificate or other applicable document or by merger, recapitalization, reclassification, consolidation or otherwise and any such action taken shall be void ab initio and of no force or effect whatsoever) (provided that this Section 6.3(b) shall be subject to and not be interpreted to modify any rights or obligations of any Member or the Board under Sections 5.7, 9.9, 9.10, 9.11 or 9.12):
(i)consummating any Sale Transaction or Public Offering;
(ii)increasing or decreasing the size of the Board;
(iii)declaring or paying any Distributions upon any of its Equity Securities, other than (A) Tax Distributions pursuant to Section 4.1 and (B) Distributions of Available Cash or proceeds of a Sale Transaction pursuant to Sections 4.2(a) and

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4.2(b), declaring or paying any distributions less than Distributions of Available Cash as set forth in Section 4.2 or entering into, altering, amending or modifying any agreement that would reasonably be expected to restrict the ability of the Company to declare or pay Distributions in any way;
(iv)altering the Company’s reserves policy as set forth in Section 4.2(c), except as required by GAAP;
(v)establishing or amending any Plan, or waiving any provision thereunder, other than in accordance with any waiver provision under the Plan previously approved by Major Investor Approval;
(vi)entering into, amending or waiving any provision under any contract or transaction between the Company or any of its Subsidiaries, on the one hand, and any of the Company’s or any of its Subsidiaries’ Members, executive officers, managers, directors or Affiliates, or any Related Party of the foregoing, on the other hand, including, for the avoidance of doubt, the Ancillary Agreements;
(vii)(A) instituting or filing any Proceeding in excess of $1,000,000, or (B) settling any Proceeding (1) in excess of $1,000,000, (2) that would impose any equitable relief of behavioral modification on the Company or its Subsidiaries, or (3) on terms that would impose any liability on any Member or involving any admission of wrongdoing;
(viii)making any filing with a Governmental Authority, the approval, denial or acceptance of which could reasonably be expected to have a material effect on the business, operations or prospects of the Company;
(ix)taking any action that would result in a filing by the Company or any Member with the Committee on Foreign Investment in the United States (“CFIUS”), or any member agency thereof acting in its capacity as a CFIUS member agency or require an amendment or modification to an existing CFIUS process;
(x)appointing or removing any auditor of the Company;
(xi)approving the Annual Budget and Operating Plan in accordance with Section 5.6;
(xii)admitting any new Members to the Company (for the avoidance of doubt, not including any new Members admitted pursuant to an Exempt Transfer); or
(xiii)agreeing or committing to any of the foregoing.
VI.4No Right of Partition. No Member will have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.

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VI.5Investment Opportunities and Conflicts of Interest.
(a)The Members expressly acknowledge and agree that (i) each of the Initial Members and their respective directors, managers, officers, equityholders, members, partners, employees, agents, representatives and Affiliates (including any designee of any Initial Member serving on the Board or on the board of directors, board of managers or similar governing body of any Subsidiary or as an officer of the Company or any of its Subsidiaries) (the “Specified Persons”) are permitted to (A) have and develop, and may presently or in the future have and develop, investments, transactions, business ventures, contractual, strategic or other business relationships, prospective economic advantages or other opportunities, including in businesses that are or may be competitive or complementary with the Company or any of its Subsidiaries (each, a “Business Opportunity”), for their own account or for the account of any Person other than the Company or its Subsidiaries or any other Member, or (B) direct any Business Opportunities to any other Person, in each case, provided that such Business Opportunities were not presented to a Specified Person in his, her, their or its capacity as a Manager, director or manager on the board of directors, board of managers or similar governing body of any Subsidiary or officer of the Company or any of its Subsidiaries, (ii) none of the Specified Persons will be prohibited by virtue of any direct or indirect investment in the Company or any of its Subsidiaries or such Specified Person’s service as a Manager or service on the board of directors, board of managers or similar governing body of any of the Company’s Subsidiaries or as an officer of the Company or any of its Subsidiaries or otherwise from pursuing and engaging in any such Business Opportunity, (iii) none of the Specified Persons will be obligated to inform or present the Company or any of its Subsidiaries or the Board or the board of directors, board of managers or similar governing body of any Subsidiary or any other Member of or with any such Business Opportunity, (iv) none of the Company, its Subsidiaries, or the other Members will have or acquire or be entitled to any interest or expectancy or participation (such right to any interest, expectancy or participation, if any, being expressly renounced and waived) in any Business Opportunity as a result of the involvement therein of any of the Specified Persons, and (v) the involvement of any of the Specified Persons in any Business Opportunity will not constitute a conflict of interest or breach of any fiduciary or other duty by such Persons with respect to the Company or any of its Subsidiaries or the other Members. The Company, on behalf of itself and each of its current or future Subsidiaries, hereby renounces any interest, right, or expectancy in any such opportunity not offered to it by a Specified Person to the fullest extent permitted by Law, and the Company, on behalf of itself and each of its current or future Subsidiaries, and, except as expressly provided for hereunder, each Member hereby waives any claim against any Specified Person, or any of their respective direct or indirect beneficial owners based on the corporate opportunity doctrine or otherwise that would require any Specified Person, or any of their respective direct or indirect beneficial owners to offer any Business Opportunity to the Company or the Board. For the avoidance of doubt, notwithstanding anything to the contrary in this Section 6.5, each Member is subject to the provisions set forth in Section 6.6 and will not have the rights hereunder with respect to any Business Opportunity obtained or developed in violation of such Member’s obligations under Section 6.6.
(b)Notwithstanding anything to the contrary in this Agreement, to the extent that a Conflict of Interest exists or arises in connection with a matter or action requiring the

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consent of (a) Member(s), including pursuant to 10% Member Consent or Major Investor Approval, then the Independent Manager(s) shall unilaterally consider and determine the resolution of such matter or action and the requisite action to be taken by the Company or any of its Subsidiaries. The determination of the Independent Manager(s) of such matter or action shall be binding on the Company and its Subsidiaries, and no Member or other Manager consent or vote shall be required for passage of, or counted in favor or against the approval of, such matter or action, including for purposes of the unanimous prior approval or unanimous written consent standard set forth in Section 5.4 or in Section 6.3.
VI.6Confidentiality.
(a)Each Member recognizes and acknowledges that it has and may in the future develop or receive certain confidential and proprietary information and trade secrets of the Company or any of its Subsidiaries (including their predecessors, if any) (collectively, the “Confidential Information”). Except as otherwise consented to by the Board in writing, each Member (on behalf of such Member and such Member’s Representatives to the extent that such Member would be responsible under principles of agency law for the acts of such Persons) agrees that such Member will keep confidential and not disclose to any other Person or use for such Member’s own benefit or the benefit of any other Person any Confidential Information, except that such Member may disclose such information to its Affiliates and its and its Affiliates’ Representatives (excluding any Portfolio Companies) and as otherwise may be proper in the course of performing such Member’s obligations, or exercising or enforcing such Member’s rights, under this Agreement and the agreements expressly contemplated by this Agreement, or in connection with the evaluating or monitoring of such Member’s interest in the Company. For purposes of this Section 6.6, the term “Confidential Information” will not include any information that (i) is or becomes generally available to the public without breach of the commitment provided for in this Section 6.6 or other act of any such Member or any of its Affiliates in violation of this Section 6.6, (ii) is lawfully known by or in the possession of such Member prior to its receipt of such information and is not, to such Member’s knowledge, subject to obligations of confidentiality to the Company or its Subsidiaries, (iii) is subsequently disclosed to such Member on a non-confidential basis by a third party not, to such Member’s knowledge, having a confidential relationship with the Company or its Subsidiaries or (iv) is independently developed by such Member without the use of any of the Confidential Information.
(b)Nothing herein shall prevent any Member from disclosing any of the Confidential Information as necessary pursuant to the lawful requirement of any Governmental Authority, including any securities Laws or stock exchange listing requirements, or by any order; provided that promptly following receipt of any order compelling such disclosure, or a reasonable determination that disclosure is required under this Section 6.6(b), such Member has notified, to the extent not prohibited by Law, the Company in writing of such requirement to disclose and has cooperated with the Company’s, at the Company’s sole cost and expense, reasonable, lawful efforts to resist, limit or delay disclosure, including by requesting confidential treatment with respect to any public filing. Nothing herein shall prevent any Member from disclosing any of the Confidential Information if, and to the extent, such disclosure was

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specifically approved by the Company, in writing, prior to such disclosure by such Member. Disclosure of any of the Confidential Information under the circumstances described in this Section 6.6(b) shall not be deemed to render the Confidential Information as non-confidential, and such Member’s obligations with respect to the Confidential Information shall not be changed or lessened by virtue of any such disclosure.
(c)Notwithstanding anything to the contrary herein, other than with respect to any Symbotic Competitor or Portfolio Company that, as of the time of disclosure, competes with the core businesses of the Symbotic Member or its Affiliates, this Section 6.6 shall not limit SB Member’s ability to disclose Confidential Information to (i) its Affiliates and its and its Affiliates’ Representatives, provided that the SB Member (A) informs such Persons that such Confidential Information is subject to the confidential provisions of this Section 6.6 and (B) directs such Persons to hold, in strict confidence and trust, any and all such Confidential Information in accordance with this Section 6.6, or (ii) any of its actual or potential Granting Member’s Financial Institutions to the extent such Granting Member’s Financial Institution (A) needs to know such information and (B) is bound to a duty of confidentiality to the SB Member or its Affiliates by a confidentiality agreement no less restrictive than this Section 6.6; provided that the SB Member will promptly notify the Company with respect to any such disclosure to a Granting Member’s Financial Institution. For the avoidance of doubt, subject to the last sentence of Section 6.6(d) and the first sentence of Section 6.6(e), in no event shall SB Member disclose any Confidential Information to any Symbotic Competitor or any Portfolio Company of SB Member that, as of the time of disclosure, competes with the core businesses of the Symbotic Member or its Affiliates.
(d)Notwithstanding anything to the contrary herein, the Parties acknowledge that the SB Member and its Affiliates are in the investment business and that the SB Member and its Affiliates may now or in the future evaluate, invest in (directly or indirectly, including providing financing to) or do business with competitors or potential competitors of the Symbotic Member or its Affiliates (including, for the avoidance of doubt, any Symbotic Competitor), and that neither the execution of this Agreement nor receipt of the Confidential Information is intended to or shall restrict or preclude such activities; provided that the SB Member agrees that nothing in this sentence shall be construed as relieving the SB Member from its obligations under this Agreement and the SB Member and its Affiliates shall not, directly or indirectly, cause, solicit or otherwise encourage any such competitors or potential competitors to take any action that the SB Member and its Affiliates could not take pursuant to this Agreement. Further, for purposes of clarification, a Portfolio Company shall not be deemed to have been provided with access to Confidential Information solely as a result of the SB Member’s or its Affiliates’ personnel, or the personnel of its or their respective affiliated funds or related management and advisor entities, providing services to such Portfolio Company (such personnel, a “Dual Hat Person”) so long as such personnel does not provide any Confidential Information to the other directors, officers or employees of such Portfolio Companies (other than another Dual Hat Person) and such Dual Hat Person does not use any Confidential Information in any way in their capacity as the personnel of such Portfolio Companies.

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(e)Notwithstanding anything to contrary in this Agreement, each Member shall have the right to use and disclose general ideas, concepts, know-how and techniques contained in or derived from the Confidential Information that are acquired and retained solely in, and such Member first reduces to tangible form solely from, the unaided memories of such Member’s managers, directors, officers, representatives, agents and employees who have had access to the Confidential Information under this Agreement (“Residual Information”). Nothing in this Section 6.6(e) grants to any Member any right or license to or under the Company’s trade secrets or valid rights in other intellectual property, including in any patents, copyrights, or trademarks, or permits any Member, or its managers, directors, officers, representatives, agents and employees to:
(i)disclose, publish, disseminate, or use any of the Company's confidential and proprietary financial, statistical, customer, or personnel data or business plans;
(ii)intentionally memorize the Confidential Information for the purpose of retaining and subsequently using it; or
(iii)use any of the Confidential Information or any Residual Information for any purpose or in any manner that is detrimental or injurious to the Company.
(f)For purposes of this Section 6.6, “Representative” means, with respect to any Person, any director, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee (including any officer), consultant, investment banker, financial advisor, legal counsel, attorney-in-fact, accountant or other advisor, agent or other representative of such Person, in each case acting in their capacity as such.
VI.7Legal Requirements. Each Member agrees that it shall provide to the Company any information regarding itself, its Affiliates and its Beneficial Owners (as defined in the CTA) that is reasonably requested by the Company to enable the Company to comply with applicable Law, including the CTA.
Article VII
BOOKS, RECORDS, ACCOUNTING AND REPORTS
VII.1Records and Accounting. The Company will keep, or cause to be kept, appropriate books and records with respect to the business of the Company and its Subsidiaries, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 7.2 or pursuant to applicable Law. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Articles III and IV not specifically and expressly provided by the terms of this Agreement, and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, will

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be determined by the Board, whose determination will be final and conclusive as to all Members, absent manifest error. At reasonable times and on reasonable notice, during normal business hours and without undue interference to its normal course operations, the Company shall permit designated representatives of the Major Investors (including, for these purposes, any independent third party engaged by any such Member to perform a valuation of the Company or its Subsidiaries pursuant to Section 13.1) to (i) examine the corporate and financial books and records of each of the Company and its Subsidiaries and (ii) discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s Officers; provided that to the extent any information to be provided to any Major Investor may contain commercially sensitive non-public information, the Company may provide such commercially sensitive non-public information in accordance with customary “clean room” or other similar procedures designed to limit the disclosure of competitively sensitive information.
VII.2Reports.
(a)Annual Report. The Company will use commercially reasonable efforts to deliver or cause to be delivered to each Member as soon as practicable after the end of each Fiscal Year, an annual report containing a statement of changes in such Member’s equity and such Member’s Capital Account balance for such Fiscal Year.
(b)Financial Statements. The Company will use commercially reasonable efforts to deliver or cause to be delivered to the SB Member and the Symbotic Member:
(i)as soon as practicable after the end of each Fiscal Year, and in any event within 35 days thereafter, an unaudited consolidated balance sheet, statement of income, statement of cash flows and statement of changes in Members’ equity of the Company and its consolidated Subsidiaries for and as at the end of such Fiscal Year, prepared in accordance with GAAP (except as noted therein);
(ii)as soon as practicable after the end of each Fiscal Year, and in any event, within 90 days thereafter, a consolidated balance sheet, statement of income, statement of cash flows and statement of changes in Members’ equity of the Company and its consolidated Subsidiaries for and as at the end of such Fiscal Year, prepared in accordance with GAAP, consistently applied and audited by an independent accounting firm of recognized national standing;
(iii)as soon as practicable after the end of each Fiscal Quarter, and in any event within 25 days thereafter, an unaudited consolidated balance sheet, statement of income, statement of cash flows and statement of changes in Members’ equity of the Company and its Subsidiaries for and as at the end of such Fiscal Quarter, prepared in accordance with GAAP (except for the absence of typical year-end adjustments, and except as noted therein or as disclosed to the recipients thereof);
(iv)as soon as practicable after the end of each calendar month, and in any event within ten days thereafter, monthly management financials, including

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unaudited statements of income, cash flows and changes in Members’ equity for each calendar month and an unaudited balance sheet as of the end of such calendar month and other key performance metrics, including both financial and operational metrics, prepared by management with respect to the Company; and
(v)as soon as practicable, but in any event 30 days before the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company or any of its Subsidiaries.
VII.3Reporting. The Company and its Subsidiaries will provide the Major Investors with all information such Member reasonably requests and is necessary to satisfy such Member’s obligations under the Securities Act and the Securities Exchange Act or other similar obligations, including in any non-U.S. jurisdiction.
VII.4Waiver of Information Rights. Notwithstanding anything herein to the contrary, Section 18-305(a) of the Delaware Act (Access to and Confidentiality of Information; Records) will not apply to any Member (other than the Major Investors), and each Member (other than the Major Investors) expressly waives any and all rights under such section of the Delaware Act.
Article VIII
TAX MATTERS
VIII.1Preparation of Tax Returns. The Company will arrange for the preparation and timely filing of all Tax returns required to be filed by the Company, including making the elections described in Section 8.2 and will use commercially reasonable efforts to (a) deliver or cause to be delivered, as soon as practicable after the end of each Fiscal Year but no later than February 28 of such Fiscal Year, to each Person who was a Member at any time during such Fiscal Year an estimated Schedule K-1 and estimates of such other information reasonably requested by such Member relating to the Company that is necessary for such Member to comply with its tax reporting obligations, and (b) no later than June 30 of each Fiscal Year, the final information with respect to the items in the foregoing clause (a) (including a final Schedule K-1). At least five Business Days prior to the making of any Tax Distribution, the Company shall use commercially reasonable efforts to deliver or cause to be delivered to each Member a statement setting forth such Member’s allocable share of the Company’s estimated taxable income or loss. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons will be responsible for conveying any report, notice or other communication received from the Company to such other Person or Persons. Each Member will furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s income Tax returns to be prepared and filed.
VIII.2Tax Elections. The Taxable Year will be the Fiscal Year, unless the Board determines otherwise. Subject to this Section 8.2, the Board will determine whether to make or revoke any available election pursuant to the Code; provided that the Board shall cause the

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Company and each of its Subsidiaries that is treated as a partnership for U.S. federal income tax purposes to have in effect an election pursuant to Section 754 of the Code (or any similar provisions of applicable state, local or foreign tax Law) for each Taxable Year. Each Member will upon reasonable request by the Company supply to the Company any information in such Member’s possession that is reasonably necessary to give proper effect to any elections contemplated by this Section 8.2.
VIII.3Tax Controversies. The SB Member will be the Partnership Representative and, as such, will be authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by Tax authorities, including resulting administrative and judicial proceedings, to expend the Company’s funds for professional services and reasonably incurred in connection therewith, and to appoint a “designated individual” for purposes of Treasury Regulations Section 301.6223-1(b)(3), to the extent applicable; provided that (a) no action may be taken by the Partnership Representative without the prior written consent of the Board, (b) any such action will be subject to Section 8.2, (c) the Partnership Representative shall promptly inform each Member of any potential tax audit or proceeding and shall provide each Member with all material communications with the relevant Taxing Authority, including copies of any correspondence with the relevant Taxing Authority and summaries of any substantive oral discussions with such Taxing Authority and (d) the Partnership Representative shall not knowingly (after reasonable inquiry) take any action in its capacity as Partnership Representative that would materially and adversely impact in any manner any Member (or its direct or indirect owners, solely with respect to the Company) without the consent of such Member (such consent not to be unreasonably withheld, conditioned or delayed). Subject to the proviso to the foregoing sentence, the Partnership Representative shall have the right and obligation to take all actions authorized and required by the Code and Treasury Regulations (and analogous provisions of state or local Law), and is authorized to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by Tax authorities (including any resulting administrative and judicial proceedings) and to expend Company funds for professional services reasonably incurred in connection therewith. Without limiting the generality of the foregoing, with respect to any audit or other proceeding, the Partnership Representative shall, unless otherwise determined by the Board, cause the Company (and any of its Subsidiaries) to make any available elections pursuant to Section 6226 of the Code (and similar provisions of state, local and other Law), and the Members shall cooperate to the extent reasonably requested by the Company or the Partnership Representative in connection therewith. The Company shall reimburse the Partnership Representative for all reasonable and documented out-of-pocket expenses incurred by the Partnership Representative, including reasonable fees of any professional attorneys, in carrying out its duties as the Partnership Representative. The foregoing covenants will survive the termination, dissolution, liquidation and winding up of the Company and the disposition by any Member of all of such Member’s Units.
VIII.4Distribution of Warrant to Initial SB Member. Notwithstanding anything to the contrary in any of (a) the Ancillary Agreements, (b) the transfer letter by and among the Initial Symbotic Member, Symbotic Inc. and the Initial SB Member, (c) the Warrant to Purchase Class A Common Stock, by and between Symbotic Inc. and SVF II Strategic Investments AIV LLC or

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(d) any agreement, instrument or document delivered in connection with any of the foregoing, the Warrant issued by Symbotic Inc. to the Initial SB Member shall be treated for U.S. federal (and applicable state and local) income tax purposes as first issued by Symbotic Inc. to the Symbotic Member, second transferred by the Symbotic Member to the Company as a rebate of payments by the Company (or its Affiliates) to the Symbotic Member (or its Affiliates) for the purchase of the Symbotic Systems pursuant to the Commercial Agreement, and third transferred by the Company to the Initial SB Member in a sale in consideration of the Initial SB Member’s Capital Contributions to the extent of the value of the Warrant on the date of such transfer.
Article IX
TRANSFER OF UNITS
IX.1Overview of Transfers.
(a)General Prohibition on Transfer. No Member will Transfer any record, beneficial or other interest in any Units now owned or hereinafter acquired by such Member, or any Remaining Commitment Amount of such Member, without first obtaining the unanimous prior written consent of the Board, which consent, in each case, may be granted or withheld in the Board’s sole discretion, except (x) pursuant to an Exempt Transfer made pursuant to Section 9.1(d), (y) a Transfer conducted in compliance with the provisions of this Section 9.1, Section 9.2, Section 9.3, Section 9.5, Section 9.6, Section 9.9, Section 9.10, Section 9.11 and Section 9.12, as applicable, or (z) a Permitted Syndication made pursuant to Section 9.1(c).
(b)Lock-Up Period. Notwithstanding anything to the contrary in this Agreement, except for (i) any Permitted Syndication as provided in Section 9.1(c), (ii) Exempt Transfers as provided in Section 9.1(d), or (iii) a Transfer conducted in compliance with the provisions of Section 9.11, no Member (including, for the avoidance of doubt, any Syndication Party) may Transfer any Units or Remaining Commitment Amount to any Person until the earlier of (x) the date on which the Required Commitment Amount with respect to all of its Units has been funded and (y) the date that is six years after the Original LLCA Effective Date (the “Lock-Up Period”).
(c)Permitted Syndication. The SB Member may effect one or more Transfers of up to 50% of the SB Member’s Remaining Commitment Amount as of the Original LLCA Effective Date in the aggregate, without Board approval, to any Permitted Syndication Party, provided that the SB ECL remains in full force and effect following any such Transfer (a “Permitted Syndication” and, Persons to whom the Remaining Commitment Amount is transferred pursuant to a Permitted Syndication, a “Syndication Party”); provided that for the avoidance of doubt, the SB Member must retain a Sharing Percentage (assuming the full funding of the Remaining Commitment Amount of all Members) of at least 32.5% following the Permitted Syndication.
(d)Exempt Transfers.

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(i)Subject to compliance with Section 9.1(e), a Member may, at any time, effect any Transfer in respect of any or all Units held by a Member (x) to a Permitted Transferee of such Member or (y) pursuant to a Public Offering (each, an “Exempt Transfer”), without the consent of the Board or any other Member; provided that in each case, the restrictions contained in this Section 9.1 shall continue to be applicable to subsequent Transfers of Units after the Exempt Transfer. Notwithstanding anything to the contrary in this Section 9.1, no Member shall avoid the provisions of this Agreement by making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such Member’s interest in such Permitted Transferee.
(ii)For purposes of determining the percentage of Units held and Sharing Percentage thresholds of a Member in this Agreement, the percentage of Units held and Sharing Percentage of a Member and any of its Permitted Transferees that remain party to this Agreement to which any Units have been Transferred pursuant to this Section  9.1 shall be treated as held by a single Member and such Permitted Transferees shall act, and be treated, for all purposes of this Agreement jointly and vote as a block with only the rights, and subject to the obligations, of a Member holding such aggregated amount of Units and Sharing Percentage. In connection with a transfer to a Permitted Transferee, a Member shall notify the Company and each other Member of the designated representative that shall act jointly for such Member and its Permitted Transferees.
(iii)Upon request of the Board, a Member who is undertaking an Exempt Transfer shall provide evidence, reasonably satisfactory to the Board, that such Transfer complies with the requirements of this Section 9.1(d), by (A) delivering a certificate, duly executed by an authorized officer of the applicable Member, certifying to the Board that such transaction satisfies the requirements of this Section 9.1(d) and (B) providing such other support as may be reasonably requested by the Board.
(e)Requirements Applicable to Any Transfer. Except as otherwise approved by unanimous prior written consent of the Board, a Transfer may be effected only upon the satisfaction of the following requirements:
(i)the Transferring Member is not in Default, except upon satisfaction of the requirements set forth in Section 3.3(e)(iii)(A);
(ii)the Transfer is in compliance with applicable Law, including the Securities Act;
(iii)the Transfer would not (A) cause the Company to have more than 100 partners, as determined for purposes of Treasury Regulations Section 1.7704-1(h), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3), (B) cause the Company to be treated as a publicly traded partnership within the meaning of Section 7704 of the Code and Treasury Regulations Section 1.7704-1, (C) cause all or

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any portion of the assets of the Company to constitute “plan assets” for purposes of ERISA, or (D) cause the Company to be required to register under the Securities Exchange Act or as an “investment company” under the Investment Company Act of 1940;
(iv)the Transfer would not result in (A) a change to the (1) tax treatment of the Company or any of its Subsidiaries or (2) the classification of any of the foregoing under the United States Internal Revenue Code of 1986, (B) any change in the regulatory status of the Company, (C) a filing by the Company or any Member with CFIUS or any member agency thereof acting in its capacity as a CFIUS member agency or require an amendment to an existing CFIUS process, (D) a default under or breach of any material obligation contained in, or cause the failure of a material condition contained in, any material contract to which the Company is a party, unless a prior consent to or waiver of such default, breach or failure of condition has been obtained in compliance with such contract, or (E) a material adverse effect on the Company;
(v)the Transfer is not to any Symbotic Competitor; and
(vi)if Credit Support for the Transferring Member is in place, either (A) the Equity Commitment Letter(s) by such Transferring Member, as applicable, will remain in full force and effect following such Transfer, enforceable as if the Transferee were the Transferring Member for all purposes thereunder or (B) the Transferee shall provide any additional Credit Support as required by Section 3.4(b).
(f)Transfers of Initial Member Rights. In any Transfer of Units by any Initial Member, all of the rights afforded hereunder to such Initial Member based on their status as an Initial Member shall only be exercisable by either the Initial Symbotic Member or the Initial SB Member; provided that with respect to any Units that are Transferred and held by a Permitted Transferee of an Initial Member, such Units shall still be deemed to be held by such Initial Member for purposes of determining such Initial Member’s rights or privileges under this Agreement; provided, further, that an Initial Member may, upon delivery of a notice to the Company and each other Member hereto, transfer all rights afforded hereunder to an original Initial Member to a Permitted Transferee of such Initial Member (in which case, the original Initial Member shall cease to be such and such Permitted Transferee thereof shall be the applicable Initial Member for all purposes hereunder).
IX.2Right of First Offer.
(a)If any Initial Member proposes to Transfer its Units after the Lock-Up Period and prior to the consummation of an Initial Public Offering (for the avoidance of doubt, not including a Transfer to a Permitted Transferee) (such Units which are proposed to be Transferred, the “Offered Units” and the Initial Member proposing such transfer, the “Offering Member”), such Offering Member shall provide written notice to each other Initial Member that remains a Major Investor (a “ROFO Rightholder”) of such decision to pursue a Transfer of the Offered Units (the “Offer Notice”), with a copy of the Offer Notice being delivered to the

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Company. The Offer Notice shall specify: (i) the total number of Offered Units to be Transferred by the Offering Member; (ii) the proposed date, time and location of the closing of the Transfer, which shall not be less than 60 days from the date of the Offer Notice and (iii) the Exit Fair Market Value of each Offered Unit (which shall be payable solely in cash), and shall inform each ROFO Rightholder that such ROFO Rightholder may provide a statement in its ROFO Exercise Notice regarding its desire to purchase a number of Offered Units in excess of such ROFO Rightholder’s pro rata portion (based on the Sharing Percentage of each ROFO Rightholder at such time) of the Offered Units. Upon receipt of such written notice from the Offering Member, each ROFO Rightholder shall have the option for a period of 15 days (the “Offer Period”) to elect to purchase all or any portion of its pro rata portion (based on the Sharing Percentage of each ROFO Rightholder at such time) of the Offered Units at the Exit Fair Market Value as described in the Offer Notice (such right, the “Right of First Offer”).
(b)Each ROFO Rightholder may exercise its Right of First Offer by delivering a written notice to the Offering Member and the Company (the “ROFO Exercise Notice”) before the expiration of the Offer Period, stating (i) the number of Offered Units that it wishes to purchase and (ii) in the event there are unsubscribed Offered Units as a result of any other ROFO Rightholders not exercising their rights to purchase all or any portion of their pro rata portion (based on the Sharing Percentage of each ROFO Rightholder at such time) of the Offered Units, such ROFO Rightholder’s intention to purchase any such unsubscribed Offered Units and the number of the unsubscribed Offered Units that it wishes to so purchase. Any ROFO Exercise Notice shall be binding upon delivery and irrevocable by the ROFO Rightholder. If any ROFO Rightholder fails to exercise its right to purchase its entire pro rata portion (based on the Sharing Percentage of each ROFO Rightholder at such time) of the Offered Units and the other ROFO Rightholder(s) have provided notice of their willingness to purchase Offered Units in excess of such ROFO Rightholder’s pro rata portion of such Offered Units, such other ROFO Rightholder(s) will be allocated, and purchase, any remaining Offered Units, not to exceed the maximum amount, if any, specified by such ROFO Rightholder(s) in their ROFO Exercise Notice. The failure of any ROFO Rightholder to deliver a ROFO Exercise Notice by the end of the Offer Period shall constitute a waiver of such ROFO Rightholder’s Right of First Offer under this Section 9.2 with respect to the Transfer of the Offered Units; provided that any such failure of any ROFO Rightholder shall not affect its rights with respect to any future Transfers.
(c)If the ROFO Rightholders shall not have collectively elected to purchase all of the Offered Units during the Offer Period, the Offering Member may pursue a sale of all or any portion of the remaining Offered Units to any other person (a “Third Party Purchaser”) (subject to Section 9.1(e)) for a period of three months following the end of the Offer Period with respect to such Offered Units at a price per Offered Unit not less than the Exit Fair Market Value of such Offered Unit as set forth in the Offer Notice and on other terms and conditions which are not materially more favorable in the aggregate to such Third Party Purchaser than any specified in the Offer Notice (such three month period, a “Third Party Sale Period” and such sale, a “Third Party Sale”). In the event the Offering Member does not consummate a Third Party Sale within the Third Party Sale Period, the other ROFO Rightholders’ Rights of First Offer and the Offer Period shall again become applicable to such Third Party Sale or to any subsequent Third Party

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Sale by the Offering Member of any remaining Offered Units, and no such Third Party Sale by the Offering Member may occur without the Offering Member first complying with the terms of this Section 9.2.
IX.3Drag Along Obligations.
(a)Approved Sale. If the Board unanimously approves a Sale Transaction in accordance with Section 6.3(b)(i) or a Sale Transaction Offer or a Final Third Party Offer is accepted pursuant to Section 9.10, in each case, to a bona fide Third Party Purchaser and solely for cash consideration (an “Approved Sale”), then each Member will vote for, consent to, participate in and raise no objections against, and not otherwise impede or delay, such Approved Sale if and to the extent that a vote or consent of the Members is required to consummate the Approved Sale. In furtherance of the foregoing, (i) if the Approved Sale is structured as an asset sale, merger or consolidation, then each Member will waive any dissenters rights, appraisal rights or similar rights in connection with such asset sale, merger or consolidation, (ii) if the Approved Sale is structured as a sale of Units or other Equity Securities, then each Member will agree to sell and Transfer, and will sell and Transfer, all (or such lesser portion reflecting such Person’s proportionate interest in the aggregate portion of the Total Equity Value being sold or disposed of in such Approved Sale) of such Member’s Units and other Equity Securities on the terms approved by the Board, and (iii) each Member, to the extent requested by the Board, will be obligated to: (A) use its commercially reasonable efforts to engage on behalf of the Member such financial advisors as may be reasonably necessary to identify potential or other Third Party Purchasers in connection with or to consummate such Approved Sale; (B) assist in providing reasonable due diligence, financial and other information and materials regarding such Member to the parties to the Approved Sale; (C) reasonably participate in meetings, drafting sessions, diligence sessions and other discussions in connection with such Approved Sale; (D) reasonably assist the Third Party Purchaser and its financing sources in the preparation, if applicable, of definitive transaction documents and an offering document in connection with such Approved Sale; (E) provide such other consents, waivers, documents, covenants, releases and agreements regarding such Member as may be reasonably requested by the Board in connection with such Approved Sale; provided that no Member shall be required to enter into any restrictive covenants in connection with such Approved Sale, including any non-competition, non-solicitation of employees or customers, non-disparagement or similar provisions; (F) reasonably cooperate with the marketing efforts in connection with such Approved Sale; and (G) further waive any potential claim, including any claim for breach of fiduciary duty, which it may have against any member of the Board, the Company, the Initial Members, any of their respective Affiliates, or its or their officers or directors, to the extent arising out of or relating to any Approved Sale, including any authorization and approval by the Board thereof (but excluding any claims under any agreement entered into in connection with such Approved Sale, any indemnification rights of such Member and any claims for fraud). Each Member will take all necessary actions, and the receipt of any proceeds of such Approved Sale will be conditioned upon the taking of such actions, in connection with the consummation of the Approved Sale (whether in such Person’s capacity as a Member, Manager, Officer or otherwise) as requested by the Board and applicable to all other selling Members holding the same class of Units, including executing and delivering any and all agreements, instruments, consents, waivers and other documents in substantially the

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same forms executed by the Initial Members, including any applicable purchase agreement, equityholders agreement, indemnification agreement, support agreement, letter of transmittal and contribution agreement.
(b)Conditions. The obligations of the Members with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) the consideration payable upon consummation of such Approved Sale to all Members will be allocated among the Members based upon the Pro Rata Share represented by the Units Transferred by such Member pursuant to such Approved Sale (in accordance with the provisions of Section 4.2) and (ii) upon the consummation of the Approved Sale, all of the Members will receive (or will have the option to receive) cash consideration.
(c)Purchaser Representative. If the Company enters into any negotiation or transaction for which Rule 506 promulgated under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), then the other Members will, at the reasonable request of the Company, as the case may be, appoint a “purchaser representative” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) designated by the Company. If any Member so appoints a purchaser representative, then the Company will pay the fees of such purchaser representative; provided that if any Member declines to appoint the purchaser representative designated by the Company, then such Member will appoint another purchaser representative (reasonably acceptable to the Company), and such Member will be responsible for the fees of the purchaser representative so appointed.
(d)No Grant of Dissenters Rights or Appraisal Rights. In no manner will this Section 9.3 be construed to grant to any Member any dissenters rights, appraisal rights or similar rights or give any Member any right to vote in any transaction structured as a merger or consolidation or otherwise of a type on which members generally have voting rights.
IX.4Effect of Assignment.
(a)Termination of Rights. Subject to Section 9.1(f), any Member who Transfers any Units or other interest in the Company in accordance with this Agreement will cease to be a Member with respect to such Units or other interest in the Company and will no longer have any rights or privileges of a Member with respect to such Units or other interest in the Company; provided that notwithstanding the foregoing, unless and until the Assignee is admitted as a Substituted Member in accordance with the provisions of Article X (the date on which such Assignee is admitted as a Substituted Member, the “Admission Date”): (i) such Transferor will retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest, including the obligation (together with its Assignee pursuant to Section 9.5(c) to make and return Capital Contributions on account of such Units or other interest and fund any capital commitment associated with such Units under this Agreement; and (ii) the Board may reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing herein will relieve any Transferor of Units or other interest in the Company from any

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liability of such Transferor to the Company or the other Members with respect to such Units or other interest in the Company that may exist on the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Company or any other Person or for any breaches of any representations, warranties or covenants by such Transferor (in its capacity as a Member) herein or in the other agreements between such Member and the Company or any of its Subsidiaries or Affiliates.
(b)Deemed Agreement. Any Person who acquires in any manner whatsoever any Units or other interest in the Company, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, will be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the provisions of this Agreement that any predecessor in such Units or other interest in the Company of such Person was subject to or by which such predecessor was bound.
(c)Assignee’s Rights. A Transfer of Units permitted hereunder will be effective as of the date of assignment and compliance with the conditions of such Transfer and such Transfer will be shown on the books and records of the Company. Profits, Losses and other Company items will be allocated between the Transferor and the Assignee according to Section 706 of the Code. Distributions made before the effective date of such transfer will be paid to the Transferor, and Distributions made after such date will be paid to the Assignee. Unless and until an Assignee becomes a Member pursuant to Article X, the Assignee will not be entitled to any of the rights or privileges granted to a Member hereunder or under applicable Law, other than the rights and privileges specifically granted to Assignees pursuant to this Agreement; provided that without relieving the Transferor from any such limitations or obligations, such Assignee will be bound by any limitations and obligations of a Member herein by which a Member would be bound on account of the ownership of Units by the Assignee (including the obligation, if any, to make Capital Contributions on account of such Units and the obligations set forth in this Article IX).
IX.5Additional Transfer Procedures. Subject to the terms and conditions of this Agreement, and as a condition to any Transfer of Units permitted pursuant to Section 9.1:
(a)Notice. The Transferring Member shall, at least 15 days prior to such Transfer, provide written notice of the proposed Transfer to the Company describing in sufficient detail the proposed Transfer and shall promptly, but in any event within five days, following receipt respond in writing to any reasonable questions from the Company with respect to the Transfer;
(b)Certification. The Transferring Member must provide a certification from an authorized officer of the Transferring Member that the Transfer complies with the terms and conditions of this Agreement;
(c)Execution of Joinder Agreement. Except in connection with an Approved Sale, each Transferee of Units will execute and deliver to the Company a Joinder Agreement, unless the Transferee is already a Member or the Transfer is an indirect Transfer of Units; and

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(d)Legal Opinion. Unless waived by the Board, the Transferring Member must provide to the Board an opinion of counsel, satisfactory in form and substance to the Board, that such Transfer would not violate any federal securities Laws or any state or provincial securities or “blue sky” Laws (including any investor suitability standards) applicable to the Company or the interest to be Transferred, or cause the Company to be required to register as an “investment company” under the United States Investment Company Act of 1940.
IX.6Unit Certificates; Legend; Article 8. Unless the Board determines otherwise, no certificates will be issued in respect of any Units. If the Board authorizes, and the Company issues, certificates representing the Units (“Certificated Units”), then the Certificated Units will bear the following legend:
“THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A LIMITED LIABILITY COMPANY AGREEMENT, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”), AMONG THE COMPANY AND THE MEMBERS OF THE COMPANY FROM TIME TO TIME PARTY THERETO, A COPY OF WHICH WILL BE FURNISHED BY THE COMPANY TO THE RECORD HOLDER HEREOF UPON WRITTEN REQUEST WITHOUT CHARGE.
THIS CERTIFICATE CONSTITUTES A “SECURITY” WITHIN THE MEANING OF AND WILL BE GOVERNED BY (I) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE (INCLUDING SECTION 8-102(A)(15) THEREOF) AS IN EFFECT FROM TIME TO TIME IN THE STATE OF DELAWARE, AND (II) THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION THAT NOW OR HEREAFTER SUBSTANTIALLY INCLUDES THE 1994 REVISIONS TO ARTICLE 8 THEREOF AS ADOPTED BY THE AMERICAN LAW INSTITUTE AND THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS AND APPROVED BY THE AMERICAN BAR ASSOCIATION ON FEBRUARY 14, 1995.”
If a Member holding Certificated Units delivers to the Company a written opinion of counsel, satisfactory in form and substance to the Board (which opinion requirement may be waived by

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the Board), that no subsequent Transfer of such Units will require registration under the Securities Act or applicable state securities Laws, then the Company will promptly upon such contemplated Transfer deliver new Certificated Units that do not bear the portion of the restrictive legend relating to the Securities Act set forth in this Section 9.6. Each Unit constitutes a “security” within the meaning of and will be governed by (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. The Units are not and will not at any time be “securities” or “investment property” covered by Article 8 of the Uniform Commercial Code of the State of Delaware (or the Uniform Commercial Code of any other applicable jurisdiction). No Member nor the Board will amend this Agreement to provide that the Units are “securities” or “investment property” governed by Article 8 of the Uniform Commercial Code or otherwise “opt in” to Article 8 of the Uniform Commercial Code.
IX.7Void Transfers. Any Transfer (or other transaction that would cause any person to beneficially own a greater amount of Units or other interests in the Company than such person beneficially owned immediately prior to such transaction) by any Member of any Units or other interest in the Company in contravention of this Agreement or that would cause the Company to not be treated as a partnership that is not a “publicly traded partnership” within the meaning of Section 7704(b) of the Code for U.S. federal income Tax purposes will be void ab initio and ineffectual and will not bind or be recognized by the Company or any other Party. No Person to whom any Units or other interest in the Company were purportedly Transferred in contravention of this Agreement will have any right to any Profits, Losses or Distributions of the Company. Each Party acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other Parties for which monetary damages alone could not adequately compensate. Therefore, the Parties unconditionally and irrevocably agree that any non-breaching Party will be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including seeking specific performance or the rescission of purchases, sales and other transfers of Units not made in strict compliance with this Agreement).
IX.8Transfer Fees and Expenses. Except for Exempt Transfers, the Transferor and Transferee of any Units or other interest in the Company will be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) incurred by the Company (or any Affiliate thereof) in connection with any Transfer or proposed Transfer, whether or not such proposed Transfer is consummated.
IX.9Exit Events.
(a)General. At any time following the date that is seven years after the Original LLCA Effective Date, following the provision of a written directive from either of the Initial Members, the Board shall use its reasonable best efforts to explore the merits of (i) an underwritten public offering pursuant to the Securities Act, on Form S-1 (as defined in the Securities Act) or any successor form as declared effective by the U.S. Securities and Exchange

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Commission where the underwriters are of national reputation, (ii) a direct listing, (iii) a SPAC Transaction (each of clauses (i)–(iii), an “Initial Public Offering”) or (iv) a Sale Transaction pursuant to Section 9.10; provided that such reasonable best efforts shall include engaging one or more investment banking firms of international reputation to advise the Company with respect to its exploration of the merits of an Initial Public Offering or a Sale Transaction, if applicable.
(b)Conversion.
(i)In connection with an Initial Public Offering, the Board may, subject to Major Investor Approval pursuant to Section 6.3(b), at any time cause (A) a transfer of all or a substantial portion of (1) the assets of the Company or any of its Subsidiaries or (2) the Units to a newly organized corporation or other business entity (“Newco”), (B) a merger or consolidation of the Company or any of its Subsidiaries into or with a Newco, (C) a restructuring such that Newco owns less than all of the Units of the Company and effects the Initial Public Offering using an “Up-C” structure, or (D) another restructuring of all or substantially all the assets or Units of the Company into a Newco, including by way of the conversion of the Company into a Delaware corporation (any such corporation, also “Newco”) (and any such transfer, merger, consolidation, distribution or restructuring, as the case may be, an “IPO Restructuring”), in any case in anticipation of or otherwise in connection with an Initial Public Offering. At any time that the Board determines to effect an IPO Restructuring, each Member will take such reasonable steps to effect such IPO Restructuring as may be reasonably requested by the Board, including transferring or tendering such Member’s Units to a Newco in exchange or consideration for shares of capital stock or other equity interests of Newco, determined in accordance with the valuation procedures set forth in this Section 9.9, and entering into customary agreements (e.g., stockholder or registration rights agreements, but expressly excluding non-competition agreements or otherwise containing terms that impose obligations or liabilities that are broader than the ones contained herein) to effect the same. In connection with an IPO Restructuring, the Board will exchange, convert or otherwise restructure the Units into, or with (as the case may be), securities of Newco which reflect and are consistent with the terms of the Units as in effect immediately prior to such IPO Restructuring with respect to value, vesting and other rights and restrictions, all as reasonably determined by the Board.
(ii)In connection with an IPO Restructuring, the Board will reasonably determine the Fair Market Value of the assets or Units transferred to or merged into Newco, the aggregate Fair Market Value of Newco and the number of shares of capital stock or other equity interests to be issued to each Member in exchange or consideration therefor.
(iii)No Member will have the right or power to veto, vote for or against, amend, modify or delay an IPO Restructuring approved by the Board and the Major Investors pursuant to this Section 9.9. Subject, for the avoidance of doubt, to the approval of any Initial Public Offering or Sale Transaction by the Major Investors in accordance with Section 6.3(b)(i), each Member constitutes and appoints the Board and

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its respective designees, with full power of substitution, as such Member’s true and lawful agent and attorney-in-fact, with full power and authority in such Member’s name, place and stead, to act as its proxy in respect of any vote or approval of any Members required to give effect to this Section 9.9, including any vote or approval required under the Delaware Act. The foregoing power of attorney is irrevocable and coupled with an interest, and will survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the Transfer of all or any portion of such Member’s Units and will extend to such Member’s heirs, successors, assigns and personal representatives. In furtherance of the foregoing, each Member grants an irrevocable proxy (and such proxy is irrevocable and coupled with an interest, and will survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the Transfer of all or any portion of such Member’s Units and will extend to such Member’s heirs, successors, assigns and personal representatives) to the Board or its designee to take all actions deemed necessary by the Board or its designee to be taken pursuant to this Section 9.9.
(c)Registration Rights. In connection with an Initial Public Offering, the Company (or any successor thereto) will enter into a registration rights agreement with the Members with respect to the registration of the equity securities of the Company (or any successor thereto) in form and substance reasonably satisfactory to the Board.
(d)Holdback Agreement. In addition to agreeing to any other “lock-up” agreement recommended by the underwriters in a Public Offering, each Member agrees that such Member will not effect any public sale or distribution of any Units or of any capital stock or Equity Securities of the Company or any successor thereto (i) in the case of the Initial Public Offering, during the seven days prior to and the 180-day period beginning on the effective date of such Public Offering and (ii) in the case of any other Public Offering, during the seven days prior to and the 90-day period beginning on the effective date of such Public Offering, in each case, except as part of such Public Offering or unless otherwise permitted by the Company.
(e)Termination. For the avoidance of doubt, the provisions of Section 9.2, Section 9.3 and Section 9.10 shall terminate automatically and be of no further force and effect upon the consummation of an Initial Public Offering.
IX.10Company Approved Sale.
(a)Upon the Board’s decision to consider a Sale Transaction pursuant to Section 9.9(a), the Board shall notify each Major Investor of the determination to initiate such sale process (the “Sale Notice”). Upon receipt of the Sale Notice, the Symbotic Member shall have 30 days to elect to make a written proposal for a Sale Transaction to the Board to acquire the Company at the Exit Fair Market Value for each Unit (a “Sale Transaction Offer”). If the Symbotic Member makes a Sale Transaction Offer, the Board shall form a transaction committee composed of each Manager other than the Symbotic Manager (the “Transaction Committee”) and shall delegate authority to the Transaction Committee to finalize a Sale Transaction with the Symbotic Member with respect to such Sale Transaction Offer. If a definitive agreement with

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respect to such Sale Transaction is executed with Major Investor Approval pursuant to Section 6.3(b), the Symbotic Member, the other Members and the Company shall use their commercially reasonable efforts to consummate such Sale Transaction.
(b)If (i) the Symbotic Member declines to make a Sale Transaction Offer in the applicable periods set forth herein, (ii) definitive agreements in respect of a Sale Transaction Offer are not executed between the Company and the Symbotic Member within three months of the Company’s receipt of a Sale Transaction Offer or (iii) a Sale Transaction by the Symbotic Member or its designees in accordance with the terms of the Sale Transaction Offer is not consummated within six months of the execution of definitive agreements in respect of the Sale Transaction Offer (subject to extension, for up to 90 days, for required regulatory appeals), then the Company shall be permitted to solicit offers for a Sale Transaction for a six month period thereafter, with the receipt of any Third Party Offer to constitute a Third Party Offer subject to the provisions of Section 9.10(c).
(c)If the Company receives a bona fide offer from any Third Party Purchaser with respect to a Sale Transaction (the “Third Party Offer”) in connection with a sale process that the Board initiates pursuant to Section 9.10(a), (i) the Company will provide prompt notice thereof to each Major Investor, and (ii) to the extent that the Company has not entered into a definitive agreement with respect to a Sale Transaction Offer at such time, the Company shall have the right to conduct any discussions or negotiations with the Third Party Purchaser making the Third Party Offer and the Company may solicit and receive a final offer of key terms in connection with the Third Party Offer (the “Final Third Party Offer”). The Company shall be permitted to, if the Board or the Transaction Committee, as applicable, has reasonably determined that a Third Party Purchaser’s Final Third Party Offer is more favorable to the Members of the Company in the aggregate than the Symbotic Member’s Sale Transaction Offer, if any, and the Company has not entered into a definitive agreement with respect to a Sale Transaction Offer at such time, negotiate and, subject to Major Investor Approval pursuant to Section 6.3(b), consummate a transaction within six months of acceptance of a Final Third Party Offer (subject to extension, for up to 90 days, for required regulatory appeals) with such Third Party Purchaser on terms substantially the same as those contained in the Final Third Party Offer, and such transaction shall constitute an Approved Sale in accordance with the terms hereof in all respects.
IX.11Security Interests.
(a)After (i) with respect to the SB Member, the date on which the Funded Commitment Amount of the SB Member equals or exceeds $1,500,000,000 or (ii) with respect to any other Member, the date on which the Funded Commitment Amount of such Member equals or exceeds $400,000,000 (each such Member, a “Granting Member”), the applicable Granting Member shall be permitted to grant a security interest, lien, pledge or similar form of encumbrance to one or more commercial banks, trust companies or alternative credit providers (such lenders, the “Granting Member’s Financial Institutions”) as collateral in respect of indebtedness for borrowed money that is used to fund the costs of acquiring Equity Securities, Capital Contributions, other equity interests in such member’s Portfolio Companies or capital

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contributions with respect thereto, or the recapitalization of such Member, or any refinancing thereof, on all or any part of its Units or direct or indirect equity interests in such Member or its parent entities (but not assets or properties of the Company or any of its Subsidiaries) without the consent of the Board or any other Member under this Agreement (such security interest, a “Permitted Security Interest”). In the event of any foreclosure or similar action by the Granting Member’s Financial Institutions on the Permitted Security Interest, notwithstanding anything in this Agreement to the contrary, provided that such Granting Member’s Financial Institution is not a Symbotic Competitor, the Granting Member’s Financial Institutions may effect a foreclosure and assume all of the rights of such Member under this Agreement without the consent of the Board or any other Member; provided that prior to any such foreclosure upon the Units (or the beneficial ownership thereof) owned by a Member:
(i)the Granting Member’s Financial Institutions shall give 60 days’ (the “Foreclosure Period”) written notice to the Board of its intention to foreclose upon such Member’s Units;
(ii)during the Foreclosure Period, the Granting Member’s Financial Institutions shall not be entitled to exercise any rights of such Member; provided that for the avoidance of doubt, such Member, as applicable, shall continue to exercise such rights during the Foreclosure Period subject to the terms of this Agreement;
(iii)prior to the expiration of the Foreclosure Period, the Company may, and if the Company declines to, any Major Investor that is not the Granting Member may, upon written notice to the Granting Member’s Financial Institutions and such Granting Member, elect to purchase (the “Default Call Right”) all of such Granting Member’s Units, free and clear of all Liens, in exchange for aggregate consideration equal to the greater of (x) the Exit Fair Market Value and (y) the aggregate outstanding obligations owed to such Granting Member’s Financial Institutions, including principal, any accrued and unpaid interest (including default interest), prepayment premiums and other premiums, fees (including agency fees), expenses (including counsels’ fees) and any other amounts (including any breakage, settlement, termination and other amounts due under the hedges with such Granting Member’s Financial Institutions) other than contingent liabilities not then due and payable owed to such Granting Member’s Financial Institutions, which Default Call Right shall be consummated within 60 days following the receipt by the Granting Member’s Financial Institutions and such Member of such notice.
(b)The Company shall, upon the receipt of a written request from the Granting Member or any of the Granting Member’s Financial Institutions, execute, or arrange for the delivery of, such certificates and other documents as may be reasonably necessary in order for such Granting Member to consummate any financing or refinancing; provided that in no case shall the Company or any other Members (directly or indirectly) be required to (i) assume any additional liabilities, obligations or costs or (ii) deliver any legal opinions other than as to (A) due authorization and execution of the documents by the Company and (B) other customary

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opinions subject to customary limitations and disclaimers, in each case, the reasonable costs of which will be reimbursed by the Granting Member.
(c)To the extent a Granting Member’s Financial Institutions foreclose upon a Granting Member’s Units, such Granting Member’s Financial Institutions shall be admitted as a Member and shall be entitled to exercise any rights of the Granting Member hereunder, except that, for the avoidance of doubt, such Granting Member’s Financial Institutions shall not be permitted to exercise any rights attributed to an Initial Member, which shall only be exercisable by the original Initial Member pursuant to Section 9.1(f).
IX.12Blocker Corporation Sale. Notwithstanding anything contained herein to the contrary, in connection with any Transfer of Units or sale of any assets of the Company, the Members and the Company shall structure such Transfer in a manner that results in a disposition of the securities of any Blocker Corporation, rather than a disposition of the Units or the assets of the Company owned, directly or indirectly, by such Blocker Corporation, and the owners of such securities of such Blocker Corporation shall be entitled to receive the same portion of the aggregate consideration that such Blocker Corporation would have received had the interests in the Company owned, directly or indirectly, by such Blocker Corporation been Transferred.
Article X
ADMISSION OF MEMBERS
X.1Substituted Members. In connection with any Transfer of Units permitted by and in accordance with the terms of Article IX, the Transferee will become a Substituted Member on the later of (a) the effective date of such Transfer and (b) the date on which the Board approves such Transferee as a Substituted Member, and such admission will be shown on the books and records of the Company; provided that in connection with the Transfer of Units of a Member to a Permitted Transferee permitted under the terms of this Agreement, the Transferee will become a Substituted Member on the effective date of such Transfer.
X.2Additional Members. A Person may be admitted to the Company as a new Member after the Effective Date (an “Additional Member”) only upon furnishing to the Company (a) a Joinder Agreement and (b) such other documents or instruments as may be deemed necessary or appropriate by the Board. Such admission will become effective on the date on which the Board determines that the foregoing conditions have been satisfied and when any such admission is shown on the books and records of the Company.
Article XI
WITHDRAWAL AND RESIGNATION OF MEMBERS
No Member will have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company pursuant to Article XII without the prior written consent of the Board (which consent may be withheld by the Board), except as otherwise expressly permitted by this Agreement. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Sections 9.1 and 9.5, such

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Member will cease to be a Member. In the case of a Transfer by a Member of less than all such Member’s Units, such Member’s Capital Account (and corresponding voting and other rights) will be reduced proportionately for all other purposes hereunder upon the effective time of such Transfer.
Article XII
DISSOLUTION AND LIQUIDATION
XII.1Dissolution. The Company will not be dissolved by the admission of Additional Members or Substituted Members. The Company will dissolve, and its affairs will be wound up upon the first of the following to occur:
(a)10% Member Consent in accordance with Section 6.3(a) that the Company will dissolve and its affairs will be wound up;
(b)a reasonable period of time (taking into account, among other matters, the need to determine, pay or discharge, or make adequate provision for the payment or discharge of, contingent liabilities) after the consummation of a transaction or a series of related transactions that constitute a Sale Transaction under clause (i) of the definition thereof;
(c)at any time when there are no Members, unless the Company is continued without dissolution in the manner permitted by Section 18-801 of the Delaware Act; or
(d)the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.
Except as otherwise set forth in this Article XII, the Company is intended to have perpetual existence. An Event of Withdrawal will not cause dissolution of the Company (except as otherwise set forth in this Article XII), and the Company will continue in existence subject to the terms of this Agreement.
XII.2Liquidation and Termination. On the dissolution of the Company, the Board or its designee will act as liquidator or may appoint one or more representatives, Members or other Persons as liquidator(s). Until the final Distribution, the business and affairs of the Company will continue to be governed by the provisions of this Agreement, with the management of the Company continuing as provided in Article V. The liquidator(s) will proceed diligently to wind up the affairs of the Company and make final Distributions as provided herein and in the Delaware Act. The costs of liquidation will be borne as the Company’s expense. The steps to be accomplished by the liquidators are as follows:
(a)the liquidators will pay, satisfy or discharge from the Company’s funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may determine);

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(b)as promptly as practicable after dissolution, the liquidators will (i) determine the Fair Market Value (the “Liquidation FMV”) of the Company’s remaining assets (the “Liquidation Assets”) in accordance with Article XIII, (ii) determine the amounts to be distributed to each Member in accordance with Section 4.2, and (iii) deliver to each Member a statement (the “Liquidation Statement”) setting forth the Liquidation FMV and the amounts and recipients of such Distributions, which Liquidation Statement will be final and binding on all Members; and
(c)as soon as the Liquidation FMV and the proper amounts of Distributions have been determined in accordance with Section 12.2(b), the liquidator(s) will promptly distribute the Liquidation Assets to the applicable Members in accordance with Section 4.2. In making such distributions, the liquidator(s) will allocate each type of Liquidation Assets (i.e., cash or cash equivalents, securities, etc.) among the Members ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such Member; provided that if any securities are part of the Liquidation Assets, then each Member that is not an “accredited investor” (as such term is defined under the Securities Act) may, in the discretion of the liquidator(s), receive, and agrees to accept, in lieu of such securities, cash consideration with an equivalent value to such securities as determined by the liquidator(s) in accordance with Article XIII. Any non-cash Liquidation Assets will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which will be allocated in accordance with Section 4.3 and Section 4.4. If any Member’s Capital Account is not equal to the amount to be distributed to such Member pursuant to Section 12.2(b), then Profits and Losses for the Fiscal Year in which the Company is dissolved and, to the extent allowable, for the prior Fiscal Year, will be allocated among the Members in such a manner as to cause, to the extent possible under the Code, each Member’s Capital Account to be equal to the amount to be distributed to such Member pursuant to Section 12.2(b). The distribution of cash or property to a Member in accordance with the provisions of this Section 12.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all the Company property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.
Notwithstanding the foregoing, in the event of a Sale Transaction (or other similar transaction determined by the Board to be treated in a similar manner), such transaction will be treated as a liquidation under this Section 12.2 for purposes of determining the amounts distributable pursuant to this Section 12.2 and applying Article IV, and any items of gain or loss that would have been realized in connection with such transaction had such transaction involved a disposition of the Company’s assets will be taken into account (as nontaxable gain or loss) in determining Profits and Losses for the Fiscal Year in which such transaction occurs.
XII.3Securityholders Agreement. To the extent that equity securities of any Subsidiary are distributed to any Members and unless otherwise agreed to by the liquidator(s), such Members agree to enter into a securityholders agreement with such Subsidiary and each other Member that contains rights and restrictions in form and substance similar to the provisions and

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restrictions set forth herein (including in Article V and Article IX) to the extent requested by the Board.
XII.4Certificate of Cancellation. On completion of the distribution of the Liquidation Assets as provided herein, the Company will be terminated (and the Company will not be terminated prior to such time), and the Board or the liquidator(s) (or such other Person or Persons as the Delaware Act may require or permit) will file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company will be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 12.4 and in accordance with the Delaware Act.
XII.5Reasonable Time for Winding Up. A reasonable time will be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 12.2 in order to minimize any losses otherwise attendant upon such winding up.
XII.6Return of Capital. The liquidator(s) will not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return will be made solely from the Company assets).
Article XIII
VALUATION
XIII.1Exit Fair Market Value. The “Exit Fair Market Value” of each Unit will be the fair value of each such Unit, as determined by an independent “big four” accounting firm, or, if no such accounting firm is independent, such other independent third-party, nationally recognized, independent valuation agent (the “Independent Appraiser”) selected by the Board and mutually consented to by the Initial Members, to deliver a written determination of the Exit Fair Market Value of the Units based on such Unit’s Pro Rata Share as of the date (a) an Offer Notice was delivered, (b) the Company or any Major Investor that is not the Granting Member delivers a written notice to exercise its Default Call Right or (c) the Symbotic Member delivers a Sale Transaction Offer, as applicable (each, an “Exit Fair Market Value Determination Date”) (such determination to include a report setting forth all material analyses used in arriving at such determination, which, for the avoidance of doubt, such analyses shall assume a sale on arm’s-length terms, that the Units are transferred free of encumbrances, and taking into account any other factors that the Independent Appraiser reasonably believes should be taken into account) within 30 days of being engaged or such shorter time as the Independent Appraiser and the Board may reasonably determine. If the Board is unable to select an Independent Appraiser within 30 days of the Exit Fair Market Value Determination Date, or any Initial Member fails to consent to the Independent Appraiser selected by the Board within 30 days of such selection, then (i) each Initial Member will select its own third-party, nationally recognized, valuation agent (each, a “Member Appraiser”), (ii) the Member Appraisers shall, within 15 days, select a third independent third-party, nationally recognized, valuation agent and (iii) Exit Fair Market

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Value will be the arithmetical average of the two closest valuations (if any of the Appraisers provides a valuation range, the midpoint of the range shall be used for purposes of such calculation) divided by the number of the Company’s outstanding Units; provided that if the average of the highest and the lowest valuation is exactly the same as the third valuation, then the third valuation, divided by the number of the Company’s outstanding Units, shall be the Exit Fair Market Value. Each of the Initial Members are entitled to make submissions to the Independent Appraiser, including oral submissions, and will provide (or procure that the Company provides) the Independent Appraiser with such assistance and documents as the Independent Appraiser reasonably requests for the purpose of reaching a determination of the Exit Fair Market Value, subject to the Independent Appraiser agreeing to provide such confidentiality undertakings as the Initial Members or the Company, as applicable, may reasonably require. To the extent not provided for by this Section 13.1, the Independent Appraiser may, in its reasonable discretion, determine such other procedures to assist with the valuation as it considers appropriate, including (to the extent it considers necessary) retaining professional advisors to assist it in reaching its determination of the Exit Fair Market Value. The determination of the Independent Appraiser of the Exit Fair Market Value shall be final and binding on the Parties (absent manifest error or fraud); provided that such determination shall not change the other requirements of determining the Exit Fair Market Value. Each of the Initial Members shall bear its own costs in connection with the determination of an Exit Fair Market Value; provided that the Initial Members shall equally bear the fees and expenses of the Independent Appraiser.
XIII.2Fair Market Value. The “Fair Market Value” of assets as of any date will mean the fair value for such assets as between a willing buyer and a willing seller in an arm’s-length transaction occurring on the date of valuation as reasonably determined by the Board, taking into account all relevant factors determinative of value the Board reasonably deems relevant (including any transfer Taxes payable or discounts the Board deems reasonably relevant in connection with such sale), it being understood that the “Fair Market Value” of any security that is publicly traded means the average of the closing prices of the sales of the securities on all securities exchanges on which the securities may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such securities are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive Business Days prior to such day.

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Article XIV
GENERAL PROVISIONS
XIV.1Amendments; Waivers.
(a)Subject to (i) the right of the Board or the Company to amend this Agreement as expressly provided herein, (ii) any amendment pursuant to an Approved Sale, and (iii) any amendment pursuant to Section 3.3(e)(v), this Agreement may be amended or modified only with 10% Member Consent as set forth in Section 6.3(a), and such amendment or modification will be binding upon and effective as to each Member; provided that, if any amendment or modification changes the rights of the holders of the same class of Units to share ratably in Distributions of such class, then the Members holding a majority of the Units so differently treated must approve such amendment or modification; provided, further, that no amendment or modification will be effective without the consent of each Member that would be adversely affected by such amendment or modification if such amendment or modification (A) modifies the limited liability of a Member or (B) amends this Section 14.1. Any update to Schedule A, Schedule B or Schedule C made to reflect an action taken in accordance with this Agreement shall not be deemed an amendment to this Agreement requiring consent or approval pursuant to Section 6.3(a) or this Section 14.1(a) separate from any consent or approval required for the underlying action, if applicable.
(b)For the avoidance of doubt, this Agreement may be amended, supplemented, replaced, amended and restated or otherwise modified in compliance with this Section 14.1 upon or immediately following the consummation of a Sale Transaction approved in compliance with Section 5.4 (but only after giving effect to the provisions of this Agreement in connection with such Sale Transaction).
(c)No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. A waiver by the Company must be approved unanimously by the Board to be effective.
(d)In the event that either the SB Member or the Symbotic Member determines, in consultation with its own auditors, accounting and legal advisors, that such Member is required to consolidate the financial results of the Company within its own financial statements, the Company and the Members agree to use their reasonable best efforts to amend this Agreement to the extent necessary to enable each Initial Member not to consolidate the financial results of the Company within such Initial Member’s financial statements.
XIV.2Title to the Company’s Assets. The Company’s assets will be deemed to be owned by the Company as an entity, and no Member, individually or collectively, will have any ownership interest in such assets or any portion thereof. Legal title to any or all of such assets may be held in the name of the Company or one or more nominees, as the Board may determine. The Board declares and warrants that any of the Company’s assets for which legal title is held in the name of any nominee will be held in trust by such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement. All of the Company’s assets will

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be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held.
XIV.3Cumulative Remedies. Each Member and the Company will have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement and all of the rights that such Person has under any applicable Law will be cumulative and in addition to every other right, power or remedy such Person may have. Any Person having any rights under any provision of this Agreement or any other agreement contemplated will be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement or such other agreement and to exercise all other rights granted by applicable Law.
XIV.4Successors and Assigns. All covenants and agreements contained in this Agreement will bind and inure to the benefit of the Parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.
XIV.5Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein or if such term or provision could be drawn more narrowly so as not to be illegal, invalid, prohibited or unenforceable in such jurisdiction, it will be so narrowly drawn, as to such jurisdiction, without invalidating the remaining terms and provisions of this Agreement or affecting the legality, validity or enforceability of such term or provision in any other jurisdiction.
XIV.6Counterparts; Binding Agreement; Delivery by Electronic Means. This Agreement and each other agreement or instrument entered into in connection herewith (a) may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one Party, but each of which will be deemed an original and all of which together will constitute one and the same agreement binding on all the Parties and may be executed (b) by facsimile or electronic signature (including using Adobe Acrobat, Adobe Sign, DocuSign or similar means) and a facsimile or electronic signature (including using Adobe Acrobat, Adobe Sign, DocuSign or similar means) will constitute an original and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. This Agreement and all of the provisions hereof will be binding upon and effective as to each Person who (x) executes this Agreement in the appropriate space provided in the signature pages hereto notwithstanding the fact that other Persons who have not executed this Agreement may be listed on the signature pages hereto and (y) may from time to time become a party to this Agreement by executing a Joinder Agreement. At the reasonable request of any party hereto or to any other agreement or instrument entered in connection herewith, each other

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party hereto or thereto will re-execute original forms thereof and deliver them to all other Parties. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or an attachment to an email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.
XIV.7Disputes.
(a)This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware without regard to the conflict of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.
(b)Subject to Section 5.8 and the other terms of this Agreement, any controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof, whether arising in contract or tort, shall be settled by arbitration administered in accordance with the JAMS International Arbitration Rules. The number of arbitrators shall be three, one of whom shall be appointed by each of the Initial Members and the third of whom shall be selected by mutual agreement of the co-arbitrators with the input of the Initial Members, if possible, within 30 days of the selection of the second arbitrator and thereafter by the administering authority. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. The arbitration award rendered by the arbitrators shall be final and binding on the parties. Judgment on the award may be entered in any court having jurisdiction thereof.
(c)The parties to such arbitration shall keep any such arbitration confidential and shall not disclose to any Person, other than those necessary to the proceedings, the existence of the arbitration, any information, testimony or documents submitted during the arbitration or received from any other party, a witness or the arbitrators in connection with the arbitration, and any award, unless and to the extent that disclosure is required by Law or is necessary for permitted court proceedings, such as proceedings to recognize or enforce an award.
(d)The arbitrators shall award to the prevailing party its costs and expenses, including its reasonable legal fees and other costs of legal representation, as determined by the arbitrators. If the arbitrators determine a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the arbitrators may award the prevailing party a corresponding percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the arbitration.
(e)Any party may make an application to the arbitrators or to any court of competent jurisdiction seeking any interim measures, including injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

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(f)The procedures for the taking of evidence shall be governed by the IBA Rules on the Taking of Evidence in International Arbitration.
(g)The Parties waive any defense based on sovereignty, including immunity to arbitration, immunity to judicial proceedings to enforce or aid any such arbitration, and immunity to enforcement and execution of the award or any judgment thereon. This waiver includes pre-award and prejudgment attachments.
(h)An arbitral tribunal constituted under this Agreement, or JAMS at any time prior to the arbitral tribunal being constituted, may, at the request of a party to the arbitration proceeding, consolidate the arbitration proceeding with any other arbitration arising under this Agreement or any related agreements, if the arbitration proceedings raise common questions of law or fact, and consolidation would not prejudice the rights of any party. If two or more arbitral tribunals under such agreements issue consolidation orders, the order issued by the arbitral tribunal first constituted shall prevail. In addition, any party may bring claims under such agreements.
(i)The Company and the Members mutually consent and submit to the jurisdiction of the federal and state courts for New Castle County, Delaware for the purposes of confirming any arbitration award and entering judgment thereon pursuant to this Section 14.7, and irrevocably waive any objection to the laying of venue of any such Proceeding in such court or that any such court is an inconvenient forum. THE COMPANY AND THE MEMBERS ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THIS SECTION AND AGREE WILLINGLY TO ITS TERMS.
XIV.8Addresses and Notices. Any notice, consent, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person (as designated by such Person to receive any such notice or, in the absence of such designation, any officer of such Person) to whom the same is directed, (b) sent by nationally recognized overnight courier service (with tracking capability) or (c) via e-mail at the following addresses; provided that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one Business Day after email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 14.8:
if to the Board or the Company, then to:
GreenBox Systems LLC
[***]
Attn: [***]
Email: [***]

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with a copy (which shall not constitute notice) to:
Morrison & Foerster LLP
Shin-Marunouchi Building, 29th Floor
5-1, Marunouchi 1-Chome, Chiyoda-ku
Tokyo, Japan 100-6529
Attn: Kenneth A. Siegel
Email: ksiegel@mofo.com

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105-2482
Attn: Eric T. McCrath; Erik G. Knudsen
Email: emccrath@mofo.com; eknudsen@mofo.com

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attn:    Robert W. Downes
    Matthew B. Goodman
    Mimi Wu
Email: downesr@sullcrom.com
    goodmanm@sullcrom.com
    wum@sullcrom.com

if to any other Member, then to such Member at the address set forth on Schedule A, or in any case, to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
XIV.9Creditors. This Agreement is entered into among the Company and its Members for the exclusive benefit of the Company, the Members and their successors and assigns. None of the provisions of this Agreement will be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except to the extent as may be provided for under Section 3.3(d) with respect to Emergency Loans or under a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in the Company’s Profits, Losses, Distributions, capital or property other than its rights as a secured creditor expressly set forth in such separate written agreement. Notwithstanding the foregoing, the Indemnified Persons are intended third-party beneficiaries of Section 5.7 and will be entitled to enforce such provision (as it may be in effect from time to time). Notwithstanding anything herein to the contrary, nothing contained in this Agreement will affect, limit or impair the rights and remedies of any Member that is also a lender to the

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Company or any Subsidiary in its capacity as such lender. Without limiting the generality of the foregoing, any such Member, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will not have a duty to consider (a) its status as a Member of the Company or an indirect owner of any Subsidiary, (b) the interests of the Company or any Subsidiary, or (c) any duty it may have to any other direct or indirect Member of the Company, except as may be required under the applicable loan documents or by commercial Law applicable to creditors generally.
XIV.10No Waiver. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof will constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
XIV.11Further Action. The Parties agree to execute and deliver all documents, provide all information and take or refrain from taking further actions as may be reasonably necessary or appropriate to achieve the purposes and carry out the provisions of this Agreement, in each case as may be requested by the Board or any of the Initial Members.
XIV.12Expenses. Except as otherwise set forth herein or therein, each of the Company and the Initial Members will pay their own reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement or the other agreements contemplated by this Agreement.
XIV.13Not a Voting Trust. This Agreement is not a voting trust and should not be interpreted as such.
XIV.14Entire Agreement. This Agreement (including the exhibits, schedules, documents and instruments referred to herein), together with the Ancillary Agreements and subject to the conditions set forth therein, constitutes the entire agreement, and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement.
XIV.15Survival. Sections 4.6 (Indemnification and Reimbursement for Payments on Behalf of a Member), 5.7 (Indemnification), 6.1 (Limitation of Liability of Members), 6.6 (Confidentiality), 8.3 (Tax Controversies) and Sections 14.2 through 14.16 (General Provisions) will survive and continue in full force in accordance with their terms notwithstanding any termination of this Agreement or the dissolution of the Company.
XIV.16Securities Subject to Agreement. This Agreement will apply to (a) the Units held by the Members, as well as any Equity Securities hereafter acquired by any such Member (including any Units issued upon the exercise, conversion or exchange of any Equity Securities), and (b) any and all Equity Securities that may be issued in respect of, in exchange for or in substitution of other Equity Securities, by reason of any Unit dividend, split, reverse split, combination, reclassification, merger, recapitalization, unit or limited liability company interest exchange or other transaction. In addition, all references herein to specific numbers of Units or

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dollar amounts in respect of such Units, in each case, will be appropriately adjusted for any of the events set forth in this Section 14.16.
(Signature page follows)

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The undersigned have executed or caused to be executed on their behalf this Agreement as of the date first above written.
GREENBOX SYSTEMS LLC

By:    /s/ Vikas Parekh
Name: Vikas Parekh
Title: Manager

SUNLIGHT INVESTMENT CORP.

By:    /s/ Jared Roscoe
Name: Jared Roscoe
Title: Vice President & Treasurer

SYMBOTIC HOLDINGS LLC

By:    /s/ Richard B. Cohen
Name: Richard B. Cohen
Title: President and Chief Executive Officer

[Signature Page to Amended and Restated Limited Liability Company Agreement]

SCHEDULE 1.1
DEFINITIONS
“10% Member Consent” means the prior written consent or prior written waiver of (i) the Symbotic Member, (ii) the SB Member and (iii) any other Member that holds at least 10% of the Units.
“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 10.2.
“Admission Date” has the meaning set forth in Section 9.4(a).
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that, for the avoidance of doubt, none of (i) the SB Member and its Subsidiaries (or any Person that “controls” any of the foregoing), (ii) the Symbotic Member and its Subsidiaries (or any Person that “controls” any of the foregoing) and (iii) the Company and its Subsidiaries, if any, (or any Person that “controls” any of the foregoing) shall be deemed to be “Affiliates” of each other. For purposes hereof, any Subsidiary of the Company will be deemed an Affiliate of the Company.
“Agreement” has the meaning set forth in the Preamble.
“Ancillary Agreements” means each of the Framework Agreement, the Commercial Agreement and the Warrant.
“Annual Budget” has the meaning set forth in Section 5.6(a).
“Applicable Tax Rate” means, for any Taxable Year, the highest effective marginal combined federal, state and local income Tax rate applicable to a corporation or individual Member residing in Los Angeles, California or New York, New York (whichever is higher in such Taxable Year), taking into account (i) the character of the relevant tax items (including ordinary or capital), (ii) the deductibility of state and local income taxes for federal income tax purposes (but only to the extent such taxes are deductible under the Code), and (iii) any surtax or excise tax on income (including, for the avoidance of doubt, the Medicare surtax on certain net investment income), as reasonably determined by the Board. For the avoidance of doubt, the same Applicable Tax Rate will apply to all Members.
“Approved Sale” has the meaning set forth in Section 9.3(a).
“Assignee” means a Person to whom Units have been Transferred in accordance with the provisions of this Agreement and the other agreements contemplated by this Agreement, as applicable, but who has not become a Member pursuant to Article X.
“Available Cash” means, as of any relevant time of determination, to the extent able to be distributed under applicable Laws, an amount equal to (i) all cash and cash equivalents of the

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Company and its Subsidiaries (with respect to such Subsidiaries, limited to the Company’s proportionate share of such amounts based on its equity ownership interests in such Subsidiaries), minus (ii) cash or cash equivalents held in or attributable to a Permitted Reserve as determined by the Board in accordance with Section 4.2(c).
“Blocker Corporation” means a special purpose Person that (a) is classified as a corporation for U.S. federal income tax purposes that is an Affiliate of the SB Member (or any Transferee of the SB Member) and (b) was formed and at all times maintained exclusively for the purposes of owning, directly or indirectly, Units and has never conducted any business, or entered into any arrangement, in each case, other than in connection with its purchase and ownership of Units.
“Board” has the meaning set forth in Section 5.1.
“Board Capital Determination” has the meaning set forth in Section 3.3(a).
“Book Value” means, with respect to any asset, the asset’s adjusted tax basis for U.S. federal income tax purposes, except as follows:
(i)The initial Book Value of any asset contributed by a Member to the Company will be the gross Fair Market Value of such asset at the time of contribution, as determined by the contributing Member and the Company.
(ii)The Book Value of all Company assets may, as determined by the Board, be adjusted to equal their respective Fair Market Values, as determined by the Board, and, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), the resulting unrecognized profit or loss will be allocated to the Capital Accounts of the Members pursuant to Section 3.7 as of the following times: (A) the Distribution by the Company to a Member of more than a de minimis amount of Company assets, unless all Members receive simultaneous distributions of either undivided interests in the distributed property or identical Company assets in proportion to their interests in the Company; (B) the issuance by the Company of a noncompensatory option (as that term is used in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)); (C) the acquisition of an additional interest in the Company by any new or existing Member in exchange for the provisions of services to or for the benefit of the Company; and (D) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution.
(iii)The Book Value of any Company asset distributed to any Member will be adjusted to equal the gross Fair Market Value of such asset on the date of distribution.
(iv)The Book Value of Company assets will be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations

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Section 1.704-1(b)(2)(iv)(m); provided that the Book Values will not be adjusted pursuant to this subsection to the extent that an adjustment is required pursuant to subsection (ii) above in connection with a transaction that would otherwise result in an adjustment under this subsection (iv).
(v)The Book Value of any Company asset will be adjusted to reflect any cost recovery deductions claimed with respect to such asset.
“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required to close in New York, New York.
“Business Opportunity” has the meaning set forth in Section 6.5.
“Capital Account” means the capital account maintained for a Member pursuant to Section 3.7 and the other applicable provisions of this Agreement.
“Capital Call Notice” has the meaning set forth in Section 3.3(a).
“Capital Contributions” means, with respect to any Member, the amount of cash and the Fair Market Value of other property contributed or deemed contributed by a Member to the Company pursuant to Sections 3.2 and 3.3 and as set forth on Schedule A from time to time.
“Capital Contributions Default Rate” means, as of any date of determination, a variable rate per annum equal to (A) the greater of (x) the Secured Overnight Financing Rate most recently published by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate), on the website of the Federal Reserve Bank of New York currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York, and (y) zero percent, plus (B) 800 basis points per annum (but not in excess of the highest rate per annum permitted by Law), compounded on the last day of each Fiscal Quarter.
“Cause for Removal” means, with respect to any Manager, such individual (i) has been found by a court to be incapable of managing such individual’s own affairs, (ii) is an undischarged bankrupt, (iii) has been convicted of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal, (iv) has been convicted of an offense in connection with the promotion, formation or management of a corporation or unincorporated business or an offense involving fraud, (v) has been found to have been guilty of willful misconduct in the performance of such individual’s duties to the Company, or (vi) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects such individual’s ability to serve as Manager.
“Certificate” has the meaning set forth in the Recitals.
“Certificated Units” has the meaning set forth in Section 9.6.
“CFIUS” has the meaning set forth in Section 6.3(b)(ix).

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“Chairperson” has the meaning set forth in Section 5.2(f).
“Class A Holders” has the meaning set forth in Section 4.2(a)(ii).
“Class B Holders” has the meaning set forth in Section 4.2(a)(iii).
“Code” means the United States Internal Revenue Code of 1986.
“Commercial Agreement” has the meaning set forth in the Recitals.
“Common Unit” means a Unit having the rights and obligations specified with respect to a Common Unit in this Agreement.
“Company” has the meaning set forth in the Preamble.
“Confidential Information” has the meaning set forth in Section 6.6(a).
“Conflict of Interest” has the meaning set forth in Section 5.3(c).
“Covered Member” means any Member that is a Covered Person.
“Covered Person” means any “covered person” as defined in Rule 506 of the Securities Act.
“Credit Support” means (i) an Equity Commitment Letter, including the SB ECL, (ii) a customary letter of credit, with only administrative draw conditions, provided by a Qualified Institution or (iii) such other guarantee or financial security arrangement as is acceptable to the Board (acting unanimously) at the time such financial security is to be provided, in each case that is provided as set forth herein, on behalf of the applicable Member by a Qualified Institution (in the case of clause (ii)) or one or more of its Affiliates.
“Credit Support Provider” means (i) in respect of the SB Member or the Syndication Parties, SVF II Strategic Investments AIV LLC or such other Affiliate of the SB Member reasonably acceptable to the Board (acting unanimously) and (ii) in respect of any other Member, such other Person (including the Transferring Member in respect of a Transfer) that is providing credit support or other financial security on behalf of such Member that is acceptable to the Board (acting unanimously) for any Credit Support, at the time provided.
“Credit Support Release Date” means, in respect of any Member, the date which the Remaining Commitment Amount for such Member, or in the case of the SB Member, the SB Member and the Syndication Parties, is zero.
“CTA” means the Corporate Transparency Act (31 U.S.C. § 5336), enacted as part of the National Defense Authorization Act for Fiscal Year 2021.
“Cure Period” has the meaning set forth in Section 3.3(e)(ii).
“Default” has the meaning set forth in Section 3.3(e)(i).

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“Default Call Right” has the meaning set forth in Section 9.11(a)(iii).
“Default Notice” has the meaning set forth in Section 3.3(e)(i).
“Default Rate” means, as of any date of determination, a variable rate per annum equal to (A) the greater of (x) the Secured Overnight Financing Rate most recently published by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate), on the website of the Federal Reserve Bank of New York currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York, and (y) zero percent, plus (B) 500 basis points per annum (but not in excess of the highest rate per annum permitted by Law), compounded on the last day of each Fiscal Quarter.
“Defaulted Amount” has the meaning set forth in Section 3.3(e)(i).
“Defaulting Member” has the meaning set forth in Section 3.3(e)(i).
“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101 et seq.
“Disqualification Event” has the meaning set forth in Section 3.14.
“Disqualified Covered Member” has the meaning set forth in Section 3.15(a).
“Disqualified Designee” means any Covered Person to whom any Disqualification Event is applicable, except for a Disqualification Event to which Rule 506(d)(2)(ii), (d)(2)(iii) or (d)(3) promulgated under the Securities Act is applicable.
“Distribution” means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities and whether by liquidating distribution, redemption, repurchase or otherwise; provided that, notwithstanding the foregoing, none of the following will be deemed to be a Distribution hereunder: (i) any redemption or repurchase by the Company of any securities of the Company in connection with the termination of employment or other engagement of an employee or service provider of the Company or any of its Subsidiaries; (ii) any recapitalization, exchange or conversion of securities of the Company, and any subdivision (by unit split or otherwise) or any combination (by reverse unit split or otherwise) of any outstanding Units; (iii) any repurchase of Units pursuant to any right of first refusal or repurchase right in favor of the Company; and (iv) any redemption of Units from Members pursuant to the terms of this Agreement.
“Distribution Payment Date” means the day that is five Business Days following the delivery of the Available Cash statement contemplated by Section 4.2(a).
“Dual Hat Person” has the meaning set forth in Section 6.6(d).
“Effective Date” has the meaning set forth in the Preamble.
“Emergency” means an unplanned event, occurrence or condition (including any act of God, natural disaster, fire, condition endangering health and human safety, cyber-attack, war or

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terrorist attack) affecting the Company that has caused, or that poses an imminent risk of causing, (i) loss of life or serious bodily harm to any individual; or (ii) substantial damage to or destruction of any of the property owned or leased by the Company.
“Emergency Loan” has the meaning set forth in Section 3.3(d).
“Equity Commitment Letter” means an equity commitment letter delivered by a Credit Support Provider to such Member (with the Company as third-party beneficiary thereto), in a form that is reasonably acceptable to the Board, pursuant to which such Credit Support Provider has committed to provide equity commitments in the aggregate amounts set forth therein, for the purpose of funding the Member’s Capital Contributions.
“Equity Securities” means (i) any Units, capital stock, partnership, membership or limited liability company interests or other equity interests (including other classes, groups or series thereof having such relative rights, powers, duties, obligations and liabilities as may from time to time be established by the Board, including rights, powers, duties, obligations and liabilities different from, senior to or more favorable than existing classes, groups and series of Units, capital stock, partnership, membership or limited liability company interests or other equity interests, including any profits interests), (ii) obligations, evidences of indebtedness or other securities or interests, in each case, convertible or exchangeable into Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests, and (iii) warrants, options or other rights to purchase or otherwise acquire Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests. Unless the context expressly indicates otherwise, the term “Equity Securities” refers to Equity Securities of the Company.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.
“Exempt Transfer” has the meaning set forth in Section 9.1(d)(i).
“Exit Fair Market Value” has the meaning set forth in Section 13.1.
“Exit Fair Market Value Determination Date” has the meaning set forth in Section 13.1.
“Fair Market Value” means, with respect to any asset or equity interest, its fair market value determined according to Article XIII.
“Family Group” means, with respect to a Person who is an individual, (i) such individual’s executor or personal representative, spouse, domestic partner, child (natural or adopted), or any other direct lineal descendant of such Person (or his, her or their spouse or domestic partner), (ii) any trust, any trustee of which is such individual or such individual’s executor or personal representative or such individual’s children, spouse or domestic partner and which at all times is and remains solely for the benefit of such individual or such individual’s

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relatives or domestic partner, and (iii) any corporation, limited partnership, limited liability company or other tax flow-through entity the governing instruments of which provide that such individual or such individual’s executor or personal representative will have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole record and beneficial owners of stock, partnership interests, membership interests or any other equity interests are limited to such individual or the trusts described in clause (ii) above, in each of clauses (i) through (iii), whether by will or the laws of intestate succession.
“Fiduciary Duty Fallaway Date” has the meaning set forth in Section 5.5(d).
“Final Third Party Offer” has the meaning set forth in Section 9.10(c).
“Fiscal Quarter” means each fiscal quarter of the Symbotic Member, or such other quarterly accounting period as may be established by the Board or as required by the Code.
“Fiscal Year” means the one year period ending on the thirty-first of March of each year.
“Foreclosure Period” has the meaning set forth in Section 9.11(a)(i)
“Forfeiture Allocations” has the meaning set forth in Section 4.4.
“Framework Agreement” has the meaning set forth in the Recitals.
“Funded Commitment Amount” has the meaning set forth in Section 3.2(b).
“GAAP” means U.S. generally accepted accounting principles, in effect from time to time.
“Governmental Authority” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.
“Granting Member” has the meaning set forth in Section 9.11(a).
“Granting Member’s Financial Institutions” has the meaning set forth in Section 9.11(a).
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Indemnified Person” has the meaning set forth in Section 5.7(a).
“Independent Appraiser” has the meaning set forth in Section 13.1.
“Independent Manager” has the meaning set forth in Section 5.2(a)(iii).
“Independent Third Party” means, with respect to the Company and its Subsidiaries, any Person or group of Persons in which an Initial Member holds less than five percent of the voting securities of such Person or group of Persons and that is not otherwise an Affiliate of such Initial Member.

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“Initial Member Managers” means the SB Managers and the Symbotic Managers.
“Initial Members” means the SB Member and the Symbotic Member.
“Initial Public Offering” has the meaning set forth in Section 9.9(a).
“Initial SB Member” has the meaning set forth in the Preamble.
“Initial Symbotic Member” has the meaning set forth in the Preamble.
“In-Kind Contribution” shall mean an in-kind contribution made in accordance with Section 3.3(c) in lieu of a cash Capital Contribution to the Company of (i) Symbotic Systems delivered under and in accordance with the Commercial Agreement or (ii) such other property or services of the Symbotic Member or its Subsidiaries as the SB Member consents to treat as an In-Kind Contribution in its sole discretion.
“In-Kind Contribution Notice” has the meaning set forth in Section 3.3(c).
“IPO Restructuring” has the meaning set forth in Section 9.9(b)(i).
“IRR” means, with respect to one or more Units, as of any time of determination, the actual internal annualized rate of return based on (i) the aggregate amount of all Capital Contributions paid (or deemed to have been paid) to the Company in respect of such Unit(s) and (ii) all Distributions of cash and cash equivalents paid on such Unit(s) pursuant to this Agreement. IRR shall be calculated using the “XIRR” function in the most recent version of Microsoft Excel (or if such program is no longer available, such other software program for calculating the IRR reasonably determined by the Board) on the basis of the actual number of days elapsed over a 365- or 366-day year, as the case may be, and taking into account the respective dates of each such Capital Contribution and Distribution.
“Joinder Agreement” means a joinder to this Agreement in substantially the form attached as Exhibit A or such other form as is reasonably acceptable to the Board.
“Law” means any statute, law, treaty, ordinance, regulation, directive, rule, code, executive order, injunction, judgment, decree, writ, order or other requirement, including any successor provisions thereof, of any Governmental Authority.
“Liens” means all options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, transfer restrictions, liens, claims, mortgages, security interests, indentures, equities, covenants, rights of way, and other encumbrances of every kind and nature whatsoever, including any arrangements or obligations to create any such encumbrance, whether arising by agreement, operation of law or otherwise.
“Liquidation Assets” has the meaning set forth in Section 12.2(b).
“Liquidation FMV” has the meaning set forth in Section 12.2(b).
“Liquidation Statement” has the meaning set forth in Section 12.2(b).

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“Lock-Up Period” has the meaning set forth in Section 9.1(b).
“Losses” means items of Company loss and deduction determined in accordance with Section 704(b) of the Code and the Capital Account maintenance rules under Treasury Regulations Section 1.704-1(b)(2)(iv).
“Major Investors” means: (i) the SB Member, so long as the SB Member holds at least 10% of the Units; (ii) the Symbotic Member, so long as the Symbotic Member holds at least 10% of the Units; and (iii) any other Member that owns at least 20% of the Units and is responsible for a corresponding portion of the Remaining Commitment Amount.
“Major Investor Approval” has the meaning set forth in Section 6.3(b).
“Manager” means a Manager serving on the Board at any given time, who, for purposes of the Delaware Act, will not be deemed a “manager” (as defined in the Delaware Act) but will be subject to the rights, obligations, limitations and duties expressly set forth in this Agreement.
“Member” means each of the Persons listed as a Member on Schedule A, and any Person admitted to the Company as a Substituted Member or Additional Member in accordance with the provisions of this Agreement; but in each case only for so long as such Person is shown on the Company’s books and records as the owner of one or more Units.
“Member Appraiser” has the meaning set forth in Section 13.1.
“Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulations Section 1.704-2(d).
“Newco” has the meaning set forth in Section 9.9(b)(i).
“Non-Defaulting Member” has the meaning set forth in Section 3.3(e)(i).
“Offer Notice” has the meaning set forth in Section 9.2(a).
“Offer Period” has the meaning set forth in Section 9.2(a).
“Offered Units” has the meaning set forth in Section 9.2(a).
“Offering Member” has the meaning set forth in Section 9.2(a).
“Officers” means each person designated as an officer of the Company to whom authority and duties have been delegated pursuant to Section 5.5, subject to any resolution of the Board appointing or removing such person as an officer or relating to such appointment.
“Operating Plan” has the meaning set forth in Section 5.6(a).
“Original Certificate” has the meaning set forth in the Recitals.
“Original LLCA” has the meaning set forth in the Recitals.

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“Original LLCA Effective Date” has the meaning set forth in the Recitals.
“Party” has the meaning set forth in the Preamble.
“Partnership Representative” means the “partnership representative” as such term is defined in Section 6223 of the Code.
“Permitted Liens” means the following Liens: (i) Liens for current taxes, assessments or other governmental charges not yet delinquent, or which may be hereafter paid without penalty or that the taxpayer is contesting in good faith through appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (ii) mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s or other like common law, statutory or consensual Liens arising or incurred in the ordinary course of business and which do not materially impair the present use and operation of, or materially and adversely affect the value of, the assets to which they relate or deposits to obtain the release of such Liens; (iii) with respect to leasehold interests, mortgages and other Liens incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of any real property subject to a lease; (iv) zoning, building, subdivision, entitlement, conservation restriction and other land use and environmental regulations, easements, covenants, rights of way or other similar requirements or restrictions, none of which (A) materially and adversely interfere with the present uses of the real property or (B) materially and adversely affect the value of the specific parcel of real property to which they relate; (v) zoning promulgated by Governmental Authorities; and (vi) non-exclusive licenses or sublicenses under intellectual property rights owned by or licensed to the Company granted to any licensee in the ordinary course of business.
“Permitted Reserves” has the meaning set forth in Section 4.2(c).
“Permitted Security Interest” has the meaning set forth in Section 9.11(a).
“Permitted Syndication” has the meaning set forth in Section 9.1(c).
“Permitted Syndication Party” means each of the Persons set forth on Schedule C, which may be updated from time to time by mutual consent of the SB Member and the Symbotic Member in writing.
“Permitted Transferee” means (i) with respect to any Person who is an individual, any member of such Person’s Family Group who executes a Joinder Agreement, (ii) with respect to the SB Member, any Affiliate of the Initial SB Member that is not a Portfolio Company, (iii) with respect to the Symbotic Member, any Affiliate of the Initial Symbotic Member, and (iv) with respect to any other Member, an Affiliate of such Member.
“Person” means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Authority.
“Plan” means an equity incentive plan to be adopted by the Board with such provisions as the Board may determine.

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“Portfolio Company” means an entity in which the SB Member or an Affiliate holds voting stock that is primarily engaged in the operation of a business that primarily derives its revenues from the sale of products or the provision of services to customers.
“Preemptive Rights Exercise Notice” has the meaning set forth in Section 3.6(d).
“Preemptive Rights Holder” means any Initial Member, to the extent such Initial Member remains a Major Investor.
“Preemptive Rights Notice” has the meaning set forth in Section 3.6(c).
“Preemptive Rights Portion” has the meaning set forth in Section 3.6(a).
“Preemptive Securities” means, collectively, any Equity Securities of the Company offered for sale by the Company.
“Pro Rata Share” means, with respect to each Unit, the proportionate amount such Unit would receive if an amount equal to the Total Equity Value were distributed to all Units in accordance with the distribution provisions of Section 4.2, in each case as determined by the Board.
“Proceeding” means any judicial, administrative or arbitral action, lawsuit or proceeding (in each case, public or private).
“Profits” means items of Company income and gain determined in accordance with Section 704(b) of the Code and the Capital Account maintenance rules under Treasury Regulations Section 1.704-1(b)(2)(iv).
“Public Offering” means (i) any underwritten sale of common equity securities of a Person (or any successor thereto, whether by merger, conversion, consolidation, recapitalization, reorganization or otherwise) pursuant to an effective registration statement under the Securities Act filed with the U.S. Securities and Exchange Commission on Form S-1 or S-3 (or any successor forms adopted by the U.S. Securities and Exchange Commission); (ii) a direct listing, or (iii) a business combination transaction with a special purpose acquisition company; provided that the following will not be considered a Public Offering: (A) any issuance of common equity securities in connection with and as consideration for a merger or acquisition; and (B) any issuance of common equity securities or rights to acquire common equity securities to employees, officers, directors, consultants or other service providers of the Company or any of its Subsidiaries or others as part of an incentive or compensation plan, agreement or arrangement. Unless otherwise indicated herein, “Public Offering” will refer to a Public Offering of the common equity securities of the Company (or its successor).
“Qualified Institution” means a domestic office of a commercial bank or trust company organized under the laws of the United States (or any State or political subdivision thereof) that: (i) has assets of at least $50,000,000,000; (ii) has a credit rating of at least (A) A3 from Moody’s or (B) A- from S&P or Fitch; and (iii) is not an Affiliate of the Member on whose behalf such commercial bank or trust company is proposed to issue any Credit Support.

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“Regulatory Allocations” has the meaning set forth in Section 4.4.
“Related Party” means, with respect to any Person, any Affiliate of such Person, and, if such Person is an individual, any member of the Family Group of such Person; provided that Richard Cohen and each of his Related Parties shall be deemed to be Related Parties of the Symbotic Member.
“Remaining Commitment Amount” has the meaning set forth in Section 3.2(b).
“Requested Capital Call” has the meaning set forth in Section 3.3(b)(i).
“Requested Capital Call Acceptance” has the meaning set forth in Section 3.3(b)(ii).
“Requested Capital Call Notice” has the meaning set forth in Section 3.3(b)(ii).
“Required Commitment Amount” has the meaning set forth in Section 3.2(b).
“Required Commitment Amount Capital Call Notice” has the meaning set forth in Section 3.3(e)(i).
“Residual Information” has the meaning set forth in Section 6.6(e).
“Right of First Offer” has the meaning set forth in Section 9.2(a).
“ROFO Exercise Notice” has the meaning set forth in Section 9.2(b).
“ROFO Rightholder” has the meaning set forth in Section 9.2(a).
“Rule 506(d) Related Party” means, with respect to any Member, a Person that is a beneficial owner of such Member’s securities for purposes of Rule 506(d) of the Securities Act.
“Sale Notice” has the meaning set forth in Section 9.10(a).
“Sale Transaction” means a transaction or series of transactions involving either: (i) the sale, lease, Transfer, conveyance or other disposition, in one transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or Transfer of securities of one or more of the Company’s Subsidiaries), to an Independent Third Party or group solely of Independent Third Parties for value, of all or substantially all of the assets of the Company (including the Equity Securities of one or more Subsidiaries) and its Subsidiaries, on a consolidated basis; (ii) a transaction or series of transactions (including by way of merger, consolidation, recapitalization, reorganization or Transfer of securities by the holders of securities of the Company) with an Independent Third Party or group solely of Independent Third Parties, the result of which is that the Members immediately prior to such transaction are (after giving effect to such transaction) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of Equity Securities representing the right to receive more than 50% of the capital and more than 50% of the profits of the Company; or (iii) a similar transaction with a like economic effect. A SPAC Transaction shall

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not be deemed a Sale Transaction. Notwithstanding the foregoing, no such transaction or series of related transactions (including by way of merger, consolidation, recapitalization, reorganization, sale of securities or otherwise, including a business combination with a special purpose acquisition company) in connection with a Public Offering will be deemed a Sale Transaction.
“Sale Transaction Offer” has the meaning set forth in Section 9.10(a).
“SB ECL” has the meaning set forth in Section 3.4(a).
“SB Managers” has the meaning set forth in Section 5.2(a)(i).
“SB Member” has the meaning set forth in the Preamble.
“Securities Act” means the Securities Act of 1933.
“Securities Exchange Act” means the Securities Exchange Act of 1934.
“Sharing Percentage” means, as to each Member as of any date of determination, a fraction (represented as a percentage) the numerator of which is the number of Units held by such Member and the denominator of which is the aggregate number of all issued and outstanding Units, in each case, on a look-through and “as-if-converted” basis. For the avoidance of doubt, as of the Effective Date, each Member’s Sharing Percentage is set forth on Schedule A.
“SPAC” means any publicly traded blank check company or special purpose acquisition company or vehicle pursuing an initial business combination or any Subsidiary thereof that, immediately prior to the consummation of the initial business combination transaction, (i) has no material assets (other than proceeds from its initial public offering, the private placement of securities in connection therewith and working capital loans made by such company’s sponsor, management team or their respective Affiliates), (ii) has no material liabilities or obligations (other than ordinary course payables to vendors, professionals, consultants and other advisors, deferred underwriting fees incurred in connection with its initial public offering and otherwise to the extent arising from the rights of the company’s public shareholders to redeem their shares and receive liquidating distributions under specified circumstances) and (iii) is not an Affiliate of an Initial Member.
“SPAC Transaction” means (i) a transaction or series of related transactions, by merger, consolidation or other business combination, including in an “Up-C” transaction, pursuant to which a majority of the business, assets or divisions of the Company or any successor thereto or Subsidiary thereof is combined with that of a SPAC, regardless of the percentage of the Members’ ownership interest in the entity resulting from or surviving such merger, consolidation or other business combination, (ii) the sale, transfer, exchange or other disposition of all or a majority of the business, assets, divisions or voting securities of the Company or any successor thereto or Subsidiary thereof to a SPAC, whether by way of merger, consolidation or otherwise, or (iii) a restructuring, recapitalization or similar transaction resulting in the combination of the Company or any successor thereto or Subsidiary thereof with a SPAC, in each case, (A) as a

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result of which the surviving entity (or its parent entity) is listed on a United States national securities exchange with Equity Securities registered under Section 12(b) of the Securities Exchange Act and (B) the consideration payable in such transaction to the Members shall be solely cash or publicly traded Equity Securities (including earnout consideration payable in cash or publicly traded Equity Securities).
“Special Call Right” has the meaning set forth in Section 3.15(a)(i).
“Specified Persons” has the meaning set forth in Section 6.5(a).
“Steering Committee” has the meaning set forth in Section 5.8(a).
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, and without limitation, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or will be or control the manager, managing member, managing director (or a board comprised of any of the foregoing) or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, any controlled Affiliate of a Person will be deemed to be a Subsidiary of such Person. For purposes hereof, references to a “Subsidiary” of any Person will be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 10.1.
“Supplemental Indemnification Rights” has the meaning set forth in Section 5.7(b).
“Symbotic Competitor” means each of the Persons set forth on Schedule B and their Subsidiaries and respective successors, which may be updated from time to time by mutual consent of the SB Member and the Symbotic Member in writing, such consent not to be unreasonably withheld.
“Symbotic Managers” has the meaning set forth in Section 5.2(a)(ii).
“Symbotic Member” has the meaning set forth in the Preamble.

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“Symbotic Systems” has the meaning set forth in the Commercial Agreement, excluding the Symbotic System Software and all related components.
“Syndication Party” has the meaning set forth in Section 9.1(c)
“Tax” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, surplus line, excess, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any Transferee liability and any interest, penalties or additions to tax or additional amounts in respect of the foregoing.
“Tax Basis Differential” means an amount equal to the difference (expressed as a positive number) between (i) the Company’s tax basis in the Symbotic Systems acquired by the Company (or its Affiliates) from the Symbotic Member (or its Affiliates) pursuant to the Commercial Agreement as of the date of the relevant acquisition (taking into account the tax treatment of the Warrant as a rebate as described in Section 8.4) and (ii) the tax basis that the Company would have had in such Symbotic Systems as of the date of the relevant acquisition if no such rebate had been made.
“Tax Distribution” has the meaning set forth in Section 4.1.
“Taxable Year” means the Company’s accounting period for federal income Tax purposes determined pursuant to Section 8.2.
“Taxing Authority” means any federal, state, local or foreign governmental authority with responsibility for the collection or enforcement of any Tax.
“Temporary Independent Manager” has the meaning set forth in Section 5.2(e).
“Third Party Offer” has the meaning set forth in Section 9.10(c).
“Third Party Purchaser” has the meaning set forth in Section 9.2(c).
“Third Party Sale” has the meaning set forth in Section 9.2(c).
“Third Party Sale Period” has the meaning set forth in Section 9.2(c).
“Total Equity Value” means, as reasonably determined by the Board and as applicable, (i) the aggregate net proceeds (net of all Taxes, costs and expenses incurred by the Company (excluding, for the avoidance of doubt, any Taxes incurred by Members of the Company) in connection with such transaction and any amounts reserved by the Board with respect to any contingent or other liabilities, or the amounts of deferred, escrowed, withheld, adjusted or contingent consideration) that would be received by the Members in connection with any Sale Transaction or other transaction if such proceeds were distributed in accordance with the distribution provisions of Section 4.2, or, if different, (ii) the aggregate proceeds that would be received by the Members if: (A) all of the assets of the Company and its Subsidiaries (on a

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consolidated basis) were sold at their Fair Market Value on arm’s-length terms, with neither the seller nor the buyer being under compulsion to buy or sell such assets; (B) the Company and its Subsidiaries satisfied and paid in full all of their respective obligations and liabilities (including all Taxes of the Company and its Subsidiaries (excluding, for the avoidance of doubt, any Taxes incurred by Members of the Company), costs and expenses incurred in connection with such transaction and any amounts reserved by the Board with respect to any contingent or other liabilities, or the amounts of deferred, escrowed, withheld, adjusted or contingent consideration); and (C) such net sale proceeds were then distributed in accordance with the distribution provisions of Section 4.2, all as reasonably determined by the Board.
“Transaction Committee” has the meaning set forth in Section 9.10(a).
“Transfer” means any direct or indirect sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a participation interest in, grant of a security interest or other disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof or an offer or agreement to do the foregoing, but excluding any conversion or redemptions of Equity Securities by the Company and any merger or consolidation of the Company. The terms “Transferee,” “Transferor,” “Transferred” and other forms of the word “Transfer” will have the correlative meanings.
“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.
“Unit” means a limited liability company interest in the Company of a Member or an Assignee in the Company representing a fractional part of the interests in Profits, Losses and Distributions of the Company; provided that any class, group or series of Units issued will have the relative rights, powers, duties, obligations and liabilities set forth in this Agreement.
“Warrant” means that certain Warrant to Purchase Class A Common Stock issued by Symbotic Inc. to the Initial SB Member on the Original LLCA Effective Date.

4859-2554-6723 v.3

EXHIBIT A
FORM OF JOINDER AGREEMENT
TO
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
This JOINDER TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Joinder Agreement”) is dated as of [●] between GREENBOX SYSTEMS LLC, a Delaware limited liability company (the “Company”), and [●] (“New Member”).
The Company has entered into the Amended and Restated Limited Liability Company Agreement of GreenBox Systems LLC, a Delaware limited liability company, dated as of September 25, 2024, among the Company and its Members, a copy of which is attached hereto as Annex I (as amended, supplemented, replaced or otherwise modified from time to time, the “LLC Agreement”). Pursuant to the terms of the LLC Agreement, the New Member is required to execute this Joinder Agreement for the purposes of making the New Member a party to the LLC Agreement. The New Member has agreed to execute this Joinder Agreement in consideration of the receipt of the New Member’s Interest.
The Company and the New Member agree as follows:
1.Defined Terms. All capitalized, undefined terms used in this Joinder Agreement have the meanings assigned thereto in the LLC Agreement.
2.Joinder of New Member. The New Member hereby agrees to become a party to the LLC Agreement with all right, title and interest as a [●] Member thereunder and subject to all of the terms and conditions thereof. The New Member’s notice address for purposes of Section 14.8 of the LLC Agreement is [●].
3.Acknowledgement. With the execution and delivery of this Joinder and entry into the LLC Agreement, the New Member hereby acknowledges that (a) such New Member is a sophisticated investor and has been represented by counsel in connection with entry into the LLC Agreement, (b) such New Member has reviewed Section 5.5(d) of the LLC Agreement and (c) to the fullest extent permitted by applicable Law, including, for the avoidance of doubt, Section 18-1101(c) of the Delaware Act, and except as expressly contemplated by this Agreement or any other agreement entered into between a Manager and any Member or the Company or any of its Subsidiaries, no Manager shall have any duty (including any fiduciary duty) in such capacity as Manager otherwise applicable at law or in equity to the Company or such New Member with respect to or in connection with the Company or the Company’s business or affairs.
The Company and the New Member have executed this Joinder Agreement as of [●].
[INSERT SIGNATURE BLOCK
FOR NEW MEMBER]

Accepted and acknowledged as of [●] by:
GREENBOX SYSTEMS LLC
By:
Name:
Title: